As filed with the Securities and Exchange Commission on January 31, 2001

                          Registration No. 333-49520

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              AMENDMENT NO. 1 TO
                                   FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            Chineseinvestors.com, Inc.
-------------------------------------------------------------------------------
                (Name of small business issuer in its charter)

      Indiana                        7374                      35-2089868
----------------------    ----------------------------   ----------------------
(State or jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or       Classification Code Number)     Identification No.)
 organization)


411 E. Huntington Dr., #313, Arcadia, CA  91006   (626) 254-9018
-------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


411 E. Huntington Dr., #313, Arcadia, CA  91006   (626) 254-9018
-------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


Mr. Warren Wei Wang, President, 411 E. Huntington Dr., #313, Arcadia, CA
91006, (626) 254-9018
-------------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===============================================================================
Title of Each Class of    Amount        Proposed     Proposed    Amount of
Securities Being          Being         Maximum      Maximum     Registration
Registered                Registered    Offering     Aggregate   Fee
                                        Price Per    Offering
                                        Unit (1)     Price(1)
-------------------------------------------------------------------------------
Shares of Common Stock    1,212,650     $2.50        $3,031,625  $800.35

-------------------------------------------------------------------------------
TOTAL                                                $3,031,625  $800.35

===============================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

     We hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED January 31, 2001

                           CHINESEINVESTORS.COM, INC.

                       1,212,650 Shares of Common Stock

We are registering 1,212,650 shares of our Common Stock, par value $.001 per share, on behalf of the selling shareholders identified under the heading "Selling Security Holders" in this prospectus. We will not receive any portion of the proceeds from the resale of the shares registered on behalf of the selling shareholders. For information on the methods of sale of the shares we are registering on behalf of the selling shareholders, refer to the discussion under the heading "Plan of Distribution."

Prior to this offering, no public market has existed for shares of our common stock. We cannot guarantee that a trading market in the shares of our common stock will ever develop. We plan to have our common stock quoted on the OTC Bulletin Board.

Investing in our Common Stock involves high risks. Investors may lose their entire investment.

Neither the Securities and Exchange Commission nor any state securities commission approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -----------------
                               TABLE OF CONTENTS
                               -----------------

Prospectus Summary .....................................................  4
Summary Financial Data .................................................  6
Risk Factors ...........................................................  7
Use Of Proceeds ........................................................ 18
Capitalization ......................................................... 18
Management's Discussion And Analysis Of Financial
  Condition and results of operations .................................. 19
Business Strategies .................................................... 23
Management ............................................................. 29
Executive Compensation ................................................. 30
Employment Agreements .................................................. 30
Indemnification Of Directors And Officers .............................. 31
Market For Common Equity And Related Stockholder Matters ............... 31
Certain Transactions ................................................... 31
Principal Stockholders ................................................. 32
Description Of Securities .............................................. 33
Shares Eligible For Future Sale ........................................ 34
Plan Of Distribution ................................................... 35
Selling Security Holders ............................................... 35
Legal Proceedings ...................................................... 41
Legal Matters .......................................................... 41
Experts ................................................................ 41
Additional Information ................................................. 41
Index To Financial Statements .......................................... 42
Glossary ............................................................... 59
Part II ................................................................ 60

                              PROSPECTUS SUMMARY

Our Business

     Chineseinvestors.com develops, markets and supports Chinese language based financial Internet portal for the Chinese speaking people worldwide. We have established a presence on the Internet with our investment and financial portal located at www.chineseinvestors.com. We believe the Chinese speaking online community is growing and is becoming a significant market segment. According to Forrester Research Inc., in 1999 64% of Asian Americans were online and increased to 68% in 2000. Our objective is to become a provider of real time news (in Chinese) content on publicly traded companies and e-commerce products for sale like books on our web site. We anticipate our financial Internet portal will become an important tool for companies seeking investors to reach the Chinese speaking online community worldwide. By advertising on our web site, companies can reach Chinese speaking online community worldwide. The advertisement may be read by our members and visitors to our web-site.


     We launched Chineseinvestors.com web site in June of 1999 offering free investment and financial information. In April of 2000, we began a paid member service "Gold Member" at the subscription price of $29.95 for one month, $80.95 for three months, $159.95 for six months, $239.95 for nine months, and $287.95 for twelve months. We began receiving revenues from
advertisers in March 2000.    For the year ended May 31, 2000, we received
$37,015 in revenue from membership subscriptions and product sales and $48,478 in revenue from advertising sales. For the three months ended August 31, 2000, we received $113,624 in revenue from membership subscriptions and product sales and $114,428 in revenue from advertising sales. In October 2000 we launched a weekly report "Wall Street Weekly" at a subscription price of $60.00 for three months, $99.00 for six months, and $149.00 for 12 months. As of December 20, 2000 Chineseinvestors.com has 1,200 "Gold Members" and 350 "Wall Street Weekly" subscribers. In June 2001 Chineseinvestors.com intends to offer additional "premium membership" subscription services. We have limited financial resources and operating history in providing products and services through our Chineseinvestors.com web-site. Our ability to implement our business plan is dependent upon our ability to raise additional capital. We can not assure you that we will have adequate source of funds to develop, maintain or expand our business.

     Chineseinvestors.com will provide a one-stop gateway to the Internet that aggregates, organizes and delivers information to meet the needs of the Chinese speaking investors online community worldwide. We also plan to continuously enhance the offerings on our financial portal, including new audio and video features. By making a selections on the web-site, you can hear the market summary report. In 2001 we intend to offer a video option where you can hear and see the person presenting the report. We intent to offer new features to our web site to increase traffic, some of the new features may include "News Pro" a page that updates news as news happens, "Retirement Center" a page for people to get information about IRA's and saving money, and the "Loan Center" a page where people can obtain information about various types of loans. By continuously adding new features, we expect to increase traffic to our financial Internet portal, develop a loyal base of subscribers and users, and attract new sponsors and advertisers.

	We have a history of significant losses. For the year ended May 31, 2000, we had a net loss of $1,971,482. We anticipate incurring substantial operating losses and negative operating cash flow in the foreseeable future. As of August 31, 2000, we had an accumulated deficit of $2,088,752. Our auditor has raised substantial doubt about our ability to continue as a going concern due to our significant loss from operations. We intend to seek additional capital from private investors to fund our activities.

	We operate in a highly competitive market with low barriers to entry. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do.

Our Corporate History

     We were incorporated on January 6, 1997 in the State of Indiana under the corporate name "MAS Acquisition LII Corp." Prior to June 12, 2000, we were a blank check company seeking a business combination with unidentified business.

     On June 12, 2000, we acquired 8,200,000 shares of common stock, representing 100% of the outstanding shares of Chineseinvestors.com, Inc., which was incorporated in the State of California on June 15, 1999. In connection with this acquisition, Aaron Tsai, our former sole officer and director was replaced by Chineseinvestors.com, Inc.'s officers and directors. The stockholders of Chineseinvestors.com, Inc. were issued 8,200,000 shares of our common stock, or approximately 96% of our total outstanding common shares after giving effect to the acquisition. Chineseinvestors.com, Inc. became a wholly owned subsidiary and we changed our name to Chineseinvestors.com, Inc. Immediately prior to the acquisition of Chineseinvestors.com, Inc. MAS Capital Inc. returned 8,200,000 shares of common stock for cancellation without any consideration. The purpose of the reorganization of Chineseinvestors.com, Inc. is to increase the number of shareholders in anticipation for the development of a secondary trading market for the shares of our common stock.

     Our principal executive offices are located at 411 E. Huntington Dr., #313, Arcadia, CA 91006. Our telephone number is (626) 254-9018

                                  THE OFFERING

Common Stock Offered
     by Selling Shareholders ............1,212,650

Use of Proceeds .........................We will not receive any proceeds from the sale of the shares of common
                                         stock.

Risk Factors ............................For a discussion of certain factors you should consider before buying
                                         shares of our common stock, see "Risk
                                         Factors."

Dividend Policy .........................We do not intend to pay dividends on our common stock. We plan to retain
                                         any earnings for use in the
operations
                                         of our business and to fund future
                                         growth.

                             SUMMARY FINANCIAL DATA

     The following table summarizes the historical consolidated financial data for our business. The income statement data and balance sheet data for the year ended May 31, 2000, are the operations of Chineseinvestors.com, Inc., the company we acquired on June 12, 2000. The income statement data and balance sheet data set forth below for the three months ended August 31, 1999 and August 31, 2000 are derived from our unaudited financial statements as August 31, 2000, included at the end of this prospectus.

Balance Sheet Data:
                                 May 31, 2000               August 31, 2000
------------------------------   ------------------   --------------------------
Current assets                   $  139,625           143,532
Working Capital                     120,114           126,623
Current liabilities                  19,511            16,909
Total stockholders' equity          153,018           160,748

Statement of Operations Data:    For the Year Ended   For the Three Months Ended   For the Three Months Ended
                                    May 31,2000            August 31, 1999              August 31, 2000
------------------------------   ------------------   --------------------------   --------------------------
Revenue                          $   85,493           $        -                   $  228,052
Operating expenses                2,056,975              123,262                      345,321
Net income (loss)                (1,971,482)            (123,262)                    (117,269)
Weighted average shares
  outstanding - basic and fully
  diluted                         6,980,203            5,471,667                    8,316,850
Net (loss) per share - basic and
  fully diluted                       (0.28)               (0.02)                       (0.01)


                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. The risks described below are not the only ones facing our company. Additional risks may also impair our business operations. If any of the following risks occur, our business, results of operations or financial condition could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and the notes to those statements.

     This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY

     We commenced our operations on June 15, 1999 offering free investment and financial information on our web site. We began receiving revenues from advertisers in March 2000. For the year ended May 31, 2000, we received $37,015 in revenue from membership subscriptions and product sales and $48,478 in revenue from advertising sales. For the three months ended August 31, 2000, we received $113,624 in revenue from membership subscriptions and product sales and $114,428 in revenue from advertising sales. In October 2000 we launched a weekly report "Wall Street Weekly" at a subscription price of $60.00 for three months, $99.00 for six months, and $149.00 for 12 months. Accordingly, we have only a limited operating history upon which you can evaluate our business and prospects. An investor in our common stock must consider the risks, expenses and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, including Chinese language based Internet portal companies.

WE HAD A NET LOSS OF $1,971,482 FOR THE YEAR ENDED MAY 31, 2000 AND AN ACCUMULATED DEFICIT OF 2,088,752 AS OF AUGUST 31, 2000 AND WE ANTICIPATE LOSSES WILL CONTINUE

     As of August 31, 2000, we had an accumulated deficit of $2,088,752. We had a net loss for the year ended May 31, 2000 of $1,971,482 which represent 2,306% of our revenue. We expect to continue to incur net losses in 2000 and subsequent fiscal periods. We expect to continue to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. In the near future, we expect our operating expenses to be lower than historical level. If we receive additional funding, we expect our operating expenses to be higher than the historical level depending on the amount of additional funding. We believe that the available cash and anticipated cash flow from operations will be sufficient to satisfy the Company's anticipated capital requirements through end of September 2001. Accordingly, we anticipate that we will require additional financing to continue operations and pursue our plans for expansion. Such financing may take the form of the issuance of common stock or preferred stock or debt securities, or may involve bank or other lender financing. We cannot assure you that we will be able to obtain such additional financing on a timely basis, on favorable terms, or at all. Failure to obtain additional financing raises substantial doubt about the Company's ability to continue as a going concern.

WE DEPEND ON OUR EDITORS

     Our future success depends substantially upon the continued efforts of our editors to produce original, timely, comprehensive and trustworthy content. If we lose the services of our editors, our business, results of operations and financial condition could be materially and adversely affected.

WE FACE INTENSE COMPETITION FOR CUSTOMERS, ADVERTISERS, CONTENT, AND EMPLOYEES

     An increasing number of financial news and information sources compete for consumers' and advertisers' attention and spending. We expect this competition to continue to increase. We will compete for advertisers, users, staff and outside contributors with many types of companies, including:

  * online services or web sites focused on business, finance and investing, such as MarketWatch.com, The Wall Street Journal Interactive Edition and The Motley Fool;

  * publishers and distributors of traditional media, including print, radio and television, such as The Wall Street Journal, Fortune, Bloomberg Business Radio and CNBC;

  * providers of terminal-based financial news and data, such as Bloomberg Business News, Reuters News Service, Dow Jones Markets and Bridge News Service;

  * web "portal" companies, such as Yahoo! and America Online; and

  * online brokerage firms, many of which provide financial and investment news and information, such as Charles Schwab and E*TRADE.

     We do not compete with Chinese language based portals that provide various types of information from the weather to daily news. We only provide information about the stock market, and some of our current competitors include Quote123.com, Emegafn.com, Wsreport.com, and Quote888.com.

     Our ability to compete will depend on many factors, including the originality, timeliness, comprehensiveness and trustworthiness of our content, the ease of use of services developed either by us or our competitors and the effectiveness of our sales and marketing efforts.

     Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their services. These competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns and make more attractive offers to existing and potential employees, outside contributors, content partners and advertisers. Our competitors may develop content that is equal or superior to ours or that achieves greater market acceptance than ours. It is also possible that new competitors may emerge and rapidly acquire significant market share. We may not be able to compete successfully for readers, staff and outside contributors which could have a material adverse effect on our business, results of operations and financial condition. Increased competition could result in reduced margins or loss of market share, any of which could materially and adversely affect our business, results of operations and financial condition.

WE DEPEND ON MAINTAINING AND INCREASING OUR USER BASE

     Our future success is highly dependent on an increase in the number of Internet users who are willing to subscribe to online financial news and information publications. As of December 20, 2000 we have 1,200 "Gold Member" and 350 "Wall Street Weekly" subscribers. The number of Internet users willing to pay for online financial news and information may not continue to increase. If the market for subscription-based online investment and financial information develops more slowly than we expect, our business, results of operations and financial condition could be materially and adversely affected. Further, we presently offer a portion of our content for without charge. In the future we intend to increase the free portion of our content to increase traffic. However, this change may reduce the number of our new or renewing subscribers, which could have a material and adverse effect on our business, results of operations and financial condition.

MANAGEMENT OF GROWTH

     Our success in the future is dependent upon our ability to grow rapidly and effectively manage growth. Such growth, if any, will require increased managerial, technical, direct sales, and other personnel, expanded information systems and additional financial and administrative control procedures. Expansion of our indirect and direct sales channels will require significant financial and managerial commitments by us. We can not assure you that we will be able to effectively manage such growth, if any. Our failure to do so could have a material and adverse effect on our business, operating results, and financial condition.

DEPENDENCE ON KEY PERSONNEL

     Competition for qualified technical, sales, and other qualified personnel is intense, and we can not assure you that we will be able to attract or retain highly qualified employees in the future. Our future success also depends on the continued service of our key technical, sales and senior management personnel. Our failure to retain the service of our key personnel could have a material and adverse effect on our business, operating results,
and financial conditions.   We do not currently maintain any "key person"
insurance and the loss of the services of one or more of these key employees could have a material and adverse effect on our business, operating results, and financial condition.


UNEXPECTED INCREASES IN TRAFFIC MAY STRAIN OUR SYSTEMS

     In the past, we have experienced significant spikes in traffic to our Web sites when there have been important financial news or other events. In addition, the number of our Internet users has continued to increase over time and we are seeking to increase our Internet user base further. Accordingly, our portal must be able to accommodate a high volume of traffic, often at unexpected times. Our Web sites have in the past, and may in the future, experience slower response time than usual or other problems for a variety of reasons. These occurrences could cause our Internet users to perceive our portal as not functioning properly and, therefore, cause them to use other methods to obtain their financial news and information. In such a case, our business, results of operations and financial condition could be materially and adversely affected.


RISK OF SYSTEM FAILURE

     Our ability to provide timely information and continuous news updates depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. These systems and operations are vulnerable to damage or interruption from human errors, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. Any system failure, including network, software or hardware failure, that causes an interruption in our service or a decrease in responsiveness of our portal could result in reduced traffic, reduced revenue and harm to our reputation, our brand and our relations with our advertisers. Our business, results of operations and financial condition could be materially and adversely affected by any event, damage or failure that interrupts or delays our operations.

POSSIBLE HARM TO OUR REPUTATION

     It is very important that we maintain our reputation as a trustworthy news organization. The occurrence of certain events, including our misreporting a news story or the non-disclosure of stock ownership by one or more of our writers in breach of our compliance policy, could harm our reputation for trustworthiness. These events could result in a significant reduction in the number of our readers, which could materially and adversely affect our business, results of operations and financial condition.

FAILURE TO BUILD BRAND AWARENESS

     Our future success will depend, in part, on our ability to increase our brand awareness. In order to build brand awareness and increase traffic to our portal, we must succeed in our marketing efforts and provide high-quality services. Our ability to increase advertising and subscription revenues from our portal will depend in part on the success of our marketing campaign and our ability to increase the number of visitors and subscribers to our portal. We plan to advertise our services in various medias including radio, newspapers, and on the Internet. We have not yet decided on how much we plan to spend on each type of advertising or promotion. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness and traffic to our portal, our business, operating results and financial condition could be materially and adversely affected.

POTENTIAL LIABILITY FOR INFORMATION DISPLAYED ON OUR PORTAL

     We may be subject to claims for defamation, libel, copyright or trademark infringement or based on other theories relating to the information we publish on our portal. These types of claims have been brought, sometimes successfully, against online services as well as other print publications in the past. We could also be subject to claims based upon the content that is accessible from our portal through links to other web sites. These claims could materially and adversely affect our business, results of operations and financial condition.

WE RELY ON OUR INTELLECTUAL PROPERTY

     To protect our rights to our intellectual property, we rely on a combination of copyright law, trade secret protection, confidentiality agreements and other contractual arrangements with our affiliates, clients, content partners and others. The protective steps we have taken may be inadequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Our inability to protect our intellectual property rights could materially and adversely affect our business, results of operations and financial condition.

RISK OF INFRINGEMENT CLAIMS AGAINT US

     We believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claims that we have violated a patent or infringed a copyright, trademark or other proprietary right belonging to them. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources on our part, which could materially and adversely affect our business, results of operations and financial condition.



DIFFICULTIES IN DEVELOPING NEW AND ENHANCED SERVICES AND FEATURES

     We intend to introduce additional and enhanced services in order to retain our current users and attract new users. If we introduce a service that is not favorably received, our current users may choose a competitive service over ours or fail to renew their subscriptions. We may also experience difficulties that could delay or prevent us from introducing new services. These difficulties may include the loss of, or inability to obtain or maintain, third-party technology license agreements. Furthermore, we may discover errors after new services are introduced. We may need to modify significantly the design or implementation of such services on our portal to correct these errors. As a result, our business, results of operations and financial condition could be materially and adversely affected if we experience difficulties in introducing new services or if these new services are not accepted by our users.

RELIANCE ON THIRD-PARTY RELATIONSHIPS

     We expect to rely on a number of third-party relationships to create traffic and provide content in order to make our portal more attractive to advertisers and consumers. It is anticipated that most of these arrangements will not be exclusive and will be short-term or in some cases may be terminated at the convenience of the other party. We currently have relationships with web sites such as Yahoo!, and Sina.com. We provide articles on a daily basis which are posted on their web sites. We receive more traffic when visitors click on Chineseinvestors.com's logo, which is a link to take the visitors to our web site. We plan to build more of these relationships with other Chinese language portals such as NetEase.com, and Shou.com. We can not assure you that our existing or future relationships will result in sustained business partnerships, successful service offerings, significant traffic on our portal or in significant revenues.

RELIANCE ON MERCHANDISE VENDORS AND SHIPPERS

     Our plans are to supply certain products or merchandise to one or more of our portal through various vendors. We plan to sell educational material like books, seminars, video, and audiotapes to help investors learn more about investing. We do not expect to carry any inventory and will rely to a large extent on rapid fulfillment from our vendors. We currently have no contracts or arrangements with any vendors that guarantee the availability of merchandise, the continuation of particular payment terms or the extension of credit limits. We can not assure you that we will be able to establish vendor relationships to ensure acquisition of merchandise in a timely and efficient manner and on acceptable commercial terms. If we are unable to develop and maintain relationships with vendors that will allow us to obtain sufficient quantities of merchandise on acceptable commercial terms, our future business, prospects, financial condition and results of operations could be materially or adversely affected. We also plan to use various shipping and delivery services for substantially all of our products. Should any such shipping or delivery services be unable to deliver our products for a sustained time period as a result of a strike or for any other reason, our business, results of operations and financial condition could be materially and adversely affected.

RISKS OF INTERNATIONAL EXPANSION

     We plan to expand our presence in Greater China, Asia and other foreign Markets during 2001. Accordingly, we have recently opened an office location
in Shanghai, China as our first step to expand overseas.   We believe that we
may incur significant costs in establishing international facilities and operations, in promoting our name internationally, in developing localized versions of our portal and other systems and in sourcing, marketing and distributing products in foreign markets. We can not assure you that our international efforts will be successful. If the revenues resulting from international activities are inadequate, or fail to offset the expenses of establishing and maintaining foreign operations, such inadequacy could have a material and adverse effect on our business, prospects, financial condition and results of operations. In addition, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, export and import restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity in other parts of the world and potentially adverse tax consequences, any of which could adversely impact the success of our international operations. We can not assure you that one or more of such factors would not have a material adverse impact on our future international operations and, consequently, on our business, prospects, financial condition and results of operations.

DELAY OR FAILURE TO DEVELOP OUR PORTAL

     The development of a profitable Chinese language specific Internet portal network potentially may take from one to three years, or longer. In light of the foregoing, it is unlikely that there will be any immediate or short term profits, or any profits at all, resulting from the establishment, management and development of our portal. We can not assure you that we will be successful in developing our portal, or that such portal development will meet our objectives. Accordingly, this could correspondingly delay or reduce the possibility of any potential receipt of income and cash flow from such investments and may be detrimental to our operations.

RISK OF RELYING ON CERTAIN TECHNOLOGY LICENSED FROM THIRD PARTIES

     We also expect to rely on certain technology which we will license from third parties, including software which will be integrated with internally developed software and used in our software to perform key functions. In this regard, all of our products will incorporate technology licensed from third parties. We can not assure you that our anticipated third party technology licenses will be available to us on commercially reasonable terms or at all. The loss of or inability to maintain any of these technology licenses could result in delays in introduction of our products until equivalent technology, if available, is identified, licensed and integrated, which could have a material and adverse effect on our business, financial condition or operating results.

RELIANCE ON ADVISORS AND CONSULTANTS

     We plan to retain the services of independent or affiliated advisors and consultants to review, develop and market our Chinese language based portal. We can not assure you that these parties will be able to perform their responsibilities in a manner satisfactory to us. Moreover, a conflict of interest may arise with respect to advisors and consultants that are affiliated with us, since such affiliated advisors and consultants are rendering advice to and earning compensation from us. In the event that one or more of the independent advisors and consultants becomes unavailable, suitable replacements will need to be obtained and we can not assure you that such replacements could be obtained under conditions suitable to us.

DEVELOPING MARKET AND UNCERTAIN ACCEPTANCE OF OUR PORTAL

     The market for Chinese language based portal has only recently begun to develop and is rapidly evolving. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced portal are subject to a high level of uncertainty and risk. Moreover, since the market for Chinese language specific portal is new and evolving, it is difficult to predict the size of this market and the future growth rate, if any. The success of any of our portal will be substantially dependent upon widespread acceptance by a broad base of consumers. However, we can not assure you that such acceptance of any of our portal by consumers will ever materialize. If the markets for any of our portal fail to develop, develop more slowly than expected, or become saturated with competitors, or if any of our portal do not achieve market acceptance, our business, results of operations and financial condition could be materially and adversely effected.


                       RISKS RELATED TO OUR INDUSTRY


RISKS ASSOCIATED WITH ONLINE ADVERTISING

     No standards have been widely accepted to measure the effectiveness of web advertising. If standards do not develop, potential advertisers may not be found or, once contracted, continue or increase their levels of web advertising. If standards develop and we are unable to meet such standards, advertisers may not continue advertising on our site. Furthermore, advertisers that have traditionally relied upon other advertising media may be reluctant to advertise on the web. Our business, results of operations and financial condition could be materially and adversely affected if the market for web advertising declines or develops more slowly than expected.

     We compete with other web sites, television, radio and print media for a share of advertisers' total advertising budgets. If advertisers perceive the web in general or our web site in particular to be a limited or an ineffective advertising medium, they may be reluctant to devote a portion of their advertising budget to online advertising or to advertising on our web site.

     Different pricing models are used to sell advertising on the web. It is difficult to predict which, if any, will emerge as the industry standard. This uncertainty makes it difficult to project our future advertising rates and revenues. We cannot assure you that we will be successful under alternative pricing models that may emerge. Moreover, "filter" software programs that limit or prevent advertising from being delivered to a web user's computer are available. Widespread adoption of this software could materially and adversely affect the commercial viability of web advertising, which could materially and adversely affect our advertising revenues.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES RELATING TO THE WEB

     Certain existing laws or regulations specifically regulate communications or commerce on the web. Further, laws and regulations that address issues such as user privacy, pricing, online content regulation, taxation and the characteristics and quality of online products and services are under consideration by federal, state, local and foreign governments and agencies. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to the regulation of long distance telephone carriers and to impose access fees on such companies. Such regulation, if imposed, could increase the cost of transmitting data over the web. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership and infringement, libel, obscenity and personal privacy are applicable to the web. The Federal Trade Commission and government agencies in certain states have been investigating certain Internet companies regarding their use of personal information. We could incur additional expenses if any new regulations regarding the use of personal information are introduced or if these agencies chose to investigate our privacy practices. Any new laws or regulations relating to the web, or certain application or interpretation of existing laws, could decrease the growth in the use of the web, decrease the demand for our web site or otherwise materially and adversely affect our business.

CONCERNS ABOUT WEB SECURITY

     Concern about the transmission of confidential information over the Internet has been a significant barrier to electronic commerce and communications over the Web. Any well-publicized compromise of security could deter more people from using the Web or from using it to conduct transactions that involve the transmission of confidential information, such as signing up for a paid subscription, executing stock trades or purchasing goods or services. Because many of our advertisers seek to advertise on our portal to encourage people to use the Web to purchase goods or services, our business, results of operations and financial condition could be materially and adversely affected if Internet users significantly reduce their use of the Web because of security concerns. We may also incur significant costs to protect our self against the threat of security breaches or to alleviate problems caused by these breaches.

                      RISKS RELATED TO THIS OFFERING

SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD ADVERSELY AFFECT OUR STOCK PRICE

     After this offering there will be outstanding 9,155,000 shares of our common stock. Of these shares, the shares sold in this offering will be freely tradeable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 7,942,350 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act.

     We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

AN INVESTMENT IN OUR COMMON STOCK MAY BE VERY ILLIQUID

     We plan to have our shares trade on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") of the National Association of Securities Dealers ("NASD"). There is no trading market for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce the liquidity of an investment in our shares.

     To the extent that brokerage firms act as market makers for our shares on the OTC Bulletin Board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET FOR OUR STOCK.

     The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

      o net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

      o net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

      o average annual revenue of at least $6 million for each of the last three years.

     We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

      o deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;


      o provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

      o send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

     In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

     These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

     The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

CONTROL BY OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS

     Upon completion of this offering, our officers, directors and greater-than-five-percent stockholders (and their affiliates) will, in the aggregate, beneficially own approximately 88.5% of the outstanding common stock. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially and adversely affect the market price of the common stock.

NEED FOR SUBSEQUENT FUNDING

     We may need further funding to proceed with our proposed plan of business. We do not have a commitment with respect to any additional capital. We have no loan commitments from, or lines of credit with, banks or other financial institutions. Therefore, the continuation of our business will depend on our ability to raise additional funds through equity and/or debt financing. We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, would impair severely our business operations.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of our common stock.


                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.


                                  CAPITALIZATION

     The following table sets forth the capitalization of Chineseinvestors.com, Inc. as of August 31, 2000. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes to those statements included elsewhere in this prospectus.

                                                               August 31, 2000
                                                               ------------
                                                                  Actual
                                                               ------------
Note payable.................................................. $     -
Stockholders' equity:
    Preferred Stock, $0.001 par value,
    20,000,000 shares authorized, none
    issued and outstanding....................................       -

    Common Stock, $.001 par value,
    30,000,000 shares authorized; 8,211,850
    shares issued and outstanding  ...........................   2,249,500

Accumulated deficit ..........................................  (2,088,752)

Total stockholders' equity....................................     160,748



               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and the notes to those statements which appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in
"Risk Factors".

OVERVIEW

     Chineseinvestors.com develops, markets and supports Chinese language based financial Internet portal for the Chinese speaking people worldwide. We have established a presence on the Internet with our investment and financial portal located at www.chineseinvestors.com.

     We develop our web site by adding new sections such as message/chat room and IPO Schedule and by expanding and maintaining information in each section. We plan to market our services through direct sales contacts, content partners and the sales and marketing organizations of our content partners. We will also promote our Web-based services through traditional print media, including trade journals, newspapers and magazines targeted at Chinese language specific users, and participate in trade shows, conferences and speaking engagements as part of an ongoing public relations program. We currently market our web site through content partners such Yahoo! and Sina.com by providing our contents on their web sites with links that will lead the users to our web site. We support our web site by updating news on daily basis and monitoring to ensure each section of our web site is functioning properly. We offer paid subscription service programs for accessing member only sections of our web site, free daily e-mail subscription service and financial related books.

     We have only a limited operating history upon which you can evaluate our business and prospects. We have not achieved profitability, and expect to continue to incur net losses in the year 2000 and subsequent fiscal periods. We expect to continue to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We believe that quarter-to-quarter comparisons of our operating results may not be a good indication of our future performance, nor would our operating results for any particular quarter be indicative of future operating results.

CAPITAL AND SOURCE OF LIQUIDITY

     As of August 31, 2000, our cash balance was $140,032 and we had a working capital of $126,623. As of May 31, 2000, our cash balance was $136,125 and we had a working capital of $120,114.

     Total cash flows used in operating activities for the three months ended August 31, 2000 aggregated $118,345 as compared to $15,773 for the three months ended August 31, 1999 and $592,271 for the year ended May 31, 2000. During the three months ended August 31, 2000 the use consisted principally of the loss for the period. During the three months ended August 31, 1999 and the year ended May 31, 2000 the use consisted principally of the loss for the period offset by common shares issued for services.

     Total cash flows used in investing activities for the three months ended August 31, 2000 aggregated $2,748 as compared to $8,117 for the three months ended August 31, 1999 and $30,404 for the year ended May 31, 2000. These funds were expended for the acquisition of property and equipment.

     Total cash flows from financing activities for the three months ended August 31, 2000 were $125,000 as compared to $112,800 for the three months ended May 31, 1999 and $758,800 for the year ended May 31, 2000. These proceeds consisted of receipts from stock issuance to affiliated and unaffiliated entities.

     Bombay Associates, Inc., an entity controlled by a former director of our company, Leon J. Sabean, subscribed 400,000 shares of our common stock and issued us a promissory note due on or before August 8, 2001. The promissory note is non-interest bearing and allow prepayment at any time, in whole or in part. We expect only a partial payment on the promissory note on or before August 8, 2001. However, we can not assure you that we will receive any cash payment.

     We currently pay Sina.com $3,000 a month for advertising. Our advertising contract ends on February 28th, 2001.

     Our working capital requirements depend upon numerous factors, including, without limitation, levels of resources that we devote to the further development of our Web sites and marketing capabilities, technological advances, status of our competitors and our ability to establish collaborative arrangements with other organizations. We intend to seek additional capital from private investors to fund our activities. We believe that our current cash resources should be sufficient to fund our current operations into the end of September 2001.

     The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

     The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended May 31, 2000 the Company incurred a net loss of $1,971,482.

     The Company's ability to continue as a going concern is contingent upon its ability to secure financing, increase ownership equity and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

     The Company is pursuing financing for its operations and seeking additional private investments.

     We estimate that we need approximately $1,000,000 in additional capital to fully develop our web site as a Chinese language Web-based provider of content, online portal products and e-commerce.

RESULTS OF OPERATIONS

     We have generated $228,052 in revenue for the three months ended August 31, 2000. $113,624 in revenue is derived from membership subscriptions and product sales and $114,428 in revenue is derived from advertising sales. For the year ended May 31, 2000 we have generated $ 85,493 in revenue. $37,015 in revenue is derived from membership subscriptions and product sales and $48,478 in revenue is derived from advertising sales. In view of the explosive growth of the Internet industry and limited history of operations, it would be difficult to forecast future revenues.

     For the three months ended August 31, 2000, we had a net loss of $117,269 which is largely attributable to general and administrative expenses of $343,854. The $343,854 in general and administrative expenses is primarily from consulting and commissions expense of $189,089, professional fees expense of $34,723 and other expense of $120,042.

     For the year ended May 31, 2000, we had net loss of $1,971,482, which is largely attributable to general and administrative expenses of $678,869 and non-cash stock compensation of $1,365,700. The $678,869 in general and administrative expenses is primarily from consulting and commissions expense of $414,062, professional fees expense of $44,682 and other expense of $220,125.

                                    BUSINESS

     Chineseinvestors.com develops, markets and supports Chinese language based financial Internet portal for the Chinese speaking people worldwide. We have established a presence on the Internet with our investment and financial portal located at www.chineseinvestors.com. As of December 20, 2000, we have 1,200 "Gold Member" and 350 "Wall Street Weekly" subscribers. According to Forrester Research Inc. in 1999 64% of Asian Americans were online and increased to 68% in 2000. We believe the Chinese speaking online community is growing and is becoming a significant market segment. Our objective is to become the leading Chinese language Web-based provider of content, online portal products and e-commerce. We anticipate our Internet portal will become an important tool for companies seeking to reach the Chinese speaking online community worldwide.


INDUSTRY BACKGROUND

     We believe that the Chinese speaking community that access the Internet is a growing market. The statistics for the number of Chinese speaking people living outside of the People Republic of China with personal computers and modems is not currently available. This information may be estimated based on the overall U.S. Internet market trends which will grow from 70.1 million users at the end of 1998 to 181.1 million users in 2003, reflecting a compound annual growth rate of 20.9%. Industry research also projects that Internet users outside the United States will surpass U.S. users by the end of the year 2000. The China IT Market Overview estimates that China is currently the fastest growing market in Asia and that by the end of the year 2000, excluding Japan, China is expected to have the largest share of the Internet market in the Asia/Pacific region. Moreover, a recent study conducted by BDA, Ltd. and the Strategis Group, estimates that there will be 33 million Internet users in China by 2003. According to IDC, an IT research firm, in 2001 there will be 27 million Chinese online and e-commerce transactions in China valued at about $4 billion. With over 4 million Asian households in the U.S. and Canada, IDC estimates this market alone represents buying power in excess of $150 billion a year. This rapid growth in the popularity of the Internet is due in large part to increasing computer and modem penetration, development of the Web, the introductions of easy-to-use navigational tools and utilities, and the growth in the number of informational, entertainment and commercial applications available on the Internet. We also believe there are tremendous opportunities in the U.S By Charles Schwab's estimates, the Chinese community in the U.S. may hold as much as $150 billion in investable assets. Chinese Americans number only 2.6 million, but they've got plenty of money. The median Chinese-American household income is $65,000 a year, compared with $40,000 for Americans in general, according to Boston research firm Forrester Research Inc. And about 69% of Chinese households are accessed to the Internet, compared with 43% for the population at large.

PRODUCTS

Our product consists of a Chinese language based online financial portal.

CHINESEINVESTORS.COM

     Chineseinvestors.com was developed to take advantage of the demand for real time financial, business, stock market news and information of the world's Chinese speaking population. By providing 24-hour round-the-clock coverage of the world's stock markets including the U.S. and Asian and exchanges, proactive information and commentary, we expect to fill an untapped niche market. Our goal is to become the foremost Chinese language specific Web-based source for unbiased, original, real time financial news, programming and analysis worldwide. We derive our revenues primarily from sales of subscriptions to our web site and from sales of advertising targeted to our desirable reader demographic. Some of our current competitors include Quote123.com, Emegafn.com, Wsreport.com, and Quote888.com.

     Chineseinvestors.com has been designed with simple navigational layout to accommodate even the most elementary Internet user. The Chineseinvestors.com portal will allow users to conveniently access information around the clock. Chineseinvestors.com plans to offer the following "neighborhoods" or categories of information:

* Home Page. The Chineseinvestors.com home page presents a picture of what's happening in the markets each day including market movers, news, commentary and other relevant informative information.

* Internet Stocks. Offering up-to-the-minute developments affecting the fast-moving Internet segment.

* Technology Stocks. Covering breaking news on tech stocks such as software, hardware, semiconductors and other issues.

* Message/Chat Room. Users will be able to Interact and exchange investment ideas and information with other members, research analysts and portfolio managers in an informal atmosphere.

* Asian Stocks. Quotes and investment information on Hong Kong listed stocks.

* Book Store. Users can browse through stacks of books and publications covering most topics to do with investing.

* Research. This section summarizes earnings estimates, consensus broker opinions, institutional ownership, insider activity and short interest reports.

* Market Commentary. This section features financial news, commentary and opinion on market and economic trends, industry sectors, fundamental and technical analysis and more.

* Mutual Funds. Users can keep up with their fund's latest net asset value, peer performance, asset allocation, major holdings, sector distribution and investment fees.

* IPO Research. Prices, calendar, filings, profiles and aftermarket activity.

* Portfolio Services. Keeps track of users buys, sells, and holds 24 hours round-the-clock.

* We currently offer business model based on both subscription-based and free content.

* Fees for on-line Gold Member subscription of stock research and analysis:

        Duration        Fees
        ------------    -------------
         1 Month        $ 29.95
         3 Months       $ 80.95
         6 Months       $159.95
         9 Months       $239.95
        12 Months       $287.95

* Fees for on-line "Wall Street Weekly" subscription of weekly report:

        Duration        Fees
        ------------    -------------
         3 Months       $ 60.00
         6 Months       $ 99.00
        12 Months       $149.00

     As of December 20, 2000 we have 1,200 "Gold Member" and 350 "Wall Street Weekly" subscribers.

     We plan to sell educational material like books, seminars, video, and audiotapes to help investors learn more about investing.

                              BUSINESS STRATEGIES

     Our strategy is to capitalize on the Internet growth among Chinese
speaking people worldwide.   In order to capitalize on the growth opportunity
in this market, our strategy includes the following key elements:

* Providing a First-to-Market Solution. We believe that the first provider to market with a Web-based solution has the opportunity to establish the leading brand on the Web. Accordingly, we launched Chineseinvestors.com in June 1999 in order to be first-to-market with a Web-based Chinese language specific solution for providing unbiased, original, real time financial news, programming and analysis for Chinese speaking users.

* Expand Content. We intend to produce, collect, translate, enhance and supplement content for our financial Internet portal network. As Chinese
  language   specific online financial content improves, we expect our
  Internet financial   portal network to create visibility, generate traffic
  and become a forum for directed advertising. We anticipate that each our web site will provide access to specific financial related content, community and commerce that appeals to individual Chinese speaking users, and thereby, potentially satisfy all of their financial related information, product and service needs without leaving our Internet financial portal network. Moreover, we seek to make our Internet portal network the first and most frequent destination for Chinese language specific Internet users through online financial communities which, in turn, results in increased user affinity and "stickiness". Accordingly, our products such as financial related books and services such as market news and research information are being designed to create a sense of community among our users. We believe that community building will be a major source of our traffic and brand loyalty as the Internet becomes an integral part of the Chinese lifestyle.

* Capitalize on Chinese Language Specific Demographics. We believe that our desirable Chinese language specific demographics will enable us to build a growing advertising business. To reach this attractive market, we expect that our advertisers will pay rates that will be among the highest of Web sites. We expect that as we increase traffic to Chineseinvestors.com and expand our offering of news and commentary, community features and investment tools to Chinese speaking investors, we will create significant opportunities both for increased financial services-related advertising as well as other forms of advertising.

* Develop Content Partnerships. We believe that content partners are important for increasing brand awareness and attracting new visitors to our Internet portal. We intend to build our subscriber base and brand awareness through content partner relationships. We provide articles on a daily basis which are posted on our content partner's web sites. We receive more traffic when visitors click on Chineseinvestors.com's logo, which is a link to take the visitors to our web site. In addition, we also believe that developing content partnerships will allow us to market our Portal and provide premium services and other content more efficiently and effectively than would be possible through our direct efforts alone. By syndicating our Internet portal network content to other leading sites, we can expose our brand name to millions of potential subscribers and drive additional traffic to our Portal.

* Building Brand Name Recognition and User Loyalty. We believe that establishing our brand and building brand recognition is critical to our ability to attract new users to our Internet portal network. Therefore, we expect to engage in a major campaign to develop awareness of our brand among Chinese speaking users.
  We plan to allocate significant resources to develop and build brand recognition through online and offline advertising, content partners and other promotional activities and marketing initiatives. In addition, we expect to build user loyalty by expanding the breadth of our services by acquiring content and services that are complementary to our Internet portal network. We intend to incorporate technology into our products and services that has either been developed by us internally or licensed from third parties to further enhance and distinguish our brand and provide our Chinese speaking users with a richer, more satisfying Internet experience.

* Establish an International Presence. We believe that the value of our information, products and services will grow as the number of connected Chinese speaking users increases. Our approach is to target Chinese language specific markets where we can gain critical mass and expand worldwide. We plan to enter into content partnerships with both national and international participants that have significant market share in specific regions of the world. In addition, we also intend to leverage our existing relationships to penetrate other new regions and markets.

CONTENT PARTNERSHIPS

     A key element of our business strategy is to enter into content partnership with companies that will increase our content and navigation services, support our advertising services and expand our distribution networks. Thus far, we have entered into content license agreements with the following companies:

* Yahoo! Inc. On December 3rd, 1999, We entered into a content license agreement with Yahoo! We agreed to provide Yahoo! with content, and Yahoo! Agreed to post our content in the stock market section of their portal and provide links to our web site, www.chineseinvestors.com. Yahoo! also agreed to share 30% (thirty percent) of any ad revenues that they receive on the pages where our content is predominantly displayed. We have not received any monies as of December 31st, 2000 and do not foresee any monies in the future.

* Sina.com. On December 13th, 1999, we entered into a co-branding cooperation agreement with Sina.com. We agreed to provide Sina.com with content and Sina.com agreed to post our content in the stock market section of their portal and provide links to our web site, www.chineseinvestors.com.

* China.com we have a verbal agreement with China.com to provide them with content and China.com agreed to post our content in the stock market section of their portal and provide links to our web site, www.chineseinvestors.com.

 We believe that developing ongoing relationships with leading business partners who offer quality content, technology and distribution capabilities as well as marketing and cross-promotional opportunities will enhance the our brand name, increase traffic to our Portal and increase our ability to attract new subscribers and users.

     We estimate that we need approximately $1,000,000 in additional capital to fully develop our web site as a Chinese language Web-based provider of content, online portal products and e-commerce.

MARKETING STRATEGY

     Chineseinvestors.com is Chinese language based and we intend to build our marketing plan on the solid foundation of a portal business model. We believe that the portal model is best suited for e-commerce because more and more online users are gravitating to a particular starting point of interest as a "gateway" to the Internet's increasing store of information and services. Online communities are the largest repositories of value in a medium that clearly has value. Our web site users and subscribers will be able to access unlimited amounts of information from within the online financial community as well as by searching the Web through the community. The large numbers of Internet users and audiences accessing communities allow e-media and e-service oriented businesses to attract "user eyes," thus potentially creating higher premiums from advertisers and merchants who want to appeal to the broadest possible market.

     According to Forrester Research Group, portal sites already account for 15% of all World Wide Web page views. Online ad dollars are currently flowing to large portals such as America Online, Inc. and Yahoo!, Inc. Targeted Web sites are emerging as the most efficient Web media properties in revenue generated per page. This is because advertisers are willing to pay much higher prices per 1,000 impressions ("CPM's") to reach a focused audience. For instance, CPM's are averaging near $20 on broad portals such as Yahoo! and Lycos. However, CPM's are ranging from $30 to more than $60 on focused services such as one of Chineseinvestors.com's English language competitors

TheStreet.com. Currently, there are only a few in-depth investment information related sites such as Chineseinvestors.com for Chinese speaking and reading people. As a result, we believe that this limited competition will allow us to forge superior marketing advantages due to the comprehensiveness of information offered on our Chineseinvestors.com Portal.

     We also plan to engage in a significant branding and promotional campaign to increase awareness of our brand. We intend to employ a combination of online advertising and other marketing and promotional efforts aimed at defining a desirable online destination for Chinese language specific users, attracting new Chinese speaking users, increasing traffic on our Internet portal network and developing additional revenue opportunities. In addition, our senior management also expects to play an active role in the sales process by cultivating new and existing industry contacts. We plan to market our services through direct sales contacts, content partners and the sales and marketing organizations of our content partners. We will also promote our Web-based services through traditional print media, including trade journals, newspapers and magazines targeted at Chinese language specific users, and participate in trade shows, conferences and speaking engagements as part of an ongoing public relations program.

COMPETITION

     The market for Chinese language based Internet information, services and products is relatively new, intensely competitive and rapidly changing. Moreover, the number of Web sites offering users content, products and services is increasing at a rapid rate. In addition, traditional media and Internet providers compete for consumers' attention both through traditional means as well as through new Internet initiatives. As a result, we believe that competition for Chinese speaking users will continue to increase as the Internet grows as a communication and commercial medium. We believe that in the Internet portal industry the principal competitive factors are the depth, breadth and timeliness of services and content, the ability to offer compelling content and services and brand recognition. Other important factors in attracting and retaining users include ease of use, quality of service and cost. Although future competition is difficult to characterize due principally to the variety of potential competitors and the emerging nature of the market, we believe that to be competitive we must continuously enhance our services and content, respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis and build brand recognition.

     We compete with other Chinese language based financial web sites in the scope, accuracy and timeliness of the financial information content and subscription prices for accessing these information. We believe we are competitive in both quality of our content and in subscription prices.

INTELLECTUAL PROPERTY

     We expect to rely primarily on a combination of copyright, trademark, trade secret laws, our user policy and restrictions on disclosure to protect our intellectual property, such as content, trademarks, trade names and trade secrets. We also intend to enter into confidentiality agreements with our employees and consultants to control access to and distribution of any other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the content on our Internet portal network or our other intellectual property without authorization. Further, these precautions may not prevent misappropriation or infringement of our intellectual property and our business could be harmed if we fail to protect our intellectual property in a meaningful manner. Additionally, we may need to engage in litigation in order to enforce our intellectual property rights in the future or to determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of management and other resources, either of which could harm our business.

     We also expect to use certain licensed third-party technology and data and content from third parties. In these license agreements, we generally expect the licensors to agree to defend, indemnify and hold us harmless with respect to any claim by a third party that the licensed software or content infringes any person's proprietary rights. Litigation between licensors and a third party or between us and a third party could lead to royalty obligations for which we are not indemnified or for which we are not sufficiently covered. In the future, we may seek to license additional technology or content in order to enhance our Internet portal network's current features or to introduce new services. These licenses may not be available on commercially reasonable terms, if at all. The loss of or inability to obtain or maintain any of these technology licenses could result in delays in introduction of new services until equivalent technology, if available, is identified, licensed and integrated.

GOVERNMENT REGULATION

     There are currently few laws or regulations that specifically regulate communications or commerce on the Web. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing, and the characteristics and quality of products and services. The Telecommunications Act, for example, sought to prohibit transmitting certain types of information and content over the Web. Additionally, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. This could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Web. Any new laws or regulations relating to the Web could adversely affect our business.

EMPLOYEES

     We believe that the success of our business will depend, in part, on our ability to attract, retain and motivate highly qualified sales, technical and management personnel, and upon the continued service of our senior management and key sales and technical personnel. As of the date of this registration statement, we have two part time employees and twelve full time employees 4 work in the product and content development, 2 in sales and marketing, 6 in editorial and 2 in administration. We consider our employee relations to be good and we have never experienced any work stoppages. We can not assure you that we will be able to successfully attract, retain and motivate a sufficient number of qualified personnel to conduct our business in the future.



DESCRIPTION OF PROPERTY

     We presently lease approximately 1,083 square feet for our corporate headquarters located at: 411 E. Huntington Drive, Suite #313, Arcadia, California 91006. Rent is approximately $1,354 per month. In addition to our corporate headquarters, we also maintains a small office in Shanghai. We believe that our current office space is sufficient to meet our present needs and does not anticipate any difficulty securing additional space, as needed, on terms acceptable to the us.

                                 MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following persons are the Directors and Executive Officers of our Company.


Name                Age             Position(s)
------------------  ---  ------------------------------------------

Warren Wei Wang     31   President, Chief Executive Officer,
                         Chairman of the Board and Director

Lan Jiang           30   Treasurer and Director

Clayton Miller      30   Chief Operations Officer, Vice President,
                         Secretary and Director

Stephen C.C. Chen   62   Director


WARREN WEI WANG

     Warren Wei Wang, has served as President, Chief Executive Officer, Chairman of the Board and Director of Chineseinvestors.com, Inc. since its inception. Prior to that, Mr. Wang served as a Vice President of Investments for Tradeway Securities Group from September, 1998 until October, 1999. From November, 1997 to September, 1998, he served as a Senior Financial Consultant for Waldron & Co.From September, 1996 to November, 1997, Mr. Wang was a Senior Account Executive with Donald & Co. Securities. Mr. Wang has hands on business experience in business management, project development, sales, marketing, accounting and administration. From 1991-1995, Mr. Wang attended school at St. John's University in New York.

LAN JIANG

     Lan Jiang has served as Treasurer and Director of Chineseinvestors.com, Inc. since its inception. Mrs. Jiang is also the wife of Warren Wei Wang, the Chief Executive Officer, Chairman of the Board and Director of the Company. From August, 1998 to October, 1999, Ms. Jiang has worked as an accountant for Lotus Travel. From June, 1996 to July, 1998 she was the Chief Financial Officer for Lin Dong Enterprises. Mrs. Jiang's business experience includes accounting, travel and international import/export. Mrs. Jiang received a Degree in Accounting from Li Xin College in China.

CLAYTON MILLER

     Clayton Miller has served as Chief Operations Officer, Vice President, Secretary and Director of Chineseinvestors.com, Inc. since its inception. Prior to joining the Company, Mr. Miller served as a Corporate Account Executive for Creative Computers, and its subsidiaries Ubid.com and Ecost.com, from March, 1999 to September, 1999. From March, 1997 until March, 1999, he served as an Account Representative for Ingram Micro, the world's largest distributor of computer products. From February, 1994 to March, 1997, Mr. Miller served as Vice President of Sales for Texas Capital Securities. His business experience includes information technology, management, sales, marketing and financial services.

STEPHEN C.C. CHEN

     Stephen C. C. Chen has served as Director of Chineseinvestors.com, Inc. since its inception. Mr. Chen has over 15 years experience in the import/export trade. Since 1994, Mr. Chen has served as President of Pacific CC. Enterprises, and he currently owns several other companies involved in both manufacturing and import/export. Mr. Chen holds an M.D. from Fujien Medical University and a Ph.D. in Acupuncture and Oriental Medicine from the Asian American University in San Diego.


                          EXECUTIVE COMPENSATION

     We may award stock options and cash bonus to key employees, directors, officers and consultants under a stock option plan not yet adopted as bonus based on service and performance. The annual salaries of executive officers are listed as follows:

                                                                 Restricted
Name and Principal Position    Year       Annual Salary (1)(2)    Stock
---------------------------  -----------  --------------------  ------------
Warren Wei Wang                2000       $  48,000             1,470,000 (3)

Lan Jiang                      2000          30,000                  -

Clayton Miller                 2000          36,000             1,500,000 (4)

---------------------------  -----------  --------------------  ------------
(1) We intend to pay each of our current officers the same in annual salary for the Year 2001.

(2) We intent to pay 20% commissions as bonuses to Warren Wei Wang and Clayton
Miller for the revenues they each generate after the company reaches a net profit of $100,000 or more per year.

(3) Mr. Warren Wei Wang received 1,470,000 shares for his services valued at $14,700.

(4) Mr. Clayton Miller received 1,500,000 shares for his services valued at $15,000.


                             EMPLOYMENT AGREEMENTS

     We currently have no written employment with any of our officers and directors.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he/she is or was a director or officer of our Company, or served any other enterprise as director, officer or employee at our request. Our Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was our employee.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No public trading market currently exists for our Common Stock. We plan to apply to have our Common Stock traded on the over-the-counter market and listed on the OTC Bulletin Board. We can not assure you that we will obtain OTC Bulletin Board listing, a trading market will ever develop or, if such a market does develop, that it will continue.

     As of the date of this prospectus, the number of holders of the our Common Stock was approximately 178.

                              CERTAIN TRANSACTIONS

     We have agreed to pay MAS Financial Corp.("MASF"), an entity controlled by our sole former officer and director, Aaron Tsai, a consulting fee consisting of cash aggregating $30,000.

                              PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, by
(i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) by each of our executive officer and Director and (iii) by all of our executive officers and Directors as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned. The shares represented are shares owned as of October 20, 2000.

                           Number of Shares
Name and Address             Beneficially        Percent of
of Beneficial Owner             Owned               Class
------------------------  -------------------- --------------
Warren Wei Wang    (1)(4)     2,257,500              24.7%
Chairman of the Board,
President and CEO

Lan Jiang          (1)(4)     2,257,500              24.7%
Treasurer and Director

Leon J. Sabean     (2)        2,850,000              31.1%

Clayton Miller     (1)        1,500,000              16.4%
Chief Operations Officer,
Vice President,
Secretary and Director

Stephen C. C. Chen (1)          749,850               8.2%
Director

Toni Ruby          (3)          748,500               8.2%

All Officers and Directors    4,499,850              49.2%
(4 persons)
___________________________

(1) The address for each officer/director is c/o ChineseInvestors.com Inc., 411 E. Huntington Dr., #313, Arcadia, CA 91006.
(2) Includes a) 1,650,000 shares held by Superior Trading Inc. which is controlled by Leon J. Sabean, b) 800,000 shares held by World Financial DBA. which is controlled by Leon J. Sabean, c) 400,000 shares held by Bombay Associates Inc. which is controlled by Leon J. Sabean. The address for Superior Trading Company, Inc.is c/o 400 W. King Street, Suite# 301, Carson City, NV 89703. The address for World Financial DBA is c/o 12626 Bellflower Blvd., Downey, CA 90242. The address for Bombay Associates Inc. is c/o 1502 N. Carson St., Suite # 10, carson City, NV 89701.
(3) Shares are held by Breyer Ashton Corp. The address for Breyer Ashton Corp. is c/o 318 N. Carson Suite 214, Carson City, NV 89701
(4) Mr. Warren Wei Wang and his wife Mrs. Lan Jiang beneficially hold a total of 2,250,000 shares. Mr. Liang Jiang, father of Mrs. Lan Jiang, beneficially hold a total of 7,500 shares.

                             DESCRIPTION OF SECURITIES


COMMON STOCK

     Our Articles of Incorporation currently authorizes us to issue Eighty Million (80,000,000) shares of Common Stock at $.001 par value. Each holder of our Common Stock is entitled to one vote for each share of Common Stock held. As of the date of this prospectus, there are 9,155,000 shares of our Common Stock outstanding.

PREFERRED STOCK

     Our Articles of Incorporation currently authorizes us to issue Twenty Million (20,000,000) shares of Preferred Stock at $.001 par value. The Preferred Stock may be divided into Series or Classes, with special voting rights and preferences, to be established by our management upon the approval of a majority vote of our Directors. As of the date of this prospectus, there are no shares of our Preferred Stock outstanding.

     If our Board of Directors authorized the issuance of shares of Preferred Stock with conversion rights, the number of shares of our Common Stock outstanding could potentially be increased by up to the authorized amount. Issuance of our Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company and may adversely affect the rights of holders of our other classes of Preferred Stock or holders of our Common Stock. Also, our Preferred Stock could have preferences over our Common Stock and other series of our Preferred Stock with respect to dividends and liquidation rights.

     Upon liquidation of our Company, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our Common Stock issued and outstanding are fully-paid and nonassessable. Holders of our Common Stock are entitled to share pro rata in dividends and distributions with respect to our Common Stock, as may be declared by our Board of Directors out of funds legally available therefor.

TRANSFER AGENT

     Registrar and Transfer Company is the transfer agent for our Common Stock. Their address is 10 Commerce Drive, Cranford, NJ 07016-3572, and their phone number at this location is (800) 456-0596.

                          SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Furthermore, since no shares will be available for sale shortly after this offering because of certain legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after these restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     Upon completion of this offering, we will have outstanding an aggregate of 9,155,000 shares of our common stock. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act (the "Affiliates"). The remaining 7,942,350 shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

                                    RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

* 1% of the number of shares of common stock then outstanding, which will equal approximately 91,550 shares immediately after this offering; or

* the average weekly trading volume of the common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

                                  RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our Affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an Affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

                             PLAN OF DISTRIBUTION

     It is anticipated that the selling security holders will offer the shares in direct sales to private persons and in open market transactions. The selling security holders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the selling security holders. We believe that no selling security holders have any arrangements or agreements with any underwriters or broker/dealers to sell the shares, and they may contact various broker/dealers to identify prospective purchasers. Additionally, agents, brokers or dealers may acquire shares or interests in shares and may, from time to time, effect distributions of the shares or interests in such capacity.

     The selling security holders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act."


                             SELLING SECURITY HOLDERS

     This prospectus concerns the transfer by the selling security holders of an aggregate of 1,212,650 shares of common stock. The selling security holders may transfer the common stock at those prices that they are able to obtain in the market or as otherwise negotiated. In addition, the selling stockholders may transfer the shares in exchange for consideration other than cash, or for no consideration, as determined by the selling stockholders in their sole discretion. This prospectus may be used by the selling stockholders to transfer shares of the common stock to affiliates of the selling stockholders. We will receive no proceeds from the sale of common stock by the selling security holders.

     The selling security holders other than Leon J. Sabean (World Financial
DBA), Stephen C. C. Chen and Continental Capital & Equity Corporation were shareholders of MAS Acquisition LII Corp.

     The following table sets forth the name of the selling security holders, the number of shares of common stock owned by the selling security holders before this offering, the number of shares of common stock being registered, and the number and percentage of shares of common stock owned after this offering. None of the selling security holders has held any position or office, or had any marital relationship with our officers or directors in the past three years except as noted below.


-----------------------------------------------------------------------------------------------
                                  Beneficial Ownership                  Beneficial Ownership
   Beneficial Owner                    Prior to the                             After the
                                         Offering         Number of           Offering (1)
                                  ---------------------     Shares      -----------------------
                                    Number    Percent     Registered       Number   Percent
-----------------------------------------------------------------------------------------------
World Financial DBA (4)               800,000    8.7%        700,000    100,000          1.1%
-----------------------------------------------------------------------------------------------
Stephen C.C. Chen                     749,850    8.2%        100,000    649,850          7.1%
-----------------------------------------------------------------------------------------------
MAS Capital Inc. (2)                  297,500    3.2%        297,500          0            0
-----------------------------------------------------------------------------------------------
Continental Capital (3)                92,750    1.0%         92,750          0            0
-----------------------------------------------------------------------------------------------
Stanislav Nikolaevich Gemes               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Sergei Konstantinovich Afon               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Pavel Alexandrovich Sidorkin              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Stepan Alexandrovich Dybov                250    *               250          0            0
-----------------------------------------------------------------------------------------------
Ilona Yanochevna Nerba                    250    *               250          0            0
-----------------------------------------------------------------------------------------------
Larisa Nikolaevna Timoshina               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Natalya Petrovna Timoshilova              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Anatoly Ivanovich Kim                     250    *               250          0            0
-----------------------------------------------------------------------------------------------
Nina Nikolaevna Kern                      250    *               250          0            0
-----------------------------------------------------------------------------------------------
Alexei Dmitrievich Basuk                  250    *               250          0            0
-----------------------------------------------------------------------------------------------
Vadim Alexandrovich Yuchno                250    *               250          0            0
-----------------------------------------------------------------------------------------------
Maxim Vladimirovitch Golodnitsky          250    *               250          0            0
-----------------------------------------------------------------------------------------------
Ludmila Viktorovna Sandaluk               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Vladimir Viktorovich Knyshov              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Michael Dmitrievich Nerba                 250    *               250          0            0
-----------------------------------------------------------------------------------------------
Irina Vladimirovna Kern                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Sergei Michaelovich Nerba                 750    *               750          0            0
-----------------------------------------------------------------------------------------------
Vitaly Alexandrovich Boyarkin             250    *               250          0            0
-----------------------------------------------------------------------------------------------
Victoria Vitalyevna Boyarkina             250    *               250          0            0
-----------------------------------------------------------------------------------------------
Natalya Alexandrovna Boyarkina            250    *               250          0            0
-----------------------------------------------------------------------------------------------
Evgeni Nikolaevich Kern                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Elena Viktorovna Dobrynina                250    *               250          0            0
-----------------------------------------------------------------------------------------------
Alexander Nilolaevich Dobrynin            250    *               250          0            0
-----------------------------------------------------------------------------------------------
Denis Michaelovich Nevzorov               250    *               250          0            0
-----------------------------------------------------------------------------------------------
Tatyana Alexandrovna Nevzorova            250    *               250          0            0
-----------------------------------------------------------------------------------------------
Michael Nikolaevich Nevzorov              250    *               250          0            0
-----------------------------------------------------------------------------------------------
Olga Nikolaevna Nerba                     250    *               250          0            0
-----------------------------------------------------------------------------------------------
Tatyana Tichonovna Rumina                 250    *               250          0            0
-----------------------------------------------------------------------------------------------
Nikolai Petrovich Rumin                   250    *               250          0            0
-----------------------------------------------------------------------------------------------

                                     33



Vladimir Yrevich Dobrov                   250    *               250          0            0
-----------------------------------------------------------------------------------------------
Natalya Vladimirovna Prishkolnik          250    *               250          0            0
-----------------------------------------------------------------------------------------------
Charles S. Roberson                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
David E. Carra                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
April K. Carlisle                         600    *               600          0            0
-----------------------------------------------------------------------------------------------
Rich Hemmer                               600    *               600          0            0
-----------------------------------------------------------------------------------------------
Stephen Lee                               600    *               600          0            0
-----------------------------------------------------------------------------------------------
Susan Elizabeth Cormell                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Julie Caroline Avery                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pamela Avery                              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Robert George William Avery               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Roger Thomas Sant                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Victor Charles Bowmer                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Robert Charles Bowmer                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Barbara Jean Ellson                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
John Peter Debney                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Emma Weight                               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jean Weight                               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Guevara Diaz                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
David Guevara Diaz                        600    *               600          0            0
-----------------------------------------------------------------------------------------------
Mevert Aurelio Serrano Selazco            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pablo Hernandez Gallon                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Juan Dario Hernandez Cano                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mario J. Lemoine Iragorri                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Frank Enrique Ladera Ladera               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Felipe Enrique Betancourt Garcia          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Fernandez Quintero Reinaldo Alberto       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mena Matute Mayerling Daliath             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Guevara Diaz Monica                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Carlos Jesus Guevara Diaz                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eduardo Jose Banco                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Loreto Gutierrez                100    *               100          0            0
-----------------------------------------------------------------------------------------------
Alexander Luis Barretto                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonardo Pedrin Vargas                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jeans Carlos Herrera                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
David Curbenos Garcia                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pedro Pablo Gutierrez Moreno              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Julio Cesar Rodriguez Revette             100    *               100          0            0
-----------------------------------------------------------------------------------------------

                                     34


Neil Alberto Alcala Bello                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Victor Jose Monillo                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Angel Jose Oneca                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonel Antonio Borreso Herrera            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Carlos Alberto Armas                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Hector  Jose  Alvarez Mejias              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Vegas                           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Daisy Oviedo De Lara                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mitzy Capriles De Ledezma                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Rosalia Romero                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jesus Amoyo Gomez                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Amadeo Leyba                              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mercedes Vargas                           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Daniela  Schadendorf De Esparis           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonardo Velazquez                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Susana Prada De Allulli                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Pimentel Latvaa                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Esdgan Mujica                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Feliz Oletta                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Dulce Delgado                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maria Cristina Parra                      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Nelson Jose Lara                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Nancy Montero                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Luis Enrique Oberto                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mariztza Matiozzi                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jorge Carvajal Morales                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Fernando Pereira                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Wilmer  Jose  De Abrev  Vazquez           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jacqueline  Carrasco  Gamez               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Iraida  De La Corteza  Carrasco De John   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Victor  Jovanny  Suarez  Valdes Pino      100    *               100          0            0
-----------------------------------------------------------------------------------------------
Abranham Giraud L.                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pablo  Rafael  Barretto                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jhonny  Emiliano  Diaz  Pacheco           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jorge A. Briones  Torrealba               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Omar  Antonio  Morales  Mancano           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Williams Montes                           100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pedro Pacheco                             100    *               100          0            0
-----------------------------------------------------------------------------------------------

                                     35


Manuel Antonio Gonzalez Gonzalez          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Rafael Chenubini Ocando                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Pedro Miguel Cardozo Azuaje               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Luis Ferreira                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Brieda Aular Perez                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Henry Rossenschein                        100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ernesto Fernandez                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Dumas Roberto Gomez Gonzalez              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Guillermo Paredes                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jose Dominguez                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Hugo Cesar Bastidas                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Richard Tovar                             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Feliz Morales Marcano                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Mario Olivares Marcano                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
George Dao Dao                            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Alejandro Andres H.                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Francis Carolina Maldonado Gonzalez       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Leonardo George Bastardo                  100    *               100          0            0
-----------------------------------------------------------------------------------------------
Elba Elena Diaz Acero                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Roberto Carlos Diaz                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Silio Antonio Manzanero Lariva            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eduardo Jose Crespo                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Josueismael Gomez                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eduardo Palomar Lopez                     100    *               100          0            0
-----------------------------------------------------------------------------------------------
Miguel Enrique Ravelo Vouteris            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ibain Gregorio Lopez Artiaga              100    *               100          0            0
-----------------------------------------------------------------------------------------------
Gabriel Antonio Caraballo Soto            100    *               100          0            0
-----------------------------------------------------------------------------------------------
Edgar Jose Maldonado Garcia               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maria Particia Pichardo                   100    *               100          0            0
-----------------------------------------------------------------------------------------------
Rafael Angel Chavez                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Eric David Domingo Azaujo                 100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maikel Lopez  Lopez                       100    *               100          0            0
-----------------------------------------------------------------------------------------------
Gustavo Heiten Aguylar                    100    *               100          0            0
-----------------------------------------------------------------------------------------------
Carlos Alfredo Ferreira Moron             100    *               100          0            0
-----------------------------------------------------------------------------------------------
Maria Josefa Cheda Saavedra               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Hermogenes Francisco Gil Suarez           100    *               100          0            0
-----------------------------------------------------------------------------------------------
William Rommel Montes Rojas               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Miguel Antonio Flores Vargas              100    *               100          0            0
-----------------------------------------------------------------------------------------------

                                     36


Ruben Silva Boico                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Ersel Susar                               100    *               100          0            0
-----------------------------------------------------------------------------------------------
Jeriah D. Civlei                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
John Tsai                                 350    *               350          0            0
-----------------------------------------------------------------------------------------------
Guillermo Guevara                         100    *               100          0            0
-----------------------------------------------------------------------------------------------
Elizabeth Hudson                          100    *               100          0            0
-----------------------------------------------------------------------------------------------
Graham Bowmer                             100    *               100          0            0
-----------------------------------------------------------------------------------------------

* Less than 1%.

(1) Assuming all shares registered are sold.
(2) MAS Capital Inc. is controlled by Aaron Tsai. Aaron Tsai is officer, director and control person of MAS Capital Inc. Mas Capital Inc. is a selling security holder. Aaron Tsai personally is not a selling security holder.
(3) Continental Capital  is controlled by Dodi Handy.
(4) Leon J. Sabean is personally doing business as World Financial.

     Following selling stockholders have served as our Directors in the past:
Aaron Tsai, Charles S. Roberson, David E. Carra, April K. Carlisle, Rich Hemmer, Stephen Lee, Ersel Susar, Jeriah D. Civlei, John Tsai,Guillermo Guevara, Elizabeth Hudson and L.J. Sabean.

                                LEGAL PROCEEDINGS

     The Company is not a party to any legal proceedings.


                                  LEGAL MATTERS

     Charlotte M. Liebig, Attorney-At-Law has acted as our counsel in connection with this offering, including the validity of the issuance of the shares offered under this prospectus.


                                      EXPERTS

     The financial statements of Chineseinvestors.com, Inc. at May 31, 2000 appearing in this Prospectus and Registration Statement have been audited by Stark Tinter & Associates, LLC, independent auditors, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                               ADDITIONAL INFORMATION

     We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and the shares we are offering in this prospectus, refer to the registration statement and its exhibits. The statements we make in this prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about those contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement.

     As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. Our filings may be inspected and copied without charge at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, we are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                        INDEX TO FINANCIAL STATEMENTS

Content                                                                    Page
------------------------------------------------------------------------   ----

Balance Sheet at August 31, 2000                                           F-2

Statements of Operations for the Three Months Ended August 31, 2000 & 1999 F-3

Statements of Cash Flows for the Three Months Ended August 31, 2000 & 1999 F-4

Notes to Financial Statement at August 31, 2000                            F-5

Independent Auditor's Report                                               F-6

Balance Sheet at May 31, 2000                                              F-7

Statement of Operations for the Year Ended May 31, 2000                    F-8

Statement of Stockholders' Equity for the Year Ended May 31, 2000          F-9

Statement of Cash Flows for the Year Ended May 31, 2000                    F-10

Notes to Financial Statements at May 31, 2000                              F-11


            See the accompanying notes to the financial statements

                         Chineseinvestors.com, Inc.
                              Balance Sheet
                              August 31,2000
                               (Unaudited)

Assets                                                ------------
Current Assets:
  Cash                                                $   140,032
   Other current assets                                     3,500
                                                      ------------
    Total Current Assets                                  143,532
                                                      ------------

Property and equipment, net                                26,643
                                                      ------------

Other assets
  Deposits                                                  6,200
  Other                                                     1,282
                                                      ------------
                                                            7,482
                                                      ------------
                                                      $   177,657
                                                      ============

Liabilities and stockholders' equity

Current Liabilities:
  Accounts payable and accrued expenses               $    16,909
                                                      ------------

Stockholders' equity
  Common stock, no par value
   30,000,000 shares authorized,
   8,211,850 shares issued and outstanding              2,249,500
  Common stock subscriptions                            1,000,000
Accumulated deficit                                    (2,088,752)
                                                      ------------
                                                        1,160,748
Receivable for stock subscription                      (1,000,000)
                                                      ------------
                                                          160,748
                                                      ------------
                                                      $   177,657
                                                      ============

                         Chineseinvestors.com, Inc.
                          Statements of Operations
             For the Three Months Ended August 31, 2000 and 1999
                                (Unaudited)

                                                  Three Months    Three Months
                                                      Ended          Ended
                                                    August 31      August 31
                                                      2000           1999
                                                  ------------    ------------
Revenue                                           $   228,052     $         -

Operating expenses:
  General and administrative expenses                 343,854          19,436
  Non cash stock compensation                               -         103,700
  Depreciation                                          1,467             126
                                                  ------------    ------------
                                                      345,321         123,262
                                                  ------------    ------------
Net (Loss)                                        $  (117,269)    $  (123,262)
                                                  ============    ============

Per share information:

  Weighted average shares outstanding -
    basic and fully diluted                          8,316,850      5,471,667
                                                  ============    ============

Net (loss) per share - basic and fully diluted    $     (0.01)    $     (0.02)
                                                  ============    ============

            See the accompanying notes to the financial statements

                         Chineseinvestors.com, Inc.
                          Statements of Cash Flows
             For the Three Months Ended August 31, 2000 and 1999
                                (Unaudited)

                                                  Three Months    Three Months
                                                      Ended          Ended
                                                    August 31      August 31
                                                      2000           1999
                                                  ------------    ------------
Cash flows from operating activities:
Net cash (used in) operating activities           $  (118,345)    $   (15,773)
                                                  ------------    ------------

Cash flows from investing activities:
 Acquisition of property and equipment                 (2,748)         (8,117)
                                                  ------------    ------------
Net cash (used in) operating activities                (2,748)         (8,117)
                                                  ------------    ------------

Cash flows from financing activities:
 Proceeds from stock issuance                         125,000         112,800
                                                  ------------    ------------
  Net cash provided by financing activities           125,000         112,800
                                                  ------------    ------------

Net increase in cash                                    3,907          88,910

Beginning - cash balance                              136,125               -
                                                  ------------    ------------
Ending - cash balance                             $   140,032     $    88,910
                                                  ============    ============


            See the accompanying notes to the financial statements

                          Chineseinvestors.com, Inc.
                        Notes to Financial Statements
                               August 31, 2000
                                  (Unaudited)

(1)  Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and Item 310(b) of Regulation SB. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of May 31, 2000, including notes thereto.

(2)  Earnings Per Share

The Company calculates net income (loss) per share as required by SFAS No. 128,"Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented common stock equivalents were not considered as their effect would be anti dilutive.

(3)  Impairment of Long Lived Assets

Long lived assets and certain identifiable intangibles held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Management has not identified any impairment losses as of August 31, 2000.

(4)  Stockholders' Equity

During the period from June 1, 2000 through June 30, 2000 the Company issued 125,000 shares of its common stock for cash aggregating $125,000. In addition, the Company accepted a subscription for 400,000 shares of its common stock in exchange for a note receivable in the amount of $1,000,000.

                         REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
Chineseinvestors.com, Inc.

We have audited the accompanying balance sheet of Chineseinvestors.com, Inc. as of May 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chineseinvestors.com, Inc. as of May 31, 2000, and the results of its operations, and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a significant loss from operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stark Tinter & Associates, LLC


Denver, Colorado
September 11, 2000

                         Chineseinvestors.com, Inc.
                              Balance Sheet
                               May 31,2000

Assets                                                ------------
Curent Assets:
  Cash                                                 $  136,125
  Other current assets                                      3,500
                                                      ------------
  Total Current Assets                                    139,625
                                                      ------------
Property and equipment, net                                25,362
                                                      ------------

Other assets
  Deposits                                                  6,200
  Other assets                                              1,342
                                                      ------------
                                                            7,542
                                                      ------------
                                                      $   172,529
                                                      ============
Liabilities and stockholders' equity

Current Liabilities:
  Accounts payable and accrued expenses               $    19,511
                                                      ------------

Stockholders' equity
  Common stock, no par value,
  30,000,000 shares authorized,
  8,211,850 shares issued and outstanding               2,124,500
Accumulated deficit                                    (1,971,482)
                                                      ------------
                                                          153,018
                                                      ------------
                                                      $   172,529
                                                      ============

            See the accompanying notes to the financial statements.

                         Chineseinvestors.com, Inc.
                          Statement of Operations
                      For the Year Ended May 31, 2000

Revenue                                               $    85,493

Operating expenses:
  Cost of sales                                             7,364
  General and administrative expenses                     678,869
  Non cash stock compensation                           1,365,700
  Depreciation                                              5,042
                                                      ------------
                                                        2,056,975
                                                      ------------

Net (Loss)                                            $(1,971,482)
                                                      ============

Per share information:

  Weighted average shares outstanding -
    basic and fully diluted                             6,980,203
                                                      ============

Net (loss) per share - basic and fully diluted        $     (0.28)
                                                      ============

             See the accompanying notes to the financial statements.

                         Chineseinvestors.com, Inc.
                    Statement of Stockholders' Equity
                      For the Year Ended May 31, 2000

                                  Common Stock
                           --------------------------   Accumulated
                           Shares        Amount        Deficit        Total
                           ------------  ------------  ------------  -----------
Beginning balance                    -   $         -   $         -   $         -

Issuance of common shares
  for cash at inception        780,000         7,800             -         7,800

Issuance of common shares
  for services at inception  4,620,000        46,200             -        46,200

Issuance of common shares
  for cash                   1,492,350       751,000             -       751,000

Issuance of common shares
  for services               1,319,500     1,391,500             -     1,319,500

Net (loss) for the year             -             -    (1,971,482)   (1,971,482)
                          ------------  ------------  ------------  ------------

Balance at May 31, 2000      8,211,850   $ 2,124,500   $(1,971,482)  $   153,018
                          ============  ============  ============  ============

            See the accompanying notes to the financial statements.

                         Chineseinvestors.com, Inc.
                          Statement of Cash Flows
                      For the Year Ended May 31, 2000

Net (loss)                                            $(1,971,482)
  Adjustments to reconcile net (loss) to net cash
    used in operating activities:
  Depreciation                                              5,042
  Common shares issued for services                     1,365,700
  (Increase) in other current assets                       (3,500)
  (Increase) in other assets                               (7,542)
  Increase in accounts payable and accrued expenses        19,511
                                                      ------------
Net cash (used in) operating activities                  (592,271)
                                                      ------------

Cash flows from investing activities:
  Acquisition of property and equipment                   (30,404)
                                                      ------------
Net cash (used in) investing activities                   (30,404)
                                                      ------------

Cash flows from financing activities:
  Proceeds from stock issuance                            758,800
                                                      ------------
    Net cash provided by financing activities             758,800
                                                      ------------

Net increase in cash                                      136,125

Beginning - cash balance                                        -
                                                      ------------

Ending - cash balance                                 $   136,125
                                                      ============

Supplemental cash flow information:
  Cash paid for income taxes                          $         -
  Cash paid for interest                              $         -

             See the accompanying notes to the financial statements.

                         Chineseinvestors.com, Inc.
                      Notes to Financial Statements
                               May 31,2000

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on June 15, 1999 in the State of California. The Company is a provider of Chinese language web based real time financial information.

Revenue Recognition

The Company recognizes revenue from product sales, net of any discounts, when products are shipped and title passes to customers. Revenues from services are recognized at the time the related service is performed. Additionally, revenues provided from the sale of advertisements will be recognized ratably in the period in which the advertising is displayed.

Revenue is recognized provided that no significant Company obligations remain and collection of the resulting receivable is probable. Provisions are recorded for returns and bad debts.

Web Site Development Costs

The Company will account for its Web Site Development Costs in accordance with FASB EITF 00-2 "Accounting for Web Site Development Costs". The Company's web site will comprise multiple features and offerings that are currently in the planning stage, and it is anticipated that the offerings will require future development and refinement. In connection with the development of its products, the Company will incur external costs for hardware, software, and consulting services, and internal costs for payroll and related expenses of its technology employees directly involved in the development. All hardware costs will be capitalized. Purchased software costs will be capitalized in accordance with Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". All other costs will be reviewed for determination of whether capitalization or expense is appropriate.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives:

                                      Years
                                      -----
        Computer software               3
        Furniture and Fixtures          7
        Other Equipment                 5

Cash, Cash Equivalents and Short-term Investments

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At May 31, 2000 the Company maintained on deposit at a financial institution of $134,366, which deposit exceeds the federal insurance limit of $100,000.

Advertising Costs

The Company expenses all costs of advertising as incurred. Advertising costs included in selling, general and administrative expenses aggregated $148,982.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2000. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Long Lived Assets

The carrying value of long lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on the undiscounted expected future cash flows from the impaired assets.

Net Income (Loss) per Common Share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. Common stock equivalents, if any, are excluded from the computation if their effect would be anti dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information

The Company follows SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Recent Pronouncements

The FASB recently issued Statement No 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not been engaged in derivative instruments transactions or hedging activities and has not yet determined the effect of SFAS No. 133 on the earnings and financial position of the Company.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

Note 2. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended May 31, 2000 the Company incurred a net loss of $1,971,482.

The Company's ability to continue as a going concern is contingent upon its ability to secure financing, increase ownership equity and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. Failure to secure such financing or to raise additional equity capital may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at May 31, 2000:

        Furniture and fixtures                    $  6,847
        Equipment                                   18,130
        Software                                     5,427
                                                  --------
                                                    30,404
        Less: accumulated depreciation               5,042
                                                  --------
                                                  $ 25,362
                                                  ========

Depreciation expense charged to operations was $5,042.

Note 4. STOCKHOLDERS' EQUITY

At May 31, 2000, the Company's no par value common stock authorized was 30,000,000 shares with 8,211,850 shares issued and outstanding. During March 2000 the Company effected a 3 for 2 forward stock split. All share and per share amounts have been adjusted for this split.

At inception, the Company issued 780,000 shares of its common stock for cash aggregating $7,800 ($.01 per share) and 4,620,000 shares of its common stock for services valued at $46,200 ($.01 per share) which management believes is the fair market value of the services provided.

During the year ended May 31, 2000 the Company issued shares of common stock for cash as follows:

       Shares              Per share             Amount
       -------             ---------           ---------
        15,000               $0.06             $   1,000
       802,350               $0.09             $  75,000
       675,000               $1.00             $ 675,000

The 675,000 common shares were issued to an entity controlled by one of the Company's directors.

In addition, the Company issued 1,319,500 shares of common stock for services valued at $1,319,500 ($1.00 per share) which per share value corresponds to the cash price received for common shares sold during the periods which the common shares were issued for services.

Subsequent to May 31, 2000 the Company issued 125,000 shares of its common stock for cash aggregating $125,000 to an entity controlled by one of its directors and 400,000 shares of common stock for a note receivable of $1,000,000.

During the periods covered by these financial statements the Company issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, it could be liable for rescission of the sales if such exemptions were found not to apply and this could have a material negative impact on the Company.

Note 5. INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes", which requires use of the liability method. FAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

          Income tax provision at
            the federal statutory rate         35 %.
          Effect of operating losses          (35)%
                                              ------
                                                -
                                              ======

As of May 31, 2000, the Company has a net operating loss carryforward of approximately $700,000, which will be available to offset future taxable income.If not used, these carryforwards will expire in 2020. The deferred tax asset relating to the operating loss carryforward of approximately $245,000 has been fully reserved at May 31, 2000.

Note 6. COMMITMENTS

Lease

During August 1999 the Company entered into a three year lease, commencing on September 1, 1999, for its office facilities. The lease calls for monthly rent payments of $1,354 which increase by 5% on each anniversary date of the lease.

Minimum annual future rent payments under non-cancelable leases having a remaining term in excess of one year are as follows:

        2001:            $   18,561
        2002:                20,052
        2003:                 5,073
                         ----------
                         $   43,686
                         ==========

Rent expense was $19,615 for the year ended May 31, 2000.

Other

During May 2000 the Company entered into an agreement with MAS Financial Corp.

("MASF") whereby MASF agreed to transfer control of MAS Acquisition LII Corp. ("MASA"), a development stage corporation with no operations or significant assets, which it controls to the Company. Pursuant to the terms of the agreement the Company will acquire approximately 96% of the MASA in exchange for all of its issued and outstanding common stock.

The Company also agreed to pay MASF a consulting fee consisting of $30,000 payable $15,000 upon the signing of the agreement and $15,000 upon the Company's clearance for quotation on the OTC Bulletin Board.

During June 2000 the Company completed the reorganization with MASA. In conjunction therewith, MASA issued 8,200,000 shares of its restricted common stock for all of the issued and outstanding common shares of the Company. This reorganization will be accounted for as though it were a recapitalization of the Company and sale by the Company of 319,900 shares of common stock in exchange for the net assets of MASA. In conjunction with the reorganization MASA changed its name to Chineseinvestors.com, Inc.

                                  GLOSSARY


Internet A worldwide computer network through which you can send a letter, chat with people electronically or search for information on almost any subject you care to think of. Quite simply it is a "network of computer networks". "The Federal Networking Council (FNC) agrees that the following Language reflects our definition of the term "Internet".

                  "Internet" refers to the global information system that -

                  (i) is logically linked together by a globally unique address space based on the Internet Protocol (IP) or its subsequent extentions/follow-ons;

                  (ii) is able to support communications using the Transmission Control Protocol/Internet Protocol (TCP/IP) suite or its Subsequent extensions/follow-ons, and/or other IP-Compatible Protocols; and

                 (iii) provides, uses or makes accessible, either publicly or privately, high level services layered on the communications and related infrastructure described herein."

Content Partners        Where we provide content on third party web-sites.

E-Commerce              business which takes place between companies and
                        individuals using services such as the internet, electronic data interchange or electronic file transfer, where the supplier and the customer can transmit inquiries, orders, invoices, payments etc. to each other directly through their computer systems.

Internet Portal         usually used as a marketing term to describe a Web
                        site that is or is intended to be the first place people see when using the Web. Typically a "Portal site" has a catalog of web sites, a search engine, or both. A Portal site may also offer email and other services to entice people to use that site as their main "point of entry" (hence "portal") to the Web.

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to provisions described in Item 14, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of our expenses in connection with the registration of our common stock. All the expenses are estimated, execept for the SEC registration fee.

     SEC Registration Fee ..................................... $   800.35
     Printing and engraving expenses .......................... $ 2,000.00
     Legal fees and expenses .................................. $   500.00
     Auditors' fees and expenses .............................. $ 3,000.00
     Transfer Agent and Registrar fees ........................ $ 5,000.00
                                                                ----------
     TOTAL                                                      $11,300.35
                                                                ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

            Chineseinvestors.com Inc., a California Corporation
                                (subsidiary)

     Since our inception, we have issued securities without registration under the Securities Act in the transactions set forth below and in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. In connection with all of these transactions, we determined that all of the investors were sophisticated and had access to the kind of information that would otherwise be contained in a registration statement.

On July 21, 1999, we issued 2,250,000 shares of our common stock to Mr. Warren Wei Wang and Mrs. Lan Jiang for $7,800 cash and consulting service rendered at $ 0.01 per share.

On July 21, 1999, we issued 1,500,000 shares of our common stock to Clayton Miller for consulting services rendered at $ 0.01 per share.

On July 21, 1999, we issued 1,650,000 shares of our common stock to Superior Trading Inc. for consulting services rendered at $ 0.01 per share.

On August 9, 1999, we issued 40,000 shares of our common stock to Capital Access Bureau for consulting services rendered at $ 1.00 per share.

On August 12, 1999, we issued 100,000 shares of our common stock to World Financial DBA for $100,000 cash at the price of $ 1.00 per share.

On August 18, 1999, we issued 37,500 shares of our common stock to Ming Jun Guo for $ 5,000 cash at the price of $ 0.13 per share.

On August 18, 1999, we issued 15,000 shares of our common stock to Ming Jun Guo for consulting services rendered cash at the price of $ 1 per share.

On August 18, 1999, we issued 22,500 shares of our common stock to Jing Wang for consulting services rendered at $ 1.00 per share.

On September 7, 1999, we issued 748,500 shares of our common stock to Breyer Ashton Corp. for consulting services rendered at $ 1.00 per share.

On September 13, 1999, we issued 50,000 shares of our common stock to World Financial DBA for $50,000 cash at $ 1.00 per share.

On September 14, 1999, we issued 50,000 shares of our common stock to World Financial DBA for $50,000 cash at $ 1.00 per share.

On October 27, 1999, we issued 749,850 shares of our common stock to Stephen
C. C. Chen for $70,000 cash at $0.093 per share.

On October 27, 1999, we issued 30,000 shares of our common stock to William Fox for consulting services rendered at $ 1.00 per share.

On October 27, 1999, we issued 15,000 shares of our common stock to Nan Hsun for consulting services rendered at $ 1.00 per share.

On December 15, 1999, we issued 50,000 shares of our common stock to World Financial DBA for $50,000 cash at $ 1.00 per share.

On December 17, 1999, we issued 50,000 shares of our common stock to World Financial DBA for $50,000 cash at $ 1.00 per share.

On January 19, 2000, we issued 100,000 shares of our common stock to World Financial DBA for $100,000 cash at $ 1.00 per share.

On January 27, 2000, we issued 75,000 shares of our common stock to World Financial DBA for $75,000 cash at $ 1.00 per share.

On February 24, 2000, we issued 125,000 shares of our common stock to World Financial DBA for $125,000 cash at $ 1.00 per share.

On March 7, 2000, we issued 75,000 shares of our common stock to Ming-Fen Hung for consulting services rendered at $ 1.00 per share.

On April 26, 2000, we issued 75,000 shares of our common stock to Charmine Palmer for consulting services rendered at $ 1.00 per share.

On May 23, 2000, we issued 75,000 shares of our common stock to World Financial DBA for $75,000 cash at $ 1.00 per share.

On May 31, 2000, we issued 15,000 shares of our common stock to Clifford Hunt for $1,000 at $ 0.067 per share.

On May 31, 2000, we issued 15,000 shares of our common stock to Qing Li for services rendered at $ 1.00 per share.

On May 31, 2000, we issued 15,000 shares of our common stock to Li Zheng for consulting services rendered at $ 1.00 per share.

On May 31, 2000, we issued 15,000 shares of our common stock to Lexington Advisers Inc. for consulting services rendered at $ 1.00 per share.

On May 31, 2000, we issued 7,500 shares of our common stock to Liang Jiang for consulting services rendered at $ 1.00 per share.

On May 31, 2000, we issued 75,000 shares of our common stock to Ying Li Diep for consulting services rendered at $ 1.00 per share.

On May 31, 2000, we issued 75,000 shares of our common stock to Akifumi Sakiyama for consulting services rendered at $ 1.00 per share.

On May 31, 2000, we issued 100,000 shares of our common stock to Zheng Ge for consulting services rendered at $ 1.00 per share.

On May 31, 2000, we issued 5,000 shares of our common stock to Amanda Kim for consulting services rendered at $ 1.00 per share.

On May 31, 2000, we issued 3,000 shares of our common stock to Wei Zheng for consulting services rendered at $ 1.00 per share.

On May 31, 2000, we issued 3,000 shares of our common stock to Tun-yu Wang for consulting services rendered at $ 1.00 per share.

                ChineseInvestors.com Inc. an Indiana Corporation
                              (Parent Company)

On January 6, 1997, we issued 8,500,000 shares of Common Stock to Aaron Tsai, our former President for $90, which was below the par value at $.001 per common share. We relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 6, 1997, we issued 500 shares of Common Stock and on September 30, 1998 we issued 750 shares of Common Stock to our former directors as compensation for their consulting services valued at $1 and $1, respectively. We relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 1, 1999, we issued 100 shares of Common Stock to an individual as compensation for consulting service valued at $0. We relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On January 6, 1997, Aaron Tsai gifted 50,000 shares of Common Stock each to three of our former directors for a total of 150,000 shares of Common Stock. Aaron Tsai relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the transfer of the 150,000 shares. On January 6, 1997 and on January 31, 1998, Aaron Tsai gifted 50,000 shares of Common Stock each to two non-U.S. persons for a total of 100,000 shares of Common Stock as gift. Aaron Tsai relied on exemption provided by Regulation S of the Securities Act of 1933, as amended, for the transfer of 100,000 shares of Common Stock to these two non-U.S. persons.

On March 31, 1997, we completed a distribution of 7,750 shares of Common Stock to the following 31 non-U.S. persons as gift. We relied on exemption provided by Regulation S of the Securities Act of 1933, as amended.

-----------------------------------------------------------------------------------------------
                                          Shares
-----------------------------------------------------------------------------------------------
Stanislav Nikolaevich Gemes               250
-----------------------------------------------------------------------------------------------
Sergei Konstantinovich Afon               250
-----------------------------------------------------------------------------------------------
Pavel Alexandrovich Sidorkin              250
-----------------------------------------------------------------------------------------------
Stepan Alexandrovich Dybov                250
-----------------------------------------------------------------------------------------------
Ilona Yanochevna Nerba                    250
-----------------------------------------------------------------------------------------------
Larisa Nikolaevna Timoshina               250
-----------------------------------------------------------------------------------------------
Natalya Petrovna Timoshilova              250
-----------------------------------------------------------------------------------------------
Anatoly Ivanovich Kim                     250
-----------------------------------------------------------------------------------------------
Nina Nikolaevna Kern                      250
-----------------------------------------------------------------------------------------------
Alexei Dmitrievich Basuk                  250
-----------------------------------------------------------------------------------------------
Vadim Alexandrovich Yuchno                250
-----------------------------------------------------------------------------------------------
Maxim Vladimirovitch Golodnitsky          250
-----------------------------------------------------------------------------------------------
Ludmila Viktorovna Sandaluk               250
-----------------------------------------------------------------------------------------------
Vladimir Viktorovich Knyshov              250
-----------------------------------------------------------------------------------------------
Michael Dmitrievich Nerba                 250
-----------------------------------------------------------------------------------------------
Irina Vladimirovna Kern                   250
-----------------------------------------------------------------------------------------------
Sergei Michaelovich Nerba                 250
-----------------------------------------------------------------------------------------------
Vitaly Alexandrovich Boyarkin             250
-----------------------------------------------------------------------------------------------
Victoria Vitalyevna Boyarkina             250
-----------------------------------------------------------------------------------------------
Natalya Alexandrovna Boyarkina            250
-----------------------------------------------------------------------------------------------
Evgeni Nikolaevich Kern                   250
-----------------------------------------------------------------------------------------------
Elena Viktorovna Dobrynina                250
-----------------------------------------------------------------------------------------------
Alexander Nilolaevich Dobrynin            250
-----------------------------------------------------------------------------------------------
Denis Michaelovich Nevzorov               250
-----------------------------------------------------------------------------------------------
Tatyana Alexandrovna Nevzorova            250
-----------------------------------------------------------------------------------------------
Michael Nikolaevich Nevzorov              250
-----------------------------------------------------------------------------------------------
Olga Nikolaevna Nerba                     250
-----------------------------------------------------------------------------------------------
Tatyana Tichonovna Rumina                 250
-----------------------------------------------------------------------------------------------
Nikolai Petrovich Rumin                   250
-----------------------------------------------------------------------------------------------
Vladimir Yrevich Dobrov                   250
-----------------------------------------------------------------------------------------------
Natalya Vladimirovna Prishkolnik          250
-----------------------------------------------------------------------------------------------

On September 30, 1998 we completed a distribution of 10,800 shares of Common Stock to the following 108 non-U.S. persons as gift. We relied on exemption provided by Regulation S of the Securities Act of 1933, as amended.

-----------------------------------------------------------------------------------------------
                                          Shares
-----------------------------------------------------------------------------------------------
Susan Elizabeth Cormell                   100
-----------------------------------------------------------------------------------------------
Julie Caroline Avery                      100
-----------------------------------------------------------------------------------------------
Pamela Avery                              100
-----------------------------------------------------------------------------------------------
Robert George William Avery               100
-----------------------------------------------------------------------------------------------
Roger Thomas Sant                         100
-----------------------------------------------------------------------------------------------
Victor Charles Bowmer                     100
-----------------------------------------------------------------------------------------------
Robert Charles Bowmer                     100
-----------------------------------------------------------------------------------------------
Barbara Jean Ellson                       100
-----------------------------------------------------------------------------------------------
John Peter Debney                         100
-----------------------------------------------------------------------------------------------
Emma Weight                               100
-----------------------------------------------------------------------------------------------
Jean Weight                               100
-----------------------------------------------------------------------------------------------
Jose Luis Guevara Diaz                    100
-----------------------------------------------------------------------------------------------
David Guevara Diaz                        100
-----------------------------------------------------------------------------------------------
Mevert Aurelio Serrano Selazco            100
-----------------------------------------------------------------------------------------------
Pablo Hernandez Gallon                    100
-----------------------------------------------------------------------------------------------
Juan Dario Hernandez Cano                 100
-----------------------------------------------------------------------------------------------
Mario J. Lemoine Iragorri                 100
-----------------------------------------------------------------------------------------------
Frank Enrique Ladera Ladera               100
-----------------------------------------------------------------------------------------------
Felipe Enrique Betancourt Garcia          100
-----------------------------------------------------------------------------------------------
Fernandez Quintero Reinaldo Alberto       100
-----------------------------------------------------------------------------------------------
Mena Matute Mayerling Daliath             100
-----------------------------------------------------------------------------------------------
Guevara Diaz Monica                       100
-----------------------------------------------------------------------------------------------
Carlos Jesus Guevara Diaz                 100
-----------------------------------------------------------------------------------------------
Eduardo Jose Banco                        100
-----------------------------------------------------------------------------------------------
Jose Luis Loreto Gutierrez                100
-----------------------------------------------------------------------------------------------
Alexander Luis Barretto                   100
-----------------------------------------------------------------------------------------------
Leonardo Pedrin Vargas                    100
-----------------------------------------------------------------------------------------------
Jeans Carlos Herrera                      100
-----------------------------------------------------------------------------------------------
David Curbenos Garcia                     100
-----------------------------------------------------------------------------------------------
Pedro Pablo Gutierrez Moreno              100
-----------------------------------------------------------------------------------------------
Julio Cesar Rodriguez Revette             100
-----------------------------------------------------------------------------------------------
Neil Alberto Alcala Bello                 100
-----------------------------------------------------------------------------------------------
Victor Jose Monillo                       100
-----------------------------------------------------------------------------------------------


Angel Jose Oneca                          100
-----------------------------------------------------------------------------------------------
Leonel Antonio Borreso Herrera            100
-----------------------------------------------------------------------------------------------
Carlos Alberto Armas                      100
-----------------------------------------------------------------------------------------------
Hector  Jose  Alvarez Mejias              100
-----------------------------------------------------------------------------------------------
Jose Luis Vegas                           100
-----------------------------------------------------------------------------------------------
Daisy Oviedo De Lara                      100
-----------------------------------------------------------------------------------------------
Mitzy Capriles De Ledezma                 100
-----------------------------------------------------------------------------------------------
Rosalia Romero                            100
-----------------------------------------------------------------------------------------------
Jesus Amoyo Gomez                         100
-----------------------------------------------------------------------------------------------
Amadeo Leyba                              100
-----------------------------------------------------------------------------------------------
Mercedes Vargas                           100
-----------------------------------------------------------------------------------------------
Daniela  Schadendorf De Esparis           100
-----------------------------------------------------------------------------------------------
Leonardo Velazquez                        100
-----------------------------------------------------------------------------------------------
Susana Prada De Allulli                   100
-----------------------------------------------------------------------------------------------
Jose Pimentel Latvaa                      100
-----------------------------------------------------------------------------------------------
Esdgan Mujica                             100
-----------------------------------------------------------------------------------------------
Jose Feliz Oletta                         100
-----------------------------------------------------------------------------------------------
Dulce Delgado                             100
-----------------------------------------------------------------------------------------------
Maria Cristina Parra                      100
-----------------------------------------------------------------------------------------------
Nelson Jose Lara                          100
-----------------------------------------------------------------------------------------------
Nancy Montero                             100
-----------------------------------------------------------------------------------------------
Luis Enrique Oberto                       100
-----------------------------------------------------------------------------------------------
Mariztza Matiozzi                         100
-----------------------------------------------------------------------------------------------
Jorge Carvajal Morales                    100
-----------------------------------------------------------------------------------------------
Fernando Pereira                          100
-----------------------------------------------------------------------------------------------
Wilmer  Jose  De Abrev  Vazquez           100
-----------------------------------------------------------------------------------------------
Jacqueline  Carrasco  Gamez               100
-----------------------------------------------------------------------------------------------
Iraida  De La Corteza  Carrasco De John   100
-----------------------------------------------------------------------------------------------
Victor  Jovanny  Suarez  Valdes Pino      100
-----------------------------------------------------------------------------------------------
Abranham Giraud L.                        100
-----------------------------------------------------------------------------------------------
Pablo  Rafael  Barretto                   100
-----------------------------------------------------------------------------------------------
Jhonny  Emiliano  Diaz  Pacheco           100
-----------------------------------------------------------------------------------------------
Jorge A. Briones  Torrealba               100
-----------------------------------------------------------------------------------------------
Omar  Antonio  Morales  Mancano           100
-----------------------------------------------------------------------------------------------
Williams Montes                           100
-----------------------------------------------------------------------------------------------
Pedro Pacheco                             100
-----------------------------------------------------------------------------------------------
Manuel Antonio Gonzalez Gonzalez          100
-----------------------------------------------------------------------------------------------
Rafael Chenubini Ocando                   100
-----------------------------------------------------------------------------------------------
Pedro Miguel Cardozo Azuaje               100
-----------------------------------------------------------------------------------------------



Jose Luis Ferreira                        100
-----------------------------------------------------------------------------------------------
Brieda Aular Perez                        100
-----------------------------------------------------------------------------------------------
Henry Rossenschein                        100
-----------------------------------------------------------------------------------------------
Ernesto Fernandez                         100
-----------------------------------------------------------------------------------------------
Dumas Roberto Gomez Gonzalez              100
-----------------------------------------------------------------------------------------------
Guillermo Paredes                         100
-----------------------------------------------------------------------------------------------
Jose Dominguez                            100
-----------------------------------------------------------------------------------------------
Hugo Cesar Bastidas                       100
-----------------------------------------------------------------------------------------------
Richard Tovar                             100
-----------------------------------------------------------------------------------------------
Feliz Morales Marcano                     100
-----------------------------------------------------------------------------------------------
Mario Olivares Marcano                    100
-----------------------------------------------------------------------------------------------
George Dao Dao                            100
-----------------------------------------------------------------------------------------------
Alejandro Andres H.                       100
-----------------------------------------------------------------------------------------------
Francis Carolina Maldonado Gonzalez       100
-----------------------------------------------------------------------------------------------
Leonardo George Bastardo                  100
-----------------------------------------------------------------------------------------------
Elba Elena Diaz Acero                     100
-----------------------------------------------------------------------------------------------
Roberto Carlos Diaz                       100
-----------------------------------------------------------------------------------------------
Silio Antonio Manzanero Lariva            100
-----------------------------------------------------------------------------------------------
Eduardo Jose Crespo                       100
-----------------------------------------------------------------------------------------------
Josueismael Gomez                         100
-----------------------------------------------------------------------------------------------
Eduardo Palomar Lopez                     100
-----------------------------------------------------------------------------------------------
Miguel Enrique Ravelo Vouteris            100
-----------------------------------------------------------------------------------------------
Ibain Gregorio Lopez Artiaga              100
-----------------------------------------------------------------------------------------------
Gabriel Antonio Caraballo Soto            100
-----------------------------------------------------------------------------------------------
Edgar Jose Maldonado Garcia               100
-----------------------------------------------------------------------------------------------
Maria Particia Pichardo                   100
-----------------------------------------------------------------------------------------------
Rafael Angel Chavez                       100
-----------------------------------------------------------------------------------------------
Eric David Domingo Azaujo                 100
-----------------------------------------------------------------------------------------------
Maikel Lopez  Lopez                       100
-----------------------------------------------------------------------------------------------
Gustavo Heiten Aguylar                    100
-----------------------------------------------------------------------------------------------
Carlos Alfredo Ferreira Moron             100
-----------------------------------------------------------------------------------------------
Maria Josefa Cheda Saavedra               100
-----------------------------------------------------------------------------------------------
Hermogenes Francisco Gil Suarez           100
-----------------------------------------------------------------------------------------------
William Rommel Montes Rojas               100
-----------------------------------------------------------------------------------------------
Miguel Antonio Flores Vargas              100
-----------------------------------------------------------------------------------------------
Ruben Silva Boico                         100
-----------------------------------------------------------------------------------------------

On June 1, 2000, we issued 5,500 shares of our common stock to Jianping Wu for Consulting services rendered at $ 1.00 per share. We relied on exemption provided by
Section 4(2) of the Securities Act of 1933, as amended.


On June 1, 2000, we issued 25,000 shares of our common stock to World
Financial
DBA for $25,000 cash at $ 1.00 per share. We relied on exemption provided by
Section 4(2) of the Securities Act of 1933, as amended.


On June 12, 2000, we issued 40,000 shares of our common stock to World
Financial
DBA for $40,000 cash at $ 1.00 per share. We relied on exemption provided by
Section 4(2) of the Securities Act of 1933, as amended.


On July 20, 2000, we issued 60,000 shares of our common stock to World
Financial
DBA for $60,000 cash at $ 1.00 per share. We relied on exemption provided by
Section 4(2) of the Securities Act of 1933, as amended.


On June 12, 2000, we issued 8,200,000 shares of our common stock to the shareholders of our subsidiary company, Chineseinvestors.com Inc. in an one to one excahnge.

On September 15, 2000, we issued 11,850 shares of our common stock to Warren
Wei
Wang & Lan Jiang in an one to one exchange for shares of our subsidiary company,
Chineseinvestors.com Inc.

On September 26, 2000, we issued 92,750 shares of our common stock to Continental Capital for financial relations services rendered at $ 1.00 per share.
We relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On August 8, 2000, we issued 400,000 shares of our common stock to Bombay Associates Inc. for $1,000,000 Note. We relied on exemption provided by
Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS


EXHIBIT         DESCRIPTION OF EXHIBIT
-------         --------------------------------------------------------

   2.1          Merger Agreement

   3.1          Articles of Incorporation - MAS Acquisition LII Corp.

   3.11         Certificate of Incorporation of MAS Acquisition LII Corp.

   3.2          Articles of Amendment of the Article of Incorporation -
                MAS Acquisition LII Corp.

   3.3          Articles of incorporation - CHINESEINVESTORS.COM Inc.

   3.4 Certificate of Amendment of Article of Incorporation of Chineseinvestors.com, Inc.

   3.5          By-laws

   5.1          Opinion Regarding Legality

  10.1          Standard Shopping Center Lease

  10.2          YAHOO! INC. Content License Agreement (Revenue Share)

  10.3          Co-Branding Cooperation Agreement with SINA

  10.4          Consulting Agreement

  10.5          Client Service Agreement

  23.1          Consent of Counsel

  23.2          Consent of Stark Tinter & Associates, LLC, Certified
                Public Accountants

------------------------------------------------------------------------

ITEM 28. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (iv) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Arcadia, California.

                                  Chineseinvestors.com, Inc.

Date: January 30, 2001        By: /s/ Warren Wei Wang
                                  __________________________________
                                  Warren Wei Wang
                                  Chief Executive Officer



     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


Signature               Title                                 Date
--------------------   ------------------------------------  ---------

/s/ Warren Wei Wang    Chairman of the Board, President,
--------------------   Chief Executive Officer and Director  January 30, 2001
Warren Wei Wang

/s/ Lan Jiang          Treasurer and Director                January 30, 2001
--------------------
Lan Jiang

/s/ Clayton Miller     Chief Operating Officer, Director,    January 30, 2001
--------------------   Secretary and Vice President
Clayton Miller

/s/ Stephen C.C. Chen  Director                              January 30, 2001
---------------------
Stephen C.C. Chen

EXHIBIT 2.1  Merger Agreement

                           MERGER AGREEMENT

                PLAN AND AGREEMENT OF REORGANIZATION

                                BETWEEN

                        MAS Acquisition LII Corp.
                        (an Indiana corporation)

                                  AND

                        Chineseinvestors.com, Inc.
                        (a California corporation)

This Plan and Agreement of Reorganization is entered into this 12th day of June, 2000, by and between MAS Acquisition LII Corp., an Indiana corporation, with offices at 17 N. Governor Street, Evansville, Indiana 47711, hereafter referred to as "MAS" and Chineseinvestors.com, Inc. a California corporation, with offices at 411 E. Huntington Drive, #313, Arcadia, California 91006, and its shareholders, hereinafter referred to as "CHI".

This Plan or Reorganization is within the meaning of Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended, MAS will acquire from the shareholders of CHI all of the issued and outstanding shares of CHI in return for 8,200,000 shares of the authorized but unissued shares of MAS. CHI will then become and operate as a wholly owned subsidiary of MAS.

AGREEMENT

In order to consummate such plan of reorganization, the parties hereto, in consideration of the mutual agreements and on the basis of the representations and warranties hereafter set forth, do hereby agree, as follows:

ARTICLE I

1.01. Transfer of CHI capital stock and consideration for transfer: Subject to the terms and conditions of this Agreement, each CHI shareholder shall have endorsed and delivered his or her certificate to Warren Wei Wang, Chairman of CHI, as Trustee, prior to the closing date, who shall, at such closing, deliver said certificates to Aaron Tsai in exchange for the stated number of shares of MAS (subject to the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended) as set forth in 1.02 below.

1.02. Consideration for transfer to MAS: On the closing date, subject to the terms and conditions of this Agreement, and in full consideration for the transfer and delivery to MAS of all the issued and outstanding shares of CHI. MAS shall cause to be delivered, 8,200,000 shares of the authorized but unissued capital stock of MAS. Said MAS shares shall be broken down into individual names and amounts as requested in writing by Warren Wei Wang, authorized agent for the CHI shareholders, and when issued, such shares to be fully paid and nonassessable. Such shares shall not be free trading as they are not at this time registered or covered by any exemption. Said shares will be restricted in nature and said restriction shall be reflected on the face of all certificates included in the MAS shares.

ARTICLE II

2.01. Closing: The time of delivery by CHI stockholders of their respective shares as provided in Paragraph 1.01 of this Agreement having already taken place, said shares being held by Warren Wei Wang, as authorized agent, and the certificate(s) for MAS shares as authorized by the Board of Directors of MAS being in hand for delivery to Aaron Tsai, as authorized agent, closing shall be effective with the signing of this Agreement. For purposes of record, closing shall be effective as of the 12th day of June, 2000, 5 p.m. Central Time.

ARTICLE III

3.01. Representations and Warranties by CHI:

(1) CHI is a corporation duly organized and validly existing and in good standing under the laws of the State of California. It has all requisite corporate power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. CHI is duly qualified, licensed, or domesticated and in good standing as a foreign corporation authorized to do business in each jurisdiction wherein the nature of its activities conducted or the character of its properties make such qualification, licensing, or domestication necessary.

(2)(a) CHI is duly and lawfully authorized by its Articles of Incorporation, to issue the shares of capital stock required by this Agreement; further, CHI has no other authorized series or class of stock. All of the outstanding shares of CHI's capital stock have been duly issued.

   (b) CHI is not presently liable on account of any indebtedness for borrowed monies, except as reflected on the Balance Sheet described in Subparagraph (4), below.

   (c) There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, or other agreements or arrangements of any character or nature whatsoever under which CHI is or may be obligated to issue or purchase shares of its capital stock.


(3) Each CHI stockholder severally and for himself at the time of the Closing on the Closing Date will be the lawful owner of the shares of the capital stock of CHI held in his name, free and clear of all liens, claims and encumbrances of every kind. Each stockholder has full legal right, power, and authority to sell, assign, and transfer his shares of capital stock of CHI; and the delivery of such shares to any person pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances and claims of every kind.

(4) CHI has furnished MAS with an unaudited Balance Sheet of CHI as of March 31, 2000, hereinafter referred to as the Balance Sheet. Such financial statement presents fairly the financial condition of CHI at such date. Specifically, but not by way of limitation, the Balance Sheet discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of CHI at the date thereof.

(5) CHI has not, since March 31, 2000:

   (a) Incurred any obligations or liabilities, absolute, accrued, contingent, or otherwise and whether due or to become due, except current liabilities incurred in the ordinary course of business, none of which adversely affects the business or prospects of CHI.



   (b) Discharged or satisfied any liens or encumbrances, or paid any obligation or liability, absolute, accrued, contingent or otherwise and whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the closing of business on the date of the Balance Sheet, in each case, in the ordinary course of business;

   (c) Declared or made any payment or distribution to its Stockholders or purchased or redeemed, or obligated itself to purchase or redeem, any of its shares of Capital Stock or other securities;

   (d) Mortgaged, pledged, or subjected to lien, or other encumbrances or charges, of its assets, tangible or intangible;

   (e) Sold or transferred any of its assets except for inventory sold in the ordinary course of business or canceled debt or claim;

   (f) Suffered any damage, destruction, or loss (whether or not covered by insurance) affecting the properties, business, or prospects of CHI, or waived any rights of substantial value;

   (g) Entered into any transaction other than in the ordinary course of business.

(6) There are no legal actions, suits, arbitration, or other legal or administrative proceedings pending against CHI which would affect it, its properties, assets, or business. CHI is not in default with respect to any judgment, order or decree of any government agency or instrumentality.

(7) CHI has good and marketable title to all of its properties and assets, including without limitation those reflected in the Balance Sheet and those used or located on property controlled by CHI in its business on the date of the Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those which
    (a) are disclosed on the Balance Sheet as securing specified liabilities;
    (b) are disclosed in the Schedule of Assets referred to in Subparagraph 3.01(8) hereof; or (c) do not materially adversely affect the use thereof. The building and equipment of CHI are in good condition and repair, reasonable wear and tear excepted. CHI has not been, to the knowledge of any officer of CHI, threatened with any action or proceeding under any building or zoning ordinance, regulation or law.

(8) Prior to Closing Date, CHI will have delivered to MAS a separate Schedule of Assets, specifically referring to this paragraph, containing:

   (a) A true and complete aged list of accounts receivable (if any) as of a date no earlier than the Closing Date.

   (b) A true and complete list of all capitalized machinery, tools, equipment, and rolling stock owned by CHI, setting forth all liens, claims, encumbrances, charges, restrictions, covenants, and conditions.

   (c) A complete schedule of all fire and other casualty and liability policies of CHI in effect at the time of delivery of said schedule.

(9) CHI is not a party to, or otherwise bound by, any written or oral:



   (a) Contract or agreement not made in the ordinary course of business;

   (b) Lease with respect to any property, real or personal, whether as lessor or lessee, except as reflected in the Balance Sheet.

   (c) Contract or other commitment continuing for a period of more than thirty days and which is not terminable without cost or other liability to CHI or its successor except as shown on the Balance Sheet.

CHI has in all respects performed all obligations required to be performed by it to date and is not in material default under any of the contracts, agreements, leases, documents, or other arrangement to which it is a party or by which it is otherwise bound.

(10) The books of account, minute books, stock certificate books, and stock transfer ledgers of CHI are complete at Closing and also correct, and there have been no transactions involving the business of CHI which properly should have been set forth in said respective books, other then those set forth therein.

(11) Since the Balance Sheet there has not been any material adverse change in, or event or condition materially and adversely affecting the condition (financial or otherwise) of the properties, assets or liabilities of CHI.

3.02 MAS represents and warrants to CHI and its stockholders as follows:

(1) MAS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Indiana.

(2) MAS is considered a non-reporting company by the SEC.

(3) MAS's authorized capital stock consists of 80,000,000 shares of common stock and 20,000,000 shares of preferred stock, par value $.001. After the completion of this Agreement 8,519,900 shares of common stock will be validly issued and outstanding. This figure reflects the shares beneficially issued to the shareholders of CHI under Rule 3(a)(9) of the Securities Act of 1933.

(4) The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of MAS in accordance with its terms. No provision of the Articles of Incorporation and the amendments thereto, by-laws and any amendments thereto, or of any contract to which MAS is a party or otherwise bound, which prevents MAS from delivering good title to its shares of such capital stock in the manner contemplated hereunder.

(5) MAS has furnished CHI and its shareholders with a statement of management, and previous management, that there are little or no assets and no liabilities, and that the corporation, and its predecessor have had no activities in which it could have incurred any liabilities since the March 31, 2000 financials.



(6) All of the MAS common shares to be issued to CHI shareholders will, when so issued, be validly issued and outstanding, fully paid and non-assessable.



(7) Since the financial condition statement, there has not been any material or adverse change in, or event or condition materially and adversely affecting the condition of MAS.

ARTICLE IV

4.01 CHI covenants that all statements made herein and hereto are true and correct and may be relied upon by MAS.

4.02. CHI covenants and warrants that all books, records and financial statements employed or used in connection with this Agreement are true and correct and that the right to examine same has been extended to MAS and its representatives.

4.03. Federal Securities Act-Unregistered Stock:

(1) Each CHI stockholder acknowledges that the shares of MAS common stock to be delivered to him pursuant to this Agreement have not and are not registered under the 1933 Act, as amended, and that accordingly such stock is not fully transferable except as permitted under various exemptions contained in the 1933 Act, and the rules of the Securities and Exchange Commission interpreting said Act. The provisions contained in this paragraph are intended to ensure compliance with the 1933 Act, as amended.

(2) Each CHI stockholder agrees that the certificates evidencing the shares he will receive shall contain substantially the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITY ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SALE OR TRANSFER OR THAT THE SHARES HAVE BEEN LEGALLY SOLD IN BROKER TRANSACTIONS PURSUANT TO RULE 144 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULGATED UNDER SECURITY ACT OF 1933."

ARTICLE V

5.01 Conditions Precedent:

(1) The aggregate number of shares of the corporation's capital stock tendered by the CHI stockholders at the closing shall constitute 100 percent of all of the issued and outstanding Capital Stock of CHI.

ARTICLE VI

6.01 Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.02. This Agreement shall be construed under and in accordance with the laws of the State of Indiana.

6.03. This Agreement shall be binding on and inure to the benefit of and be enforceable by the CHI shareholders and MAS, their respective heirs, executors, administrators, legal representatives, successors, and assigns except as otherwise expressly provided herein.

6.04. Should there be any litigation arising from this transaction, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. These fees shall be in addition to any other relief which may be awarded.

IN WITNESS WHEREOF, the parties hereto have executed this Plan and Agreement of Reorganization on the date first set forth, at 411 E. Huntington Dr., #313, Arcadia, California, 91006.

FOR MAS ACQUISITION LII CORP.,
an Indiana Corporation


By  /s/  Aaron Tsai
----------------------
Aaron Tsai, President


FOR Chineseinvestors.com, Inc.
a California corporation


By  /s/  Warren Wei Wang
--------------------------
Warren Wei Wang, President

EXHIBIT 3.1  Articles of Incorporation - MAS Acquisition LII Corp.

[SEAL]                            1997010490
ARTICLES OF INCORPORATION                       SUE ANNIE GILROY
State form 4159 (R10 / 8-95)                    SECRETARY OF STATE
Approved by State Board of Accounts 1995        CORPORATIONS DIVISION
                                                302 W. Washington St., Rm.E018
                                                Indianapolis, IN  46204
                                                Telephone: (317) 232-6576

INSTRUCTIONS: Use 8 1/2" x 11" white paper      Indiana Code 23-1-21-2
              for inserts.
              Present original and two (2)      Filing Fee:  $90.00
              copies to address in upper right
              hand corner of this form.
              Please TYPE of PRINT
              Upon completion of filing, the Secretary of State will issue a receipt

                           ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provision of:

X  Indiana Business Corporation Law           Indiana Professional Corporation
                                              Act 1983, Indiana Code 23-1.5-1-
As amended, executes the following            1, et seq. (Professional
Articles of Incorporation:                    corporations must include
                                              Certificate of Registration.)


                     ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word "Corporation", "Incorporated", "Limited", "Company" or an abbreviation thereof.)
     MAS Acquisition LII Corp.

Principal Office:  The address of the principal office of the Corporation is:
Post office address                  City          State            ZIP Code
1922 North Bedford Ave.           Evansville        IN              47711


                     ARTICLE II - REGISTERED OFFICE AND AGENT

  Registered Agent: The name and street address of the Corporation's
Registered   Agent and Registered Office for service of process are:

Name of Registered Agent
     Aaron Tsai

Address of Registered Office (street or building)    City            ZIP Code
  1922 North Bedford Ave.                       Evansville  Indiana  47711


                         ARTICLE III - AUTHORIZED SHARES

Number of shares of the
Corporation is authorized to      20 million Preferred shares par value $0.001
issue:                            80 million Common shares par value $0.001
         If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A."



                           ARTICLE IV - INCORPORATIONS
      [the name(s) and address(es) of the incorporators of the corporation]

                  NUMBER AND STREET
NAME                 OR BUILDING            CITY       STATE        ZIP CODE
Aaron Tsai         1922 North Bedford    Evansville    IN           47711
                   Ave.


  In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Article of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true,

  this  28th  day of   December     , 1996.

Signature   /s/  Aaron Tsai             Printed name   Aaron Tsai
Signature                               Printed name
Signature                               Printed name
The instrument was prepared by: (name)
      Aaron Tsai
Address (number, street, city and state)                            ZIP code
     1922 North Bedford Ave., Evansville IN                         47711

EXHIBIT 3.11  Certificate of Incorporation of MAS Acquisition LII Corp.

         Articles of Incorporation - MAS Acquisition LII Corp.

                        STATE OF INDIANA
                OFFICE OF THE SECRETARY OF STATE

                  CERTIFICATE OF INCORPORATION

                                OF

                    MAS ACQUISITION LII CORP.

I, SUE ANN GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as amended.

NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin January 06, 1997.

[SEAL] In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Sixth day of January, 1997.

                                /s/ Sue Anne Gilroy

                                SUE ANNE GILROY, Secretary of State

EXHIBIT 3.12 Article of Amendment of the Article of Incorporation of MAS Acquisition LII Corp.

ARTICLES OF AMENDMENT OF THE                    SUE ANNIE GILROY
ARTICLES OF INCORPORATION                       SECRETARY OF STATE
State form 38333 (R8 / 12-96)                   CORPORATIONS DIVISION
Approved by State Board of Accounts 1995        302 W. Washington St., Rm.E018
                                                Indianapolis, IN  46204
                                                Telephone: (317) 232-6576

INSTRUCTIONS: Use 8 1/2" x 11" white paper      Indiana Code 23-138-1 et seq.
              for inserts.
              Present original and two copies   Filing Fee:  $30.00
              to address in upper right hand
              corner of this
              Please TYPE of PRINT

EXHIBIT 3.2 Articles of Amendment of the Article of Incorporation - MAS Acquisition LII Corp.


                        ARTICLES OF AMENDMENT OF THE
                        ARTICLES OF INCORPORATION OF:

Name of Coporation                                Date of incorporation
  MAS Acquisition LII Corp.                       January 6, 1997

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:
(indicate appropriate act)

  X  Indiana Business                           Indiana Professional
     Coporation Law                             Corporation Act of 1983

  as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                          ARTICLE I Amendment(s)

The exact text of Article(s)                 I                  of the
Articles

      (NOTE: If amending the name of corporation, write Article "I" in space above and write "The name of the Corporation is ----------," below.)



        The name of the corporation is Chineseinvestors.com, Inc.


                              ARTICLE II

Date of each amendment's adoption:
  June 12, 2000

                              ARTICLE III

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

        SECTION 1 This amendment was adopted by the Board of Director or incorporators and shareholder action was not required.

   X    SECTION 2  The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment.
                   The amendment was adopted by: (Shareholder approval may be by either A or B.)

                   A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

        8,519,900       Shares entitled to vote
        8,200,000       Number of shares represented at the meeting
        8,200,000       Shares voted in favor
        0               Shareds voted against

                   B. Unanimous written consent executed on June 12, 2000 and signed by all shareholders entitled to vote.


                   ARTICLE IV Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to penalties of perjury, that the statements contained herein are true, this 12th day of June, 2000.

Signature of current officer or                 Printed name of officer or
chairman of the board                           chairman of the board

/s/  Warren Wei Wang                            Warren Wei Wang



Signature's Title

President, Chief Executive Officer, Chairman of the Board and Director

EXHIBIT 3.3  Articles of incorporation - CHINESEINVESTORS.COM Inc.

           Articles of Incorporation - Chineseinvestors.com, Inc.

2141046
                        State of California

                        SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

[SEAL]                                    IN WITNESS WHEREOF, I execute this
                                             certificate and affix the Great
                                             Seal of the State of California
                                             this day of

                                             JUN 18, 1999
                                          ----------------------------------
                                          /s/ Bill Jones
                                          Secretary of State

                        ARTICLE OF INCORPORATION
                                 OF
                        CHINESEINVESTORS.COM INC.
                        -------------------------

                               ARTICLE I

The name of this corporation is CHINESEINVESTORS.COM INC.

                               ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California corporation code.

                               ARTICLE III

The name and address in the state of California of this Corporation's initial agent for service of process is: Lan JIANG
      Address:  4953 Ardsley Dr., Temple City, CA  91780

                               ARTICLE IV

The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000,000.

DATED: 6-11-99        /s/ Lan Jiang                    Lan JIANG
                      /s/ Clayton Miller               Clayton Miller
                      --------------------             -----------------------
                      Signature(s) of In-              (Typed name of
                      corporator/                      of incorporators(s)

I (We) hereby declare that I (We) am (are) the person(s) who executed the foregoing Article of Incorporation, which execution is my (our) act and deed.

                        /s/ Lan JIANG                   Lan JIANG
                        /s/ Clayton Miller              Clayton Miller

EXHIBIT 3.4 Certificate of Amendment of Article of Incorporation of Chineseinvestors.com, Inc.

           Certificate of Amendment of Article of Incorporation of Chineseinvestors.com, Inc.

A0542141
                        State of California

                        SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

[SEAL]                                    IN WITNESS WHEREOF, I execute this
                                             certificate and affix the Great
                                             Seal of the State of California
                                             this day of

                                             APR - 3, 2000
                                          ----------------------------------
                                          /s/ Bill Jones
                                          Secretary of State

EXHIBIT 3.4

                          CERTIFICATE OF AMENDMENT
                                     OF
                          ARTICLES OF INCORPORATION

Lan JIANG AND Clayton Miller certify that:

1. They are the president and the secretary, respectively, of CHINESEINVESTORS.COM INC., a California Corporation.

2. Article IV of the articles of incorporation of this corporation is amended to read as follows:

    The corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 30,000,000.

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 4,653,899. The number of shares voting in favor of the amendment equaled of exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:    February 9, 2000                       /s/ Lan Jiang
                                                ----------------------------
                                                Lan Jiang      President
                                            [Seal]
                                                /s/ Clayton Miller
                                                ----------------------------
                                                Clayton Miller Vice President

EXHIBIT 3.5  By-laws

                           Chineseinvestors.com, Inc.
                            (An Indiana Corporation)

                                    BYLAWS


ARTICLE ONE:  NAME AND OFFICES

1.01 Name. The name of the Corporation is Chineseinvestors.com, Inc., hereinafter referred to as the "Corporation"

1.02 Registered Office and Agent. The Corporation shall establish, designate and maintain a registered office and agent in the State of Indiana. The registered office of the Corporation shall be at 17 N. Governor St., Evansville, Indiana 47711.

1.03 Change of Registered Office or Agent. The Corporation may change its registered office or change its registered agent, or both, as the Board of Directors may from time to time determine.

1.04 Other Offices. The Corporation may have offices at such places both within and without the State of California, or within or without the United States and in any foreign countries as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO:  SHAREHOLDERS

2.01 Place of Meetings. All meetings of the Shareholders for the election of Directors and for any other purpose may be held at such time and place, within or without the State of Indiana, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02 Annual Meeting. An annual meeting of the Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the first Monday in January, beginning in 1997, or such other date as may be selected by the Board of Directors from time to time. At the meeting, the Shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.

2.03 Special Meeting. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the President, the Secretary, the Board of Directors, or the holders of not less than one tenth of all the shares entitled to vote at the meeting. Business transacted at a special meeting shall be confined to the subjects stated in the notice of the meeting.

2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.05 Voting List. At least ten days before each meeting of Shareholders a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order and setting forth the address of each and the number of voting shares held by each, shall be prepared by the Officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder during the whole time of the meeting.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote: Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter subject to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. The Board of Directors may, in the future, at their discretion, direct that voting be cumulative, according to any plan adopted by the Board. At any meeting of the Shareholders, every Shareholder having the right to vote may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.

No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to, or at the time of, the meeting. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken via voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. Cumulative voting is not prohibited.

2.09 Record Date: Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of Shareholders or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Such consent or consents shall have the same force and effect as the requisite vote of the Shareholders at a meeting. The signed consent or consents, or a copy or copies thereof, shall be placed in the minute book of the Corporation. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the requisite written consent or consents of the Shareholders, if applicable. A telegram, telex, cablegram, or similar transaction by a Shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Shareholder, shall be regarded as signed by the Shareholder for purposes of this Section 2.10.

2.11 Order of Business at Meetings. The order of business at annual meetings, and so far as practicable at other meetings of Shareholders, shall be as follows unless changed by the Board of Directors:

     (a)     Call to order
     (b)     Proof of due notice of meeting
     (c)     Determination of quorum and, if necessary, examination of proxies
     (d)     Announcement of availability of voting list (See Bylaw 2.05)
     (e)     Announcement of distribution of annual reports (See Bylaw 8.03)
     (f)     Reading and disposing of minutes of last meeting of Shareholders
     (g)     Reports of Officers and committees, if deemed necessary
     (h)     Appointment of voting inspectors
     (I)     Unfinished business
     (j)     New business
     (k)     Nomination of Directors
     (l)     Opening of polls for voting
     (m)     Recess
     (n)     Reconvening; closing of polls
     (o)     Report of voting inspectors
     (p)     Other business
     (q)     Adjournment


ARTICLE THREE:  DIRECTORS

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the Shareholders.

3.02 Number; Qualification; Election; Term. The Board of Directors shall consist of not less than one member nor more than five members; provided however, the Board of Directors in effect as of the date of effectiveness of these Bylaws consists of three members. A Director need not be a Shareholder or resident of any particular state or country. The Directors shall be elected at the annual meeting of the Shareholders, except as provided in Bylaw

3.03 and 3.05. Each Director elected shall hold office until his successor is elected and qualified. Each person elected as a Director shall be deemed to have qualified unless he states his refusal to serve shortly after being notified of his election.

3.03 Change in Number. The number of Directors may be increased or decreased from time to time by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders.

3.04 Removal. Any Director may be removed either for or without cause at any special or annual meeting of Shareholders by the affirmative vote of a majority, in number of shares, of the Shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Directorif notice of intention to act upon such matter is given in the notice calling such meeting.

3.05 Vacancies. Any unfilled directorship position, or any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise), shall be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, except that a vacancy occurring due to an increase in the number of Directors shall be filled in accordance with Section
3.03 of these Bylaws.

3.06    Election of Directors.  Directors shall be elected by majority vote.

3.07 Place of Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Indiana.

3.08 First Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless the Directors change such time or place by unanimous vote.

3.09 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as determined by the Board of Directors.

3.10 Special Meetings. Special meetings of the Board of Directors may be called by the President or by any Director on three days notice to each Director, given either personally or by mail or by telegram. Except as otherwise expressly provided by statute, or by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in a notice or waiver of notice.

3.11 Majority Vote. At all meetings of the Board of Directors, a majority of the number of Directors then elected and qualified shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

If a quorum is not present at a meeting of the Board of Directors, the Directors present thereat my adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he files his written dissent thereto with the Secretary of the meeting or forwards such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

3.12 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance of each meeting of the Board of Directors, or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any executive, special or standing committees established by the Board of Director, may, by resolution of the Board of Directors, be allowed like compensation and expenses for attending committee meetings.

3.13 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.14    Interested Directors, Officers and Shareholders.

        (a) If Paragraph (b) is satisfied, no contract or other transaction between the Corporation and any of its Directors, Officers or Shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of such relationship or because of the presence of such Director, Officer or Shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

        (b)  Paragraph (a) shall apply only if:

        (1) The material facts of the relationship or interest of each such Director, Officer or Shareholder are known or disclosed:

             (A) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

             (B) To the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for a quorum and voting purposes; or

        (2) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board or the Shareholders.

        (c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

3.15 Certain Officers. The President shall be elected from among the members of the Board of Directors.

3.16 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors. Such consent shall have the same force and effect as unanimous vote of the Board of Directors at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation.Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

ARTICLE FOUR:  EXECUTIVE COMMITTEE

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee from among its members.

4.02 Number; Qualification; Term. The Executive Committee shall consist of one or more Directors. The Executive Committee shall serve at the pleasure of the Board of Directors.

4.03 Authority. The Executive Committee shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; except that the Executive Committee shall not have authority to amend the Articles of Incorporation; approve a plan of merger or consolidation; recommend to the Shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business; recommend to the Shareholders the voluntary dissolution of the Corporation; amend, alter, or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation; fill any vacancy in the Board of Directors or any other corporate committee; fix the compensation of any member of any corporate committee; alter or repeal any resolution of the Board of Directors; declare a dividend; or authorized the issuance of shares of the Corporation. Each Director shall be deemed to have assented to any action of the Executive Committee unless, within seven days after receiving actual or constructive notice of such action, he delivers his written dissent thereto to the Secretary of the Corporation.

4.04 Change in Number. The number of Executive Committee members may be increased or decreased (but not below one) from time to time by resolution adopted by a majority of the Board of Directors.

4.05 Removal. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the Executive Committee (by death, resignation, removal or otherwise) shall be filled by the Board of Directors in the manner provided for original designation in Section 4.01 above.

4.07 Meetings. Time, place and notice, if any, of Executive Committee meetings shall be as determined by the Executive Committee.

4.08 Quorum: Majority Vote. At meetings of the Executive Committee, a majority of the members shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of he Executive Committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the Executive Committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

4.09 Compensation. By resolution of the Board of Directors, the members of the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee and may be paid a fixed sum for attendance at each meeting of the Executive Committee or a stated salary as a member thereof. No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefor.

4.10 Procedure. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

4.12 Responsibility. The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE FIVE:  NOTICE

5.01 Method. Whenever by statute or the Articles of Incorporation or these Bylaws notice is required to be given to any Director or Shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:

        (a) in writing, by mail, postage prepaid, addressed to such Director or Shareholder at such address as appears on the books of the Corporation; or

        (b) by any other method permitted by law.

Any notice required or permitted to be given by mail shall be deemed to be given at the time it is deposited in the United States mail.

5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a Shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

5.03 Telephone Meetings. Shareholders, Directors, or members of any committee, may hold any meeting of such Shareholders, Directors, or committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other. Actions taken at such meeting shall have the same force and effect as a vote at a meeting in person. The Secretary shall prepare a memorandum of the actions taken at conference telephone meetings.

ARTICLE SIX:  OFFICERS AND AGENTS

6.01    Number:  Qualification: Election:  Term.

        (a)  The Corporation shall have:

                (1) A Chairman of the Board (should the Board of Directors so choose to select), a President, a Vice-President, a Secretary and a Treasurer, and

                (2) Such other Officers (including one or more Vice-Presidents, and assistant Officers and agents) as the Board of Directors authorizes from time to time.

        (b) No Officer or agent need be a Shareholder, a Director or a resident of Indiana except as provided in Sections 3.15 and 4.02 of these Bylaws.

        (c) Officers named in Section 6.01(a)(1) above shall be elected by the Board of Directors on the expiration of an Officer's term or whenever a vacancy exists. Officers and agents named in Section
             6.01 (a)(2) may be elected by the Board of Directors at any meeting.

        (d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each Officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

        (e)  Any two or more offices may be held by the same person.

6.02 Removal and Resignation. Any Officer or agent elected or appointed by the Board of Directors may be removed with or without cause by a majority of the Directors at any regular or special meeting of the Board of Directors.
Any Officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary.

        Any such resignation shall take effect upon receipt of such notice if no date is specified in the notice, or, if a later date is specified in the notice, upon such later date; and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. The removal of any Officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

6.04 Authority. Officers shall have full authority to perform all duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors from time to time not inconsistent with these Bylaws.

6.05 Compensation. The compensation of Officers and agents shall be fixed from time to time by the Board of Directors.

6.06 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned to him by the Board of Directors or prescribed by the Bylaws.

6.07 Executive Powers. The Chairman of the Board, if any, and the President of the Corporation respectively, shall, in the order of their seniority, unless otherwise determined by the Board of Directors or otherwise are positions held by the same person, have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

        They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. Within this authority and in the course of their respective duties the Chairman of the Board, if any, and the President of the Corporation, respectively, shall have the general authority to:

        (a) Conduct Meetings. Preside at all meetings of the Shareholders and at all meetings of the Board of Directors, and shall be ex official members of all the standing committees, including the Executive Committee, if any.

        (b) Sign Share Certificates. Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

        (c) Execute Instruments. When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors orders otherwise by resolution, make such contracts as the ordinary conduct of the Corporation's business requires.

        (d) Hire and Discharge Employees. Subject to the approval of the Board of Directors, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed Officers, and, subject to the direction of the Board of Directors, control all of the Officers, agents and employees of the Corporation.

6.08 Vice-Presidents. The Vice-Presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.09 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He shall:

        (a) give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors;

        (b) keep in safe custody the Seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall be under the supervision of the senior Officers of the Corporation;

        (c) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.10 Assistant Secretaries. The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.11    Treasurer.  The Treasurer shall:

        (a) have the custody of the corporate funds and securities and shall keep full and accurate accounts of all income, expense, receipts and disbursement of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

        (b) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and

        (c) render to the senior Officers of the Corporation and Directors, at the regular meeting of the Board, or whenever they may request it, accounts of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall:

        (a) give the Corporation a bond in such form, in such sum, and with such surety or sureties as satisfactory the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        (b) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.12 Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

ARTICLE SEVEN:  CERTIFICATE AND TRANSFER REGULATIONS

7.01 Certificates. Certificates in such form as may be determined by the Board of Directors shall be delivered, representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Indiana, the holder's name, the number and class of shares, the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law.

        They shall be signed by the President or a vice-president and either the Secretary or Assistant Secretary or such other Officer or Officers as the Board of Directors designates, and may be sealed with the Seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such Officer may be a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such Officer may be a facsimile thereof.

7.02 Issuance of Certificates. Shares both treasury and authorized but unissued may be issued for such consideration (not less than par value) and to such persons as the Board of Directors determines from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. In addition, Shares shall not be issued or transferred until such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation, the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

7.03    Legends on Certificates.

        (a) Shares in Classes or Series. If the Corporation is authorized to issue shares of more than one class, the certificates shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, preferences, limitations relative rights of the shares of such class and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office and that copies of the information are on file in the office of the Secretary of State.

        (b) Restriction on Transfer. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof may be copied at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies. The certificate may, however, state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business, or refer to such restriction in any other manner permitted by law.

        (c) Preemptive Rights. Any preemptive rights of a Shareholder to acquire unissued or treasury shares of the Corporation which are or may at any time be limited or denied by the Articles of Incorporation may be set forth at length on the face or back of the certificate representing shares subject thereto. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any Shareholder without charge upon written request to the Corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State, or refer to such denial of preemptive rights in any other manner permitted by law.

        (d) Unregistered Securities. Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Stock or warrants to purchase Common Stock of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the securities laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, if required by the Corporation, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the securities laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE BLUE SKY LAWS. ANY OFFER, SALE OR TRANSFER OF THESE SECURITIES MAY NOT BE MADE WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CORPORATION".

7.04    Payment of Shares.

        (a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.


        (b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

        (c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

        (d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between Stated Capital and Capital Surplus accounts.

7.05 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time or in such installments and at such times as determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.06 Lien. For any indebtedness of a Shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.07 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate.

        (a) Claim. Submits proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

        (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

        (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, if the Corporation so requires, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

        (d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

        When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record shall be precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.08 Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

        (a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

        (b) Guaranty and Effectiveness of Signature. If required by the Corporation, the signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

        (c) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

        (d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

7.09 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner or holder of a written proxy from such registered owner as the person exclusively entitled to vote, to receive notices and otherwise exercise all the rights and powers of a Shareholder.

7.10 Preemptive Rights. No Shareholder or other person shall have any preemptive rights of any kind to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into, or carrying rights to subscribe to or acquire, shares of any class or series of the Corporation's capital stock, unless, and to the extent that, such rights may be expressly granted by appropriate action.

ARTICLE EIGHT:  GENERAL PROVISIONS

8.01    Dividends and Reserves.

        (a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

        (b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

        (c) Reserves. By resolution, the Board of Directors may create such reserve or reserves out of the Earned Surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.

8.03 Annual Reports. The Board of Directors shall cause such reports to be mailed to Shareholders as the Board of Directors deems to be necessary or desirable from time to time.

8.04 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors designates from time to time.

8.05 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

8.06 Seal. The Corporation Seal (of which there may be one or more examples)may contain the name of the Corporation and the name of the state of incorporation. The Seal may be used by impressing it or reproducing a facsimile of it, or otherwise. Absence of the Corporation Seal shall not affect the validity or enforceability or any document or instrument.

8.07    Indemnification.

        (a) The Corporation shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Indiana law, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Corporation to indemnify such persons shall include, but not limited to, the authority of the Corporation to enter into written agreements for indemnification with such persons.

        (b) To the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or served any other enterprise as director, officer or employee at the request of the Corporation. The Board of Directors, in its discretion, shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit, or proceeding by reason of the fact that he/she is or was an employee of the Corporation. A Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

             (1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;

             (2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

             (3) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or

             (4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

8.08 Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present thereat, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws are ever finally determined to be invalid or inoperative, then, so far as is reasonable and possible:

        (a)  The remainder of these Bylaws shall be valid and operative; and

        (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

Signed for Identification,

Chineseinvestors.com, Inc..
An Indiana Corporation



BY: /s/ Warren Wei Wang
    -------------------------------------------
    Its:  Chairperson of the Board of Directors

EXHIBIT 5.1  Opinion Regarding Legality

                           Charlotte M. Liebig
                             Attorney at Law

Ovenight Delivery and Mailing Address:                Telephone: 716-853-2888
Brisbane Building                                     FAX: 716-853-2892
403 Main Street St.                                   E-Mail: ESQ8951@AOL.com
Suite 716
Buffalo, New York  14203

                                   LEGAL OPINION
                       FILING OF FORM SB2 REGISTRATION STATEMENT
                            FOR CHINESEINVESTORS.COM, INC.

1. Chineseinvestors.com Inc., formerly known as MAS Acquisition LII Corp. is acorporation validly existing and in good standing under the laws of the State of Indiana, and has full corporate power to own and hold its respective properties and carry on its respective business as now conducted.

2. This opinion is given in connection with the registration with the Securities and Exchange Commission (SEC) of the one million, two hundred thirty-nine thousand, six hundred (1,212,650) shares of common stock of the corporation for the proposed resale by the corporation's existing shareholders.

3. The authorized capital stock of Chineseinvestors.com, Inc. consists of eighty million (80,000,000) shares of common stock having a par value of $0.001 per share.

4. There are nine million, one hundred fifty five thousand (9,155,000) common shares are currently issued and outstanding. There are no preferred shares currently issued and outstanding. All of the outstanding shares of the ChineseInvestors.com, Inc. common stock are duly authorized, validly issued, and fully paid and non-assessable. There are no outstanding subscription, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the capital stock of ChineseInvestors.com, Inc. ChineseInvestors.com, Inc. does not hold, directly or indirectly, any outstanding, equitable, legal or beneficial interest in any corporation or other entity.

5. There are no known legal, administrative, arbitration or other proceedings or governmental investigations against Chineseinvestors.com, Inc. which, if resolved unfavorably, would have a material adverse effect on Chineseinvestors.com, Inc.

                                                   /s/ Charlotte M. Liebig
                                                   --------------------------
                                                   Charlotte M. Liebig

                                                   Date:  October 25, 2000

EXHIBIT 10.1  Standard Shopping Center Lease

                         STANDARD SHOPPING CENTER LEASE

       Name of Center:   ARCADIA LANDMARK (411 E. Huntington Dr.)

1.     PARTIES.     This lease dated as of this 19th day of August, 1999, is
made by and between Arcadia Landmark, A California Limited Partnership (hereinafter called "Landlord") and Lan Jiang, An Individual dba
CHINESEINVESTORS.COM, INC. (hereinafter called "Tenant").

2.     PREMISES.     Landlord does hereby lease to Tenant, and Tenant hereby
leases from Landlord, that certain space (herein called "Premises"), and containing approximately 1,083 square feet of floor space. The location and dimensions of said Premises are delineated on Exhibit "A" attached hereto, and incorporated by reference herein. Said Premises are located in the City of Arcadia, County of Los Angeles, State of California. (411 E. Huntington Dr.,#313)

     This Lease is subject to the terms, covenants and conditions herein set forth, and the Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed.

3.     USE.     Tenant shall use the Premises for General office for Internet
Web Site, and shall not use or permit the Premise to be used for any other purposes without the prior written consent of Landlord.

4.    MINIMUM RENT.

     4.A tenant agrees to pay to Landlord as Minimum Rent, without notice or demand, the monthly sum of $1,353.75 Dollars in advance, on or before the first day of each and every successive calendar month during the term hereof, except the first month's rent shall be paid upon execution hereof. The rental shall commence:

     On the 1st day of Sept., 1999, if the Premises are being leased in its "as is" condition or subject to such incidental work as is to be performed by Landlord prior to said date. This work, if any, is set forth in the attached Exhibit "B." The rental shall commence on said date, only if Landlord shall have completed said work; or

5. TERM. The Lease term shall be commence 9/01/99 and expires 8/30/02, full calendar years. The parties hereto acknowledge that certain obligations under various articles hereof may commence prior to the Lease term (i.e. construction, hold harmless liability insurance, etc.), and the parties agree to be bound by these articles prior to commencement of the Lease term.

6.     SECURITY DEPOSIT.     Concurrently with Tenant's execution of this
lease, Tenant has deposited with Landlord the sum of $5,600.00. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenant, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default.

If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a default under this lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee or Tenant's interest hereunder) within ten (10) days following expiration of the Lease term. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

8.     USES PROHIBITED.     Tenant shall not do or permit anything to be done
in or about the Premises, nor bring or keep anything therein which is not within the permitted use of the Premises which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Buildings or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injury or annex them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit, or allow to be committed, any waste in or upon the Premises. Tenant shall not be permitted to place vending machines in or about the Premises.

9.     COMPLIANCE WITH LAW.     Tenant shall not use the Premises, or permit
anything to be done in or about the Premises, which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force, or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force, or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premise, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact, as between the Landlord and the Tenant.

10.    ALTERATIONS AND ADDITIONS.     Tenant shall not make or allow to be
made any alterations, additions or improvements to or of the Premises, or any part thereof, without first obtaining the written consent of the Landlord, and any alterations, additions or improvements to or of said Premises, including, but not limited to, wall covering, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall at once become a part of the realty and belong to the Landlord, and shall be surrendered with the Premises. In the event Landlord consents to the making of any alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. Upon the expiration or sooner termination of the term hereof, Tenant shall, upon written demand by Landlord, given at least thirty (30) days prior to the end of the term, at Tenant's sole cost and expense, forthwith and with all due diligence, remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall, forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Premises caused by such removal.

11.  REPAIRS.

     11.A. By entry hereunder, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair (except as hereinafter provided, with respect to Landlord's obligations), including, without limitation, the maintenance, replacement and repair of any storefront, doors, window casements, glazing, heating and air conditioning system (when there is an air conditioning system, Tenant shall obtain a service contract for repairs and maintenance of said system, said maintenance to conform to the requirements under the warranty, if any, on said system, or Landlord may obtain a master contract and charge Tenant for its equitable share of the cost thereof), plumbing, pipes, electrical wiring and conduits. Tenant shall, upon the expiration or sooner termination of this Lease hereof, surrender the Premises to the Landlord in good condition, broom clean, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Any damage to adjacent premises caused by Tenant's use of the Premises shall be repaired at the sole cost and expense of Tenant.

     11.B. Landlord shall repair and maintain the structural portions of the Building, including the exterior walls and roof, unless such maintenance repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees, invitees, or any damage caused by breaking and entering, in which case Tenant shall pay to Landlord the actual cost of such maintenance and repairs. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance, unless such failure shall persist for an unreasonable time, after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 25 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises, or in or to Fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. Tenant shall reimburse Landlord for its prorata share of the cost of said repair and maintenance incurred by Landlord, in accordance with Article 7.B. hereof.


12.     LIENS.     Tenant shall keep the Premises and the property in which
the Premises are situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Landlord may require at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1-1/2) times the estimated cost of any improvements,additions, or alterations in the Premises which the Tenant desires to make, to insure Landlord against any liability for mechanics' and materialmen's liens, and to insure completion of the work.

13. ASSIGNMENT AND SUBLETTING. tenant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the said Premises or any part thereof, or any right or privilege appurtenant thereof, or allow any other person (the employees, agents, servants and invitees of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. A consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Consent to any such assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any such assignment or subletting without such consent shall be void, and shall, at the option of Landlord, constitute a default under the terms of this Lease.

     In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay Landlord reasonable fees, not to exceed One Hundred and no/100 Dollars ($100.00), incurred in connection with the Processing of documents necessary to giving such consent.

14.     HOLD HARMLESS.     Tenant shall indemnify Landlord against and from
any and all claims arising from Tenant's use of the Premises, or from the conduct of its business, or from any activity, work, or other things done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, or any officer, agent, employee, guest or invitee of Tenant, and from all costs, attorney's fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of such claim. Tenant, upon notice from Landlord, shall defend the same at Tenant's expense, by counsel reasonable satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risks of damage to property, or injury to person in, upon or about the Premises, from any cause other than Landlord's negligence, and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents on the Premises.

15.     SUBROGATION.     As long as their respective insurers so permit,
Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers to obtain said waivers. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver.

16.     LIABILITY INSURANCE.     Tenant shall, at Tenant's expense, obtain and
keep in force during the term of this Lease, a policy of comprehensive public liability insurance, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than $1,000,0000.00 for injury or death of one (1) person in any one accident or occurrence, and in the amount of not less than $1,000,000.00 for injury or death of more than one (1) person in any (1) accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least $49,000.00. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlords protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A+ AAA or better in "Best's Insurance Guide." Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein, or certificates evidencing existence and amounts of such insurance, with loss payable clauses satisfactory to Landlord, No policy shall be cancelable or subject to reduction of coverage. All such policies shall be written as primary policies not contributing with, and not in excess of, coverage which Landlord may carry.

17.     UTILITIES.     Tenant shall pay for all Water, gas, heat, light,
power, sewer charges, telephone service, and all other services and utilities supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises. If Landlord elects to provide water, gas, electricity, chilled water, or any other utility service to Tenant, Tenant shall purchase its requirements for such utility service from Landlord. Charges for such service shall be on metered or other equitably calculated basis, and shall not exceed the charges that would have been made by the public utility company serving the Premises.

18. PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed, and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and any other personal property located in the Premises. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

20.     HOLDING OVER.     If Tenant remains in possession of the Premises or
any part thereof after the expiration of the term hereof with the express written consent of Landlord, such occupancy shall be a tenancy from month to month, at a rental in the amount of the last Monthly Minimum Rent, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

21.     ENTRY BY LANDLORD.     Landlord reserves, and shall at any and all
times have, the right to enter the Premises to inspect the same, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility, to repair the Premises and any portion of the Building of which the Premises are part that Landlord may deem necessary or desirable, without abatement of rent, and may for the purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be unreasonably blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant, except for any failure to exercise due care for Tenant's property, and any entry to the Premises obtained by Landlord by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22.     TENANT'S DEFAULT.   The occurrence of any one or more the following
events shall constitute a default and breach of this Lease by Tenant:

        22.A.  The vacating or abandonment of the Premises by Tenant.

        22.B. The failure by Tenant to make any payment of rent or any other payments required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof by Landlord to Tenant.

        22.C. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, to be observed or performed by the Tenant, other than described in Article 22.B. above, where such failure shall continue for a period of thirty (30) days after written notice hereof by Landlord to Tenant, provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period, and thereafter diligently prosecutes such cure to completion.

        22.D. The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the filing by or against Tenant of a petition to have Tenant adjudged a bankruptcy, or a petition for reorganization, or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty 60) days), or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease, where possession is not restored to Tenant within thirty (30) days, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

23.     REMEDIES IN DEFAULT.     In the event of any such default or breach by
Tenant, Landlord may, at any time thereafter, in his sole discretion, with or without notice or demand, and without limiting Landlord in the exercise of a right or remedy which Landlord may have by reason of such default or breach:

        23.A.     Terminate Tenant's right to possession of the Premises by
any lawful means, in which case this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges and adjustments called for herein for the balance of the term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided, and that portion of any leasing commission paid by Landlord and applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the maximum legal rate; or

        23.B.     Maintain Tenant's right to possession, in which case this
Lease shall continue in effect, whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent and any other charges and adjustments as may become due hereunder; or

        23.C.     Pursue any other remedy now or hereafter available to
Landlord under the laws or judicial decisions of the state in which the Premises are located.

24.     DEFAULT BY LANDLORD.     Landlord shall not be in default unless
Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord, and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period, and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction.

25.     RECONSTRUCTION.     In the event the Premises are damaged by fire or
other perils covered by extended coverage insurance, Landlord agrees to forthwith repair same, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Minimum Rent from the date of the damage, and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by the tenant in the Premises. If the damage is due to the fault or neglect of the Tenant or its employees, there shall be no abatement of rent.

        In the event the Premises are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, then Landlord shall forthwith repair the same, provided the extent of the destruction of the Premises is to an extent of ten percent (10%) or more of the full replacement cost, then Landlord shall have the option:

        A. To repair or restore such damage, this Lease continuing in full force and effect, but the Minimum Rent to be proportionately reduced as hereinabove in this Article provided; or

        B. Give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after the giving of such notice.

        In the event of giving such notice, this Lease shall expire, and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice, and the Minimum Rent, reduced by a proportionate reduction, based upon the extent, if any, to which such damage interfered with the business carried on by the Tenant in the Premises, shall be paid, up to the date of such termination.

        Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the term of this Lease, or any extension thereof.

        Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property of Tenant.

26.     EMINENT DOMAIN.     If more than twenty-five percent (25%) of the
Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty (60) days after said taking, to terminate this Lease upon thirty (30) days written notice. If either less than or more than twenty-five percent (25%) of the Premises are taken (and neither party elect to terminate as herein provided), the Minimum Rent thereafter to be paid shall be equitably reduced. If any part of the Shopping Center other than the Premises may be no taken or appropriated, Landlord shall, within sixty (60) days of said taking, have the right at its option to terminate this Lease upon written notice to Tenant. In the event of any taking or appropriation whatsoever, Landlord shall be entitled to any and all awards and/or settlements which may be given, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

                                                        Initials: /s/ L.J.


27.     PARKING AND COMMON AREAS.     Landlord covenants that, upon completion
of the Shopping Center, an area approximately equal to the common and parking areas as shown on the attached Exhibit "A" shall be at all times available for the non-exclusive use of Tenant during the full term of this Lease, or any extension of the term hereof, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such common and parking areas shall not constitute a violation of this covenant. Landlord reserves the right to change the entrances, exits, traffic lanes, and the boundaries and locations of such parking area or areas, provided, however, that anything to the contrary notwithstanding contained in this Article 27, said parking area or areas shall at all times be substantially equal or equivalent to that shown on the attached Exhibit "A."

        27.A. Prior to the date of Tenant's opening for business in the Premises, Landlord shall cause said common and parking area or areas to be graded, surfaced, marked and landscaped at no expense to Tenant.

        27.B. The Landlord shall keep said automobile parking and common areas in a neat, clean and orderly condition, and shall repair any damage to the facilities thereof, but all expenses in connection with said automobile parking and common areas shall be charged and prorated in the manner set forth in Article 7 hereof.

        27.C. Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and subtenants, shall have the non-exclusive right in common with Landlord, and other present and future owners, tenants and their agents, employees, customers, licensees and subtenants, to use said common and parking areas during the entire term of this Lease, or any extension thereof, for ingress and egress, and automobile parking.

        27.D. The Tenant, in the use of said common and parking areas, agrees to comply with such reasonable rules, regulations and charges for parking as the Landlord may adopt from time to time for the orderly and proper operation of said common and parking areas. Such rules may include, but shall not be limited to, the following:

                I. The restricting for employee parking to a limited, designated area or areas; and

                II. The regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant.

28.     ENCLOSED MALL.    N/A.

29.     SIGNS.     The Tenant may affix and maintain upon the glass panes and supports of the show windows, and within twelve inches (12") of any window, and upon the exterior walls of the Premises, only such signs, advertising placards, names, insignia, trademarks and descriptive material as shall have first received the written approval of the Landlord as to type, size, color, location, copy nature, and display qualities, Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof. Tenant shall, however, erect one sign on the front of the Premises, not later than the date Tenant opens for business, in accordance with a design to be prepared by Tenant and approved in writing by Landlord.

        Tenant shall install at Tenant's expense, on the front of the leased Premises, a business sign in accordance with the Sign Criteria in Exhibit "C" attached hereto and made a part hereof. At the termination of this Lease, Tenant shall remove at Tenant's expense, the said business sign, and repair and repaint the area affected thereby.

30. DISPLAYS. The Tenant may not display or sell merchandise, or allow grocery carts or other similar devises within the control of Tenant to be stored or to remain outside the defined exterior walls and permanent doorways of the Premises. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices, or use in or about the Premises, any advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

31. AUCTIONS. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

32. HOURS OF BUSINESS. Subject to the provisions of Article 25 hereof, Tenant shall continuously, during the entire term hereof, conduct and carry on Tenant's business in the Premises, and shall keep the Premises open for business, and cause Tenant's business to be conducted therein, during the usual business hours of each and every business day, as is customary for business of like character in the city in which the Premises are located to be open for business; provided, however, that this provision shall not apply if the Premises should be closed and the business of Tenant temporarily discontinued therein on account of strikes, lockouts or similar causes beyond the reasonable control of Tenant. Tenant shall keep the Premises adequately stocked with merchandise, and with sufficient sales personnel to care for the patronage, and to conduct said business in accordance with sound business practice.

     In the event of breach by the Tenant of any of the conditions contained in this Article, the Landlord shall have, in addition to any and all remedies herein provided, the right at its option to collect not only the Minimum Rent herein provided, but additional rent at the rate of one-thirtieth (1/30) of the Minimum Rent herein provided for each and every day that the Tenant shall fail to conduct its business as herein provided; said additional rent shall be deemed to be in lieu of any percentage rent that might have been earned during such period of the Tenant's failure to conduct its business as herein provided.

33.     MERCHANTS' ASSOCIATION.     Tenant will become a member of, and
participate fully in, and remain in good standing in, the merchants' Association (as soon as the same has been formed), organized for tenants occupying premises in the Shopping Center, and Tenant will abide by the regulations of such Association. Each member tenant shall have one (1) vote, and the Landlord shall also have one (1) vote, in the operation of said Association. The objects of such Association shall be to encourage its members to deal fairly and courteously with their customers, to encourage ethical business practices, and to assist the business of the tenants by sales promotion and center wide advertising. The Tenant agrees to pay minimum dues to the Merchants' Association, provided, however, that in no event shall dues paid by Tenant in any fiscal year of said Association be in excess of twenty cents ($.20) per square foot of Premises leased to Tenant. Default in payment of dues shall be treated in similar manner to default in rent, with like rights of Landlord, at its option, to the collection thereof on behalf of the merchants' Association.

        Tenant shall, within fifteen (15) days after receipt of an invoice therefore, pay an opening period assessment to the Association equal to five cents ($.05) per square foot of the leased Premises. Opening period shall mean the period of time commencing with the date thirty (30) days in advance of the opening of the Shopping Center, and terminating upon the expiration of ninety (90) days after the opening of the Shopping Center. Any portion of the assessment for the opening period which is not expended shall be refunded to the tenants on a proportionate basis of each tenant's assessment to the total assessments for the opening period.

34.     LENDER'S MODIFICATIONS.     Landlord intends to finance the
improvements in the Center by borrowing from an institutional lender. If prior to the date of commencement of construction of the building, or the one hundred twentieth (120th) day after the date hereof, whichever shall last occur, any such lender shall require, as a condition to providing financing requested by Landlord, that any of the terms or provisions hereof be modified, and Tenant shall refuse to consent to such modification within thirty (30) days after written request to do so, Landlord may terminate this Lease by written notice to Tenant. In such event, Landlord shall refund to Tenant any sums paid by Tenant upon execution hereof. No such requested modification shall change the size or location of the Premises, or increase the rent payable hereunder, or Tenant's share of tax increases, or Common Area Maintenance Costs.

                                                        Initials:  /s/ L.J.


GENERAL PROVISIONS

35.A.     Plats and Riders.  Clauses, plats, riders and addendums, if any, affixed to this Lease, are a part thereof.

35.B.     Waiver.  The waiver by Landlord of any term, covenant or condition herein contained shall no be deemed to be a waiver of such term, covenant or condition, or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding default at the time of the acceptance of such rent.

35.C.     Joint Obligation.  if there be more than one (1) tenant, the obligations hereunder imposed shall be joint and several.

35.D.     Marginal Headings.  The marginal headings and article titles to the articles of this Lease are not a part of the Lease, and shall have no effect upon the construction or interpretation of any part hereof.

35.E.     Time.  Time is of the essence of this Lease, and each and all of its provisions in which performance is a factor.

35.F.     Successors and Assigns.  The covenants and conditions herein contained subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

35.G.     Recordation.  Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof may be recorded at the request of Landlord.

35.H.     Quiet Possession.  Upon Tenant paying the rent reserved hereunder, and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

36.I.     Late Charges.  Tenant hereby acknowledges that late payment by
Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord's designees within ten (10) days after written notice that said amount is past due, then Tenant shall pay to landlord a late charge equal to the maximum amount permitted by law (and in the absence of any governing law, ten percent (10%) of such overdue amount), plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

35.J.     Prior Agreements.  The Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to, except by an agreement in writing signed by the parties hereto, or their respective successors in interest. This Lease shall not be effective or binding on any part until fully executed by both parties hereto.

35.K.     Inability to Perform.  This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder, or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Landlord.

36.L.     Partial Invalidity.  Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provision shall remain in full force and effect.

35.M.     Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity.

35.N.     Choice of Law.  This Lease shall be governed by the laws of the state in which the Premises are located.

35.O.     Attorneys' Fees.  In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorney in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all attorneys' fees and court costs reasonably incurred.

35.P.     Sale of Premises by Landlord.  In the event of any sale of the
Premises by Landlord, Landlord shall be, and is hereby entirely freed and relieved of, all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the Purchaser, at such sale or any subsequent sale of the Premises, shall be deemed, without any further agreement between the parties or their successors in interest, or between the parties and any such Purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

35.Q.     Subordination, Attornment.  Upon request of the Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any mortgage or deed of trust, to any bank, insurance company or other lending institution now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof.

          In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under mortgage or Deed of Trust made by the Landlord covering the Premises, the Landlord shall attorn to the Purchaser upon any such foreclosure or sale, and recognize such Purchaser as the Landlord under this Lease.

          The provisions of this Article to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

35.R.     Notices.  All notices and demands which may, or are to be, required or permitted to be given by either party on the other, hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be sent by United States Mail, postage prepaid, addressed to the Tenant at the Premises, and/or the address herein below, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be sent by United States Mail, postage prepaid, addressed to the Landlord at the address set forth herein, and to such other person or place as the Landlord may from time to time designate in a notice to the Tenant.

       To  LANDLORD:   Arcadia Landmark, A California Limited Partnership
                        411 E. Huntington Dr., #305
                        Arcadia, CA  91006
                        (626) 446-2988

         TO  TENANT:   Lan Jiang, An Individual dba CHINESEINVESTORS.COM, INC.
                        4953 Ardsley Dr.
                        Temple City, CA  91780
                        (626) 864-3006

35.S.     Tenant's Statement.  Tenant shall, at any time and from time to time, upon not less than three (3) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing:

                  I. Certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any; and

                 II. Acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed; and

                 III. Setting forth the date of commencement of rents and expiration of the term hereof.

                 Any such statement may be relied upon by the prospective purchaser, or encumbrance of all or any portion of the real property of which the Premises are a part.

35.T.     Authority of Tenant.  If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation.

36. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease, and knows of no real estate broker or agent who is entitled to a commission in connection with this Lease, with the exception of B.P. International, Inc.

37.     SEE ADDENDUM.

38. Upon Tenant's execution of this lease, tenant shall pay first months rent, and security deposit.

39. This Lease has been prepared for submission to your attorney who will review the document and assist you to determine whether your legal rights are adequately protected. BP International, Inc. is not authorized to give legal or tax advise; no representation or recommendation is made by BP INTERNATIONAL, INC. or its agents or employees as to the legal sufficiency, legal effect or tax consequences of this document or any transaction relating thereto. These are questions for your attorney with whom you should consult before signing this document.


AGREED:                                 AGREED:

LANDLORD:                               TENANT:
Arcadia Landmark                        Lan Jiang
A California Limited Partnership        An Individual
                                        dba CHINESEINVESTORS.COM, INC.

/S/ Arcadia Landmark                    /S/ Lan Jiang

ADDENDUM (1) TO LEASE AGREEMENT DATED AUGUST 19, 1999
BY AN BETWEEN ARCADIA LANDMARK, A CALIFORNIA LIMITED
PARTNERSHIP AS LANDLORD AND LAN JIANG, AN INDIVIDUAL
DBA CHINESEINVESTORS.COM, INC.
AS TENANT

37.A     OPTION TO RENEW     Provided that this Lease is in effect and TENANT
is not at the time of exercise of the herein option, and has not been at any time prior to any such exercise, in default under this Lease, TENANT shall have the right and option to renew the term of this Lease from the date upon which it would otherwise expire for an additional 3-year period. Said renewal shall be upon the same term and conditions as set forth herein, with the exception of minimum rent payable hereunder, which shall be adjusted on the first day of said renewal term according to Paragraph 4.B Rental Schedule of this Lease. If TENANT desires to exercise the option to renew granted hereunder, TENANT shall do so by giving written notice of Tenant's irrevocable election to so exercise said option no earlier than 240 days and no later than 180 days prior to the date upon which the initial term of this Lease would otherwise expire. Such written notice shall be delivered from TENANT to LANDLORD by personal delivery, or if mailed, then by certified or registered mail, return receipt requested, to ensure Landlord's actual receipt of such notice. The option to renew shall not be assigned or otherwise transfer said option rights except upon landlord's expressed prior written consent, regardless of landlord's approval of an assignment or transfer of tenant's other rights and obligations under this Lease. In the event that more than one (1) option to renew is granted hereunder, any such second or subsequent option shall not be validly exercised unless all prior options have been properly exercised.

37.B     The Base Rent shall be increased on each September 1st of the lease term by an amount equal to five (5%) percent of the base rent payable during the prior year.

37.C     Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord, which approval may be withheld in Landlord's reasonable discretion. Tenant shall have the right to install up to One (1) satellite dish on the roof. Said satellite dish shall not exceed two (2) feet in diameter. The means of the installation shall require the prior approval of Landlord which shall not be unreasonably withheld.


/s/ Landlord            /s/ Lan
-------------           -------------
Landlord                Tenant



EXHIBIT A

SITE PLAN

(drawing)

THIRD FLOOR PLAN


/s/ Landlord            /s/ Lan
-------------           -------------
Landlord               Tenant

EXHIBIT "B"

LANDLORD'S WORK

Premises leased to Tenant in its "As-Is' condition.

/s/ Landlord            /s/ Lan
-------------           -------------
Landlord                Tenant

EXHIBIT 10.2  YAHOO! INC. Content License Agreement (Revenue Share)

                                  YAHOO! INC.

                         CONTENT LICENSE AGREEMENT
                               (REVENUE SHARE)

THIS CONTENT LICENSE AGREEMENT (the "Agreement') is made as of this 3rd day of December, 1999 (the "Effective Date") between YAHOO!, INC., a Delaware corporation, with offices at 3420 Central Expressway, Santa Clara, CA 95051, ("YAHOO") and Chineseinvestors.com Inc., ("Licensor"), a California corporation, with offices at 411 E. Huntington Dr. Suite 313, Arcadia, CA 91006.

In consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1: DEFINITIONS.

Unless otherwise specified, capitalized terms used in this Agreement shall have the meanings attributed to them in Exhibit A hereto.

SECTION 2: GRANT OF LICENSES; PAYMENTS

2.1 Grant of Licenses. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Yahoo, under Licensor's Intellectual Property Rights:

(a) A non-exclusive, worldwide license to use, modify, reproduce, distribute, display and transmit the Licensor Content in electronic form in connection with Yahoo Properties via the Internet or any Wireless Device (including, without limitation, transmitting the Licensor Content in either the traditional Chinese (Big 5 code) or the simplified Chinese (GB code) format), and to permit users of the Yahoo Properties to download and print the Licensor Content for personal use. Yahoo's license to modify the Licensor content shall be limited to modifying the Licensor Content to fit the format and look and feel of the Yahoo Property.

(b) A non-exclusive, worldwide, fully paid license to use, reproduce and display the Licensor's Brand Features: (i) in connection with the presentation of the Licensor Content on the Content Pages in the Yahoo Properties; and (ii) in connection with the marketing and promotion of the Yahoo Properties.

(c)     Yahoo shall be entitled to sublicense the rights set forth in this
Section 2.1: (i) to its Affiliates only for inclusion in Yahoo Properties; and
(ii) in connection with any mirror site, derivative site, or distribution arrangement concerning a Yahoo Property.

(d) Not limiting any other rights provided Yahoo pursuant to this Agreement, Yahoo shall have the right, at its sole discretion, to display Teaser Content on pages that link to pages containing Licensor Content.

2.2 Payments. For the Term of this Agreement, and in consideration of the licenses and rights granted in Section 2.1 hereto, Yahoo shall pay to Licensor, on a quarterly basis, an amount equal to thirty percent (30%) of Advertising Revenue recognized by Yahoo. Such payments will be made by Yahoo within forty-five (45) days following the calendar quarter in which received by Yahoo. Yahoo will provide with each such payment a report, certified by an officer of Yahoo, setting forth such Advertising Revenue. Such amounts shall include all taxes of any kind which result from the license of the Licensor

Content hereunder, which will solely be Licensor s responsibility. If Yahoo does not actually receive payment for the Advertising Revenue which had previously been recognized and paid to Licensor, Yahoo shall be entitled to credit such amount against future payments due Licensor, or, if no further payments are due Licensor, Licensor shall promptly refund such amount to Yahoo.

2.3 Audit Rights. To ensure compliance with the terms of this Agreement, Licensor shall have the right, at its own expense, to direct an independent certified public accounting firm to inspect and audit all of the accounting and sales books and records of Yahoo which are relevant to the payments set out in Section 2.2 hereto; provided, however, that: (i) Licensor provides thirty (30) days notice prior to such audit; (ii) any such inspection and audit shall be conducted during regular business hours in such a manner as not to interfere with normal business activities; (iii) in no event shall audits be made more frequently than once per calendar year; (iv) Licensor shall not disclose Yahoo's Confidential Information in any manner whatsoever without the prior written consent of Yahoo; and (v) in the event that any audit shall reveal an underpayment of more than ten percent (10%) of the amounts due to Licensor for any calendar quarter, Yahoo will reimburse Licensor for the reasonable cost of such audit. If any audit shall reveal an overpayment of the amounts due Licensor, Yahoo shall be entitled to credit such amounts against further payments due Licensor, and if no further payments are due Licensor, Licensor shall promptly refund such amount to Yahoo.

SECTION 3:     PRESENTATION OF LICENSOR CONTENT; ADVERTISING REVENUE.

3.1 Yahoo's Responsibilities. In addition to any responsibilities that may be set forth in Exhibit C, Yahoo will be responsible for the design, layout, posting, and maintenance of the Content Pages. In no event is Yahoo under any obligation, express or implied, to post or otherwise include any of the Licensor Content in any Yahoo Property, including without limitation, in any Content Pages.

3.2 Licensor Assistance. In addition to any responsibilities that may be set forth in Exhibit C, Licensor will provide on-going assistance to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, transmission and maintenance of the Licensor Content, as Yahoo may reasonably request. Licensor will use its reasonable best efforts to ensure that the Licensor Content is accurate, comprehensive and updated regularly as set forth in Exhibit C.

3.3 Advertising Rights. Yahoo shall have the sole right to sell or license all Advertising Rights with respect to Content Pages. Yahoo shall use reasonable commercial efforts to sell or license such Advertising Rights; provided, however, that Yahoo makes no representation or warranty with respect to the amount of Advertising Revenue to be received from such Advertising Rights.

3.4 Notices. Yahoo will not alter or impair any acknowledgment of copyright or other Intellectual Property Rights of Licensor that may appear in the Licensor Content and the Licensor Brand Features, including all copyright, trademark and similar notices that Licensor may reasonably request.

3.5 Links. The parties will maintain the hypertext links specified in Exhibit D.

SECTION 4: DELIVERY OF LICENSOR CONTENT

During the term of this Agreement, Licensor shall deliver updates of the Licensor Content to Yahoo in accordance with the Delivery Specifications set forth in Exhibit C. Licensor also shall provide Yahoo with reasonable prior notice of any significant Enhancements that generally affect the appearance, updating, delivery or other elements of the Licensor Content, and shall make such Enhancements available to Yahoo upon commercially reasonable terms.

SECTION 5: INDEMNIFICATION

Licensor, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo or an Affiliate based on or arising from a claim that the Licensor Content as delivered to Yahoo or any Licensor Brand Feature infringes in any manner any Intellectual Property Right of any third party or contains any material or information that is obscene, defamatory, libelous, slanderous, that violates any person's right of publicity, privacy or personality, or has otherwise resulted in any tort, injury, damage or harm to any person; provided, however, that in any such case: (x) Yahoo provides Licensor with prompt notice of any such claim; (y)Yahoo permits Licensor to assume and control the defense of such action, with counsel chosen by Licensor (who shall be reasonably acceptable to Yahoo); and (z) Licensor does not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. Licensor will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo or an Affiliate in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to edit or review for accuracy or appropriateness any Licensor Content.

SECTION 6: LIMITATION OF LIABILITY.

EXCEPT AS PROVIDED IN SECTION 5, UNDER NO CIRCUMSTANCES SHALL LICENSOR, YAHOO, OR ANY AFFILIATE BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.


SECTION 7: TERM AND TERMINATION

7.1 Initial Term and Renewals. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for an initial term of twelve (12) months following the first date of public availability of the Licensor Content on a Content Page within a Yahoo Property (the "Initial Term"). After the Initial Term, this Agreement will be automatically renewed for successive additional one year periods ("Extension Terms"), unless otherwise terminated by either party by giving notice to the other party not less than sixty (60) days prior to the end of a Term. As used herein, the "Term" means the Initial Term and any Extension Term(s).

7.2 Termination for Cause. Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party:
(w) becomes insolvent; (x) files a petition in bankruptcy; (y) makes an assignment for the benefit of its creditors; or (z) breach any of its obligations under this Agreement in any material respect, which breach is not remedied within thirty (30) days following written notice to such party.

7.3 Effect of Termination. Any termination pursuant to this Section 7 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. The provisions of Sections 5, 6, 7, 8, 9,10, and this Section 7.3 shall survive any termination or expiration of this Agreement.

SECTION 8: OWNERSHIP.

8.1 By Licensor. Yahoo acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Licensor owns all right, title and interest in the Licensor Content and the Licensor Brand Features; (ii) nothing in this Agreement shall confer in Yahoo or an Affiliate any right of ownership in the Licensor Content or the Licensor Brand Features; and (iii) neither Yahoo or its Affiliates shall now or in the future contest the validity of the Licensor Brand Features. No licenses are granted by either party except for those expressly set forth in this Agreement.

8.2 By Yahoo. Licensor acknowledges and agrees that: (i) as between Licensor on the one hand, and Yahoo and its Affiliates on the other, Yahoo or the Affiliates own all right, title and interest in any Yahoo Property and the Yahoo Brand Features; (ii) nothing in this Agreement shall confer in Licensor any license or right of ownership in the Yahoo Brand Features; and (iii) Licensor shall not now or in the future contest the validity of the Yahoo Brand Features. No licenses are hereby granted by Yahoo. Yahoo or its Affiliates shall own all derivative works created by Yahoo from the Licensor Content, including the Content Pages, pursuant to this Agreement, to the extent such is separable from the Licensor Content.

SECTION 9: PUBLIC ANNOUNCEMENTS.

The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent.

SECTION 10: NOTICE; MISCELLANEOUS PROVISIONS

10.1 Notices. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, Fax: (408) 731-3400 Attention: President and Chief Operating Officer (e-mail: jmallett@yahoo-inc.com), with a copy to its General Counsel and Vice President (e-mail: jplace@yahoo-inc.com), and if to Licensor at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

10.2 Miscellaneous Provisions. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that: (i) either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred; and (ii) Yahoo may assign this Agreement without such consent to an Affiliate. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

        YAHOO! INC.                     LICENSOR

By:     /s/ Heather Killen           By:     /s/ Warren Wang
        ------------------                    ---------------
        Heather Killen                        Warren Wang

Title:  V.P. International,          Title:   CEO
        -------------------                   ---------------

                                     Address: 411 E. Huntington Dr. Suite 313
                                              -------------------------------
                                              Arcadia, CA 91006
                                              -------------------------------
                                     Fax:     626-254-9019
                                              -------------------------------
                                     Email:   warrenwang@chineseinvestors.com
                                              -------------------------------

                                EXHIBIT A
                               DEFINITIONS

"Advertising Revenues" for any period means the sum of the aggregate amounts recognized by or on behalf of Yahoo in accordance with Yahoo's standard terms from the license or sale of any Advertising Rights, excluding amounts allocable to any credits granted for unused services, discounts, bad debts or barter, less thirty percent (30%) of the remaining amounts, deemed to be for the cost of such sales.

"Advertising Rights" shall mean the advertising and promotional rights sold or licensed with respect to Content Pages.

"Affiliates" shall mean any company or any other entity world-wide, including, without limitation, corporations, partnerships, joint ventures, and Limited Liability Companies, in which Yahoo owns at least a twenty percent ownership, equity, or financial interest.

"Confidential Information" shall mean all information concerning Yahoo, including, without limitation, all commercial, financial, sales, marketing, technological, customer and software information, that may be deemed to be proprietary and confidential information of Yahoo.

"Content Pages" shall mean those pages in the Yahoo Property that contain Licensor Content and that are co-branded with both Licensor Brand Features and Yahoo Brand Features. Content Pages shall not include pages containing Teaser Content.

"Enhancements" shall mean any updates, improvements or modifications made to, or derivative works created from, the Licensor Content by Licensor.

"Intellectual Property Rights" shall mean all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign.

"Internet" shall mean the collection of computer networks commonly known as the Internet, and shall include, without limitation, the World Wide Web.

"Licensor Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of Licensor that are used in or relate to the Licensor Content, including, without limitation, the trademarks, service marks and logos described in Exhibit B hereto.

"Licensor Content" shall mean, collectively, all materials, data, and similar information collected and owned by Licensor, which is a collection of HTML files and certain related scripts, as further described in Exhibit B attached hereto, including, without limitation, all Enhancements.

"Teaser Content" shall mean unmodified headlines and/or the first sentence of articles from Licensor Content.

"Wireless Devices" shall mean various devices, including, but not limited to, cellular phones, personal digital assistants and pagers, that receive and/or transmit voice, data or video signals through the radio spectrum exclusively and in connection with other technologies (such as the Internet).

"Wireless Device Carriers" shall mean various carriers that use the radio spectrum, both exclusively and in connection with other technologies (such as the Internet), for transmitting and receiving voice, data or video signals for communications.

"Yahoo Brand Features" shall mean all trademarks, service marks, logos and other distinctive brand features of Yahoo that are used in or relate to a Yahoo Property, including, without limitation, the trademarks, service marks and logos described in Exhibit B.

"Yahoo Properties" shall mean any Yahoo branded or co-branded media properties, including, without limitation, Internet guides, developed in whole or in part by Yahoo or its Affiliates and distributed or made available by Yahoo or its Affiliates over the Internet, and any Wireless Device Carrier.

                                EXHIBIT B
                            LICENSOR CONTENT

Licensor's content consisting of categories of market commentary on Chinese Investors website with daily quantity of stories and weekly updates on special features to be mutually agreed between Licensor and Yahoo, including, without limitation, before and after market commentary, IPO coverage and stock picks.





                            LICENSOR BRAND FEATURES
Chinese Investors
Chineselnvestors.com logo





                           YAHOO BRAND FEATURES
Yahoo!
Yahoo related logos



                                 EXHIBIT C

                DELIVERY AND TECHNICAL SPECIFICATIONS

A.      Licensor's Responsibilities:

        1. Licensor will deliver Licensor Content on a schedule mutually agreed by Licensor and Yahoo!.

        2. Licensor will throughout the term of this agreement, provide ongoing assistance to Yahoo with regard to technical, administrative and services-oriented issues related to the utilization, transmission, and maintenance of the Licensor Content, as Yahoo may reasonably request.

        3. Licensor will use its reasonable efforts to ensure that Licensor Content is accurate, comprehensive, and updated regularly.

        4. Licensor will bear the cost of preparing and transmitting Licensor Content to Yahoo.

B.      Yahoo's Responsibilities:

        1. Yahoo will be responsible for providing equipment and software necessary to incorporate the Licensor Content into Yahoo properties, provided that the Licensor Content is provided in accordance with the Format of Content Delivery below.

        2.      Yahoo will host Licensor Content on its servers.

        3. Yahoo will present the information specific on pages consistent with Yahoo's user interface.

        4. Yahoo will use commercially reasonable efforts to sell the advertising inventory created by this partnership. Yahoo will be responsible for tracking advertising banners served to the Content Pages, advertising production and rotation.


C.      Format of Content Delivery:
        The Licensor Content shall be delivered by FTP or email to the address designated by Yahoo for linking servers serving pages to the Yahoo properties.

                                EXHIBIT D
                                  LINKS

During the Term of this Agreement, the following links will be maintained:

LOCATION OF LINK              LINK TO WHERE               SPECIFICS OF LINK
Pages display only
Licensor's content      Chinese Investor Homepage
www.chineseinvestors.com



EXHIBIT 10.3  Co-Branding Cooperation Agreement with SINA

                     CO-BRANDING COOPERATION AGREEMENT

This CO-BRANDING COOPERATION AGREEMENT (the "Agreement") is entered into effective as of December 13, 1999 (the "Effective Date") by and between SINA.com, a Cayman Islands Company with an office located at 1313 Geneva Drive, Sunnyvale, CA 94089 ("SINA"), and Chineselnvestors.com, Inc., a California Corporation with an office located at 411 East Huntington Drive, Suite 313, Arcadia, CA 91006 ("ChineseInvestors"). Certain capitalized terms are defined in the Exhibit A as attached hereto.

RECITALS

A. SINA is a global Internet media company that owns and operates the largest and fastest growing Internet portal and destination web sites serving the greater China and the Chinese-speaking community worldwide ("STNA Service"). The SINA global network includes properties in China, Hong Kong, Taiwan, North America and planned sites for other Chinese population centers around the world.

B. Chineselnvestors.com, Inc. is the publisher of Chineselnvestors.com and is a leading Chinese language web based provider of real-time financial market information. The company launched its web-based operations earlier this year, and is based in Arcadia, California. In addition to providing rich financial market content, it publishes original news stories and commentaries covering the global markets every business day supplied by its reporters around the world. With over 500,000 total page views a month Chineseinvestors.com plans to open overseas offices in Shanghai and in other countries around the world.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereto, intending to be legally bound, agree as follows:

Section 1 - Co-Branded Content.

ChineseInvestors and SINA will cooperate to develop and market Co-Branded Content on the terms and conditions set forth in this Agreement.
ChineseInvestors will provide SINA the content and related materials necessary to co-develop the Co-Branded Content in accordance with the Description of Co-Branded Content attached as Exhibit B.

Section 2 - Key Responsibilities.

Development and Operation. During the Term, to promote ChineseInvestors and certain selected content, SINA will develop, host and ensure that the Co-

Branded Content is accessible to SINA Users. ChineseInvestors will provide and update the Co-Branded Content, and SINA will develop Links from areas within the SINA Site to the Co-Branded Content in substantially the manner set forth on Exhibit C. Additional Links will promote ChineseInvestors and enable SINA Users to access and visit the ChineseInvestors Site.

Section 3 - Licenses.

3.1 Grant of License by ChineseInvestors. ChineseInvestors hereby grants to SINA during the Term a non-exclusive, royalty-free, worldwide license under all of ChineseInvestors's Intellectual Property Rights to use, modify, reproduce, publicly display, publicly perform, distribute and transmit the ChineseInvestors Brand Features in the SINA Site (in the manner described in this Agreement), and in connection with the distribution, marketing and promotion of the Co-Branded Site.

3.2 Reserved Rights. Without limitation of the foregoing, each party reserves all rights other than those expressly granted in this Agreement, and no licenses are granted except as expressly set forth herein.

Section 4- Development and Promotion.

During the Term of this Agreement, SINA and ChineseInvestors will each be responsible for its development work related to the Co-Branded Content. ChineseInvestors agrees to share with SINA Thirty percent (30%) of a monthly promotional program for the Co-Branded Content, with ChineseInvestors' monthly promotional commitment being:

- Three Thousand Dollars ($3,000) for the Term of the Agreement, provided , however, that the promotion shall begin from the date that the Co-Branded Content launch ("Launch Date") and SINA will guarantee a minimum of Five Hundred Thousand (500,000) impressions each month.

Section 5 -Upside Potential.


ChineseInvestors and SINA will jointly determine the sharing details of upside potential, including but not limited to banner advertising revenue, newsletter (email) advertising revenue, and expansion of registered users.

Section 6- Payment Schedule.

Monthly Promotion. Within Fourteen (14) days following the First of each month, ChineseInvestors will pay SINA the current monthly promotion fee. ChineseInvestors agrees to make timely payment by the due dates. SINA reserves the right to charge ChineseInvestors interest at prevailing market rates on any past due balances.

Section 7- Hosting Services.

SINA will each be responsible to provide Hosting Services for the Co-Branded Content, providing appropriate web development services to construct and maintain the Co-Branded Content and all necessary technical, support, sales, administrative and management personnel, facilities, equipment and supplies necessary to construct and maintain the Co-Branded Content. The Co-Branded Content shall be constructed and maintained such that its average WWW page response times shall be substantially equivalent to commercially similar WWW pages.

Section 8- Ownership.

8.1 Co-Branded Content. As between ChineseInvestors and SINA, (i) ChineseInvestors will have full and exclusive right, title and ownership interest in and to the ChineseInvestors Brand Features, the Co-Branded Content, and the Intellectual Property Rights therein and (ii) SINA will have full and exclusive right, title and ownership interest in and to SINA Brand Features, and the Intellectual Property Rights therein.

8.2 Information. During the Term, SINA will use reasonable efforts to provide aggregated user data about the Co-Branded Content requested by ChineseInvestors from time to time, subject to any restrictions on disclosure imposed by law. ChineseInvestors may use such data for its own purposes only (for example targeting advertising within its own sites and services). SINA grants to ChineseInvestors a non-exclusive license to use such user data described here.

8.3 Notices. Each party agrees to display mutually agreeable trademark and copyright notices or legends of the other party when using such other party's Brand Features. Each party shall in advance submit to the other party the proposed placement of such notices or legends (including, without limitation, the place and manner of incorporation into electronic media or transmissions), and such other party shall have the right, acting reasonably, to approve the same.

Section 9- Promotion Standards.

SINA and ChineseInvestors reserve the right to refuse to display any advertisement, including without limitation, any advertisement or advertising that would violate any applicable law, regulation or third party right, that promotes sites containing pornographic material, sites with links to pornographic sites, sites encouraging illegal activity or racism, sites that are regarded by SINA to be inappropriate or that could result in liability or adverse publicity to SINA and ChineseInvestors, however SINA and ChineseInvestors assume no responsibility or obligation to review any advertisement or WWW site.

Section 10-Term.

This Agreement is non-exclusive and will become effective as of the Effective Date and shall remain in effect for the Initial Term, and after the Initial Term this Agreement shall be automatically extended for successive Renewal Terms, unless either party provides notice of termination at least Thirty (30) days prior to the end of the Initial Term or Renewal Term, as the case may be, or unless this Agreement is otherwise terminated as provided in Section 11.
-       Initial Term: One (1) year
-       Renewal Terms: Ninety (90) days

Section 11 - Termination.

11.1 Early Termination. This Agreement may be terminated at any time by either party,



effective immediately upon notice, if the other party:
(i)     becomes insolvent;
(ii)    files a petition in bankruptcy or
(iii)   makes an assignment for the benefit of its creditors.

Each party has the right, during the Term, at its own expenses, to conduct a due diligence report relating to (including, but not limited to) the evaluation of the other party's business performance or practice. Each party may, at its own discretion, terminate this Agreement at any time effective immediately upon a Thirty (30) days notice, if such party is not satisfied with the other party's business performance or practice.

Either party may terminate the Agreement, effective upon Thirty (30) days notice, in the event that the other party breaches any of its responsibilities or obligations under the Agreement, in any respect (including, without limitation, failure to pay) which breach is not remedied within Thirty (30) days following written notice to such party.

11.2 Effect of Termination. The provisions in Section 8.1, 12, 13, 14 and 16 shall survive any termination or expiration of the Agreement.

Section 12 - Confidentiality.

12.1 Confidential Information. Each party agrees to keep confidential and to use only for purposes of performing under this Agreement, any proprietary or confidential information relating to the other party's technology, marketing and business ("Confidential Information") disclosed pursuant to this Agreement which is appropriately marked as confidential or which could reasonably be considered of a proprietary or confidential nature. Each party shall not disclose any applicable Confidential Information to any third party without the prior written consent of the other party, provided, however, that each party may disclose any applicable Confidential Information to such party's agent, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto.

12.2 Obligation. The obligation of confidentiality shall not apply to information which is publicly available through authorized disclosure, is known by the receiving party at the time of disclosure as evidenced in writing, is rightfully obtained from a third party who has the right to disclose it, or which is required by law to be disclosed.

12.3 Termination. All Confidential Information shall remain the property of the disclosing party. Upon any termination of this Agreement, the receiving party shall return or destroy all Confidential Information of the disclosing party, and all copies thereof, in the possession or control of the receiving party unless otherwise provided herein.

12.4 Remedies. Both parties acknowledge that a breach of any provision contained under this section may result in irreparable damage to the disclosing party for which there will be no adequate remedy at law, and the disclosing party shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

Section 13- Indemnification.

13.1 Indemnification by ChineseInvestors. ChineseInvestors, at its own expense, will indemnify, defend and hold harmless SINA, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against SINA or such party, to the extent that such claim, suit, action or other proceeding is based on or arises from:

        (i) any final adjudication that the use of the Co-Branded Site in accordance with this Agreement infringes any Intellectual Property Right of any third party, or any right of personality or publicity, is libelous or defamatory, or otherwise has resulted in actionable injury or damage to any third party;

        (ii) any misrepresentation or breach of representation or warranty of ChineseInvestors contained herein; or

        (iii) any breach of any covenant or agreement to be performed by ChineseInvestors hereunder.

        (iv) ChineseInvestors will pay all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded (as a result of final adjudication) against or otherwise incurred by SINA in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.


13.2 Indemnification by SINA. SINA, at its own expense, will indemnify, defend and hold harmless ChineseInvestors, and its employees, representatives and agents, against any claim, suit, action, or other proceeding brought against ChineseInvestors or such party, to the extent that such claim, suit, action or other proceeding is based on or arises from:

        (i) any final adjudication that the use of the Co-Branded Site in accordance with this Agreement infringes any Intellectual Property Right of any third party, or any right of personality or publicity, is libelous or defamatory, or otherwise has resulted in actionable injury or damage to any third party;

        (ii) any misrepresentation or breach of representation or warrany of SINA contained herein; or

        (iii) any breach of any covenant or agreement to be performed by SINA hereunder. SINA will pay all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs finally awarded against or otherwise incurred by ChineseInvestors in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

13.3 Procedures. Each party's obligation to indemnify the other hereunder shall be conditioned upon:

        (i) the indemnified party providing the indemnifying party with prompt notice of any claim that could lead to a claim for indemnification;

        (ii) the indemnified party permitting the indemnifying party to assume and control the defense of such action, with counsel chosen by the indemnifying party (who shall be reasonably acceptable to the indemnified party); and

        (iii) the indemnified party not entering into any settlement or compromise of any such claim without the indemnifying party's prior written consent.

Section 14- Representation and Warranties.

14.1 ChineseInvestors represents and warrants to SINA that it shall be responsible for any misrepresentation or omission of any material fact of the

Co-Branded Content and shall resolve any issue resulting therefrom. ChineseInvestors also represents and warrants to SINA that it shall be responsible to SINA Users for any breach of any of ChineseInvestors' obligations to such users via the development of the Co-Branded Content or the operation of ChineseInvestors' Site.

14.2 Each party to this Agreement represents and warrants to the other party that: (a) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;
(b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound;
(c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (d) such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

Section 15 - Joint Press Release.

SINA and ChineseInvestors shall issue a joint press release, within Thirty
(30) days of Launch Date, the content and form of which shall be mutually agreed to by both parties.

Section 16 - Miscellaneous.

16.1 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assignees. Any amendment or waiver effected in accordance with
Section 14 shall be binding upon the parties and their respective successors and assignees.

16.2 Successors and Assignees. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; provided, however, that each party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of ChineseInvestors's assets or any other transaction in which more than fifty percent (50%) of ChineseInvestors's voting securities are transferred, subject to all of the terms of this Agreement. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.

16.3 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

16.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

16.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

16.6 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service, confirmed facsimile, or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth in the Agreement.

16.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

16.8 Entire Agreement. This Agreement is the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated by this Agreement. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly superseded.

16.9 Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Francisco, California in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by three arbitrators appointed in accordance with said rules. Each party shall select one such arbitrator, and the two arbitrators so chosen shall select the third arbitrator. The arbitrators shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

16.10 Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

16.11 No Partnership Implied: Future Business Activity. Neither this Agreement nor any terms and conditions contained herein may be construed as creating or constituting a Partnership, joint venture or agency relationship between the parties. This Agreement shall not limit either party's present or future business activities of any nature, including business activities which could be competitive with the other party, except to the extent such activities would involve a breach of (a) the confidentiality provisions of
Section 12 above or (b) any other express provision of this Agreement.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

CHINESEINVESTORS.COM, INC.              SINA.COM

By:     /s/ Lan Jiang                           By:  /s/ Hurst Lin
        --------------------------              --------------------------
Title:  CEO                              Title:  VP of Business Development

Address:                                Address:
411 East Huntington Drive, Suite 313    1313 Geneva Drive
Arcadia, CA  91006                      Sunnyvale, CA  94089

                                EXHIBIT A
                                ---------
                               DEFINITIONS

1. "ChineseInvestors Brand Features" means ChineseInvestors's trademarks, trade names, service marks, service names and distinct brand elements that appear from time to time in ChineseInvestors's properties, ventures and services worldwide and are protected under U.S. copyright law or as to which ChineseInvestors has established trademarks or trade dress rights and any modifications to the foregoing that may be created during the Term.

2. "ChineseInvestors Site" means the primary WWW site under ChineseInvestors's sole brand currently at http://www.ChineseInvestors.com.

3. "Co-Branded Content" means all materials, data or other information owned or licensed by ChineseInvestors and displayed from time to time on SINA. Exhibit B contains detailed information about the Co-Branded Content, including but not limited to the size and placement of logos, the particular characteristics of the navigation bar, and the size and placement of advertisements.

4. "Hosting Services" means the provision and management of servers, telecommunications, facilities, maintenance and operations related to the delivery of Internet based services and content.

5. "Intellectual Property Rights" means all rights in and to trade secrets, patents, copyrights, trademarks, know-how, as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including rights in and to all applications and registrations relating to any of the foregoing.

6. "Link" means a URL hidden behind a formatting option that may take the form of a colored item of text (such as a URL description), logo or image, and which allows a user to automatically move to or between WWW pages, WWW sites or within a WWW document.

7. "SINA Brand Features" means SINA's trademarks, trade names, service marks, service names and distinct brand elements that appear from time to time in SINA's properties, ventures and services worldwide and are protected under U.S. copyright law or as to which SINA has established trademarks or trade dress rights and any modifications to the foregoing that may be created during the Term.

8. "SINA Site" means SINA's primary WWW site (with the primary URL specified on the first page of this Agreement) and any other WWW site offered by SINA solely or principally under SINA's brand.

9. "SINA Users" means unique users who access the Co-Branded Content on the SINA Site.

10.     "Term" means the Initial Term of the Agreement and any Renewal
Term(s).

11. "URL" means Universal Resource Locator, which provides a unique Internet protocol address for accessing an Internet page.

12. "WWW" means the World Wide Web, a system for accessing and viewing text, graphics, sound and other media via the Internet.

                                EXHIBIT B
                    DESCRIPTION OF CO-BRANDED CONTENT

Section 1 - Description.

1.1 Features and Functionality. The Co-Branded Content shall consist and promote features and functionality of ChineseInvestors, including but not limited to the following:
        (i)  Daily market news and updates
        (ii) Weekly analyses
        (iii)Recommended stocks and recommended books
        (iv) IPO analysis, net investors, earning reports, and economic data

1.2 Branding and Navigation. The Co-Branded Content shall carry elements of both SINA Brand Features and ChineseInvestors Brand Features, and look and feel.

1.3 Localization. Specific content and customization of the Co-Branded Content will be determined jointly between ChineseInvestors and SINA.

Section 2 - Format of the Co-Branded Content.

The format of Co-Branded Content will be determined jointly between SINA and ChineseInvestors.

Section 3 - Delivery Schedule for the Co-branded Content.

Implementation timeline of the Co-Branded Content will be determined jointly by SINA and ChineseInvestors. Both parties shall make best efforts to deliver and launch the Co-Branded Content no later than January 31, 2000.

                                EXHIBIT C
                             SINA PROMOTION

1. Within SINA's web site (www.sina.com), ChineseInvestors will be a non-exclusive provider of financial content, subject to the conditions of this Agreement.

2. The Co-Branded Content will be promoted from various locations throughout SINA's web site (www.sina.com). The following promotions will be determined jointly by SINA and ChineseInvestors:
        -       Logo sponsorships
        -       Homepage text link
        -       Targeted banners

EXHIBIT 10.4  Consulting Agreement

                           CONSULTING AGREEMENT

This agreement is entered into on this 24th day of May, 2000 by and between MAS Financial Corp. (hereinafter referred to as "MAS"), and
ChineseInvestors.com, Inc., their heirs, designees or assignees, (hereinafter referred to as "Client"), and is made with reference to the following recitations:

Whereas, MAS has skills and expertise in the fields of business consulting, due diligence, mergers and acquisitions, and public and private offering structuring and transactions, and,

Whereas, for the purpose of advancing the business plans of Client, Client wishes to contract for the control stock of an acquisition company from MAS, and,

Whereas MAS owns or controls the control stock of a public shell corporation (hereinafter referred to as "Acquisition" company, a corporation organized under the laws of the State of Indiana, having those classes and numbers of shares as more fully set forth on the company information sheet attached hereto and made a part hereof by reference. MAS has control of Acquisition company and is prepared to transfer the control block. Now, therefore, the parties hereto hereby agree and covenant as follows:

(1) MAS agrees to take certain actions, and undertake certain obligations for the orderly transfer of the control block of stock of Acquisition company (8,200,000 shares out of a total of 8,519,900 shares excluding 319,900 shares owned by existing shareholders) as directed by Client. MAS agrees as well to do all of the following acts:

* Name Change and New Stock Certificates
* Unaudited financial statements brought forward to most recent period.
* Change of officers and directors and resignation of present board.
* Assist Client in the preparation of SB-2 registration statement.
* 15C211 prepared and filed with NASD.
* Deliver control block shares.
* Obtain CUSIP number.
* Obtain a stock symbol for trading on the OTC Bulletin Board.
* Furnish Market Maker.
* Any other document or act needed to make an orderly transfer of control.

All expenses incurred by the Acquisition company, after the transfer of control by MAS to the Client, shall be the responsibility of the Acquisition company.

(2)     The Client agrees to pay MAS a consulting fee of $30,000 as follows:
 *      The first $15,000 is due and payable upon signing of this Agreement.
 * The second $15,000 is due and payable upon clearance for quotation on the OTC Bulletin Board.

(3) At closing, which shall take place at a time and place mutually agreeable to the parties hereto, MAS shall deliver to Client or its designee the following:

(a) Certificates representing the shares being sold hereunder; containing the following legend:

"The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "Restricted Securities" as the term is defined in Rule 144 under the Act. The Common Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or exemption, the availability of which is to be established to the satisfaction of the Corporation."

(b) Necessary consents, if any, from the state of domicile of the Acquisition company;

(c) All corporate books, records, and documents, stock books, ledgers, minute books, articles and by-laws of the Acquisition company;

(d) Shareholder list of the Acquisition company;

(e) Resignations of all present officers and directors, effective as of the closing date;

(4) MAS represents and warrants the following:


(a) that the Acquisition company is a corporation duly organized and existing under the laws of the State of Indiana, unless otherwise noted;

(b) that the Acquisition company will use its best efforts to preserve its business organization intact.

(c) that the Acquisition company will not enter into any contract, commitment or transaction, or declare, set aside or pay any dividend, or make any distribution in respect of its capital stock, or waive any obligation or liability, or compromise any claim, or cancel any note, loan or other obligation owed to it, without the consent of Client.

(5) MAS represents and warrants the following prior to closing:

(a) That MAS will not cause any amendment to be made in the Articles of Incorporation or By-Laws of the Acquisition company, nor issue or cause to be issued any additional shares of capital stock; nor issue or cause to be issued any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock may be directly or indirectly authorized, issued or transferred nor will either agree to do any of the acts listed above.

(6) Client represents and warrants the following prior to closing:

(a) That Client is solely responsibly for the decision to by acquired by the Acquisition company,

(b) That the Client to be acquired by the Acquisition company which is the subject of this agreement shall be suitable in all respects for such merger,

(7) The parties shall at all times keep each other's information, sources, trade secrets, processes, and confidential information strictly confidential.

(8) MAS is not rendering legal advise to Client. Each party is responsible for all of it's own professional, legal, accounting, Broker-Dealer, and consulting fees as they may apply to each party.

(9) Should Client terminate this transaction for any reason other than the malfeasance or nonperformance of MAS prior to the acquisition of the Acquisition company, all monies paid to MAS up until that point shall be retained by MAS as liquidated damages. The parties agree to the reasonableness of these liquidated damages. All documents and work product prepared for or on behalf of Client by MAS up until that point shall become the property of Client.

(10) MAS warrants that the Acquisition company being transferred shall be transferred with no liabilities and little or no assets, and shall defend and hold Client and the Acquisition company harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of MAS or the Acquisition company prior to, or during the closing contemplated by this contract of sale. MAS reserves the right, if necessary, to substitute another Acquisition company acceptable to Client of like worth.

(11) All of the representations and warranties contained within this contract of sale, whether made by Client, MAS, or MAS on behalf of the Acquisition company, will be true and correct on the closing date as if made on that date.

(12) At any time prior to the closing, Client and their counsel, accountants and other agents shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents relating to the Acquisition company.

(13) This agreement shall be governed by the laws of the State of Indiana. The parties agree to the jurisdiction of the Courts of the State of Indiana and the United States District Court for the Southern District of Indiana as the forums for the resolution of any legal disputes between the parties. Client agrees to pay court costs, attorney fees in a reasonable amount, and interest on any unpaid balances at the judgment rate then in effect in the State of Indiana should it become necessary for MAS to engage in legal action to recover any portion of the purchase price or any other fees from Client.

(14) If any bona fide action or proceeding shall be pending against any party on the closing date that could result in an unfavorable judgment, decree or order that would prevent or make unlawful the performance of this agreement, or if any agency of the federal or of any state government shall have objected to it on or before the closing date to this transaction, or if any prospectus contemplated with respect to the issuance and sale of shares by Buyers shall have been disapproved by any federal or state regulatory agency, either party may cancel and terminate this agreement without liability to the other. All representations and warranties of the parties shall expire and terminate and be extinguished by the closing, and consummation of the closing shall be conclusive proof that each party is fully satisfied with the facts constituting the basis of the representations and warranties of the other party and with the performance of their obligations hereunder. This paragraph shall not affect any obligation of any party under this contract that is permitted to be performed in whole or in part after the closing.

(15) Neither party may assign this agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, MAS may requires up to 180 days to perform due diligence on any assignee of Client, and may reject any assignee not qualified by MAS.

(16) This documents contains the entire agreement between the parties hereto. No oral or other representation or warranty has been given to Client by MAS, and this agreement controls over any and all oral representations made by any party to this transaction. This agreement may only be modified by a writing, signed by the parties.

(17) Each party agrees to execute all of the documents and do all of the things necessary to effectuate the purpose of this agreement, without delay or limitations.



Accepted and Agreed:                    Accepted and Agreed:

/s/ Aaron Tsai                          /s/  Warren Wei Wang
--------------------------              -------------------------
MAS Financial Corp.                     ChineseInvestors.com Inc.
By: Mr. Aaron Tsai, President           By: Warren Wei Wang,
                                        Chief Executive Officer

EXHIBIT 10.5  Client Service Agreement

                          CLIENT SERVICE AGREEMENT

THIS AGREEMENT is made and entered into this 2nd day of October 2000, between CONTINENTAL CAPITAL & EQUITY CORPORATION, located at 195 Wekiva Springs Road, Suite 200, Longwood, FL 32779, (hereinafter referred to as "CCEC") and ChineseInvestors.com located at 411 East Huntington Drive Suite 313, Arcadia, CA 91006 (hereinafter referred to as the "Company").

WITNESSETH:

     WHEREAS, CCEC is a financial relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and
     WHEREAS, the Company is publicly held with its common stock trading on the NASD Over the Counter Electronic Bulletin Board, and
     WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to shareholders, investors, brokerage houses, institutional investors, analysts and other industry professionals, and
     WHEREAS, CCEC is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. ENGAGEMENT: The Company hereby engages CCEC to publicize the Company to brokers, prospective investors, institutional investors, analysts, other industry professionals and shareholders described in Section 2 of this Agreement, and subject to the further provisions of this Agreement. CCEC hereby accepts the Company as a client and agrees to publicize it as described in Section 2 of this Agreement, but subject to the further provisions of this Agreement.

2. MARKETING PROGRAM: Consists of the following components:
   (A) CCEC will review and analyze various aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals.
   (B) CCEC will review the general information and recent filings from the Company and produce up to a 100,000 piece direct mail package to include an 11" X 17" self mailer and an ample number of corporate profiles so as to allow for one profile for each respondent to the original mailing, both items to be approved by the Company prior to circulation.
   (C) CCEC will provide exposure to its network of firms and brokers that may be interested in participating with the Company and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. CCEC will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation.
   (D) At the Company's request, CCEC will be available to the Company to field any calls from firms and brokers inquiring about the Company.

Company Initial /s/ DH      CCEC Initial /s/ MFM                  Page 1 of 4

   (E) CCEC will use its best efforts to obtain the Company exposure on radio programming, in independent financial newsletters, and through on-line fax and Internet broadcast services.
   (F) CCEC will promote the Company on the Worldwide Internet via CCEC's home web site (www.insidewallstreet.com).
   (G) At the Company's request, CCEC shall write, produce and assist the Company in releasing all press announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through BusinessWire, P.R. Newswire, or any other comparable news dissemination source.
   (H) CCEC will create, build and continually enhance a fax database of all brokers, investors, analysts and media contacts who have expressed an interest in receiving on-going information on the Company. CCEC will assist the Company in setting up an account with a fax broadcasting agency to manage the actual broadcasting in the event Company does not have this capability in-house. Further, CCEC will, at its election, mass-fax broadcast select releases to its network of U.S. stockbrokers, analysts and institutional investors.
   (I) CCEC will obtain express written approval from the Company on all material produced by CCEC prior to disseminating the information to the public.

3. TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for a period of six (6) months.

4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by CCEC, the Company agrees to pay compensation to CCEC as follows:
   (A) Ninety-two Thousand Seven Hundred Fifty (92,750) shares of the Company's common stock and due upon execution of this Agreement and subject to registration rights.
AND
   (B) An option to purchase Three Hundred Thousand (300,000) shares of the Company's common stock as follows:
One Hundred Fifty Thousand (150,000) shares at a per share price of ($4.20) and
One Hundred Fifty Thousand (150,000) shares at a per share price of ($4.80).

       The options shall expire 24 months from the day the Registration Statement registering the underlying shares of the option is deemed effective. The Company agrees to issue piggy-back registration rights to the Common Shares referenced above for resale by CCEC pursuant to its filing of an SEC Registration Statement on Form S-3, or such other applicable form as may be appropriate. The Company agrees to initiate a Registration Statement at Company's cost to register the shares underlying the options, if such shares are "in the money," within thirty (30) days of CCEC's written request to do so. The Company shall use its best efforts to make the Registration effective on a timely basis.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to CCEC, each such representation and warranty being deemed to be material that:
   (A) The Company will cooperate fully and timely with CCEC to enable CCEC to perform its obligations under this Agreement.
   (B) The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of the Company;
   (C) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.
   (D) The Company will promptly deliver to CCEC a complete due diligence package to include latest 10K, latest 10Q, last six (6) months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

Company Initial /s/ DH      CCEC Initial /s/ MFM                  Page 2 of 4

   (E) The Company will promptly deliver to CCEC a list of names and addresses of all shareholders of the Company of which it is aware.
   (F) The Company will promptly deliver to CCEC a list of brokers and market makers of the Company's securities that have been following the Company.
   (G) Because CCEC will rely on such information to be supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all respects.
   (H) The Company will act diligently and promptly in reviewing materials submitted to it by CCEC to enhance timely distribution of the materials and will inform CCEC of any inaccuracies contained therein prior to the projected publication date.

6. DISCLAIMER BY CCEC: CCEC WILL BE THE PREPARER OF CERTAIN PROMOTIONAL MATERIALS. CCEC MAKES NO REPRESENTATION THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

7. EARLY TERMINATION: If the Company fails to cooperate with CCEC, or fails to make timely payment of the compensation set forth in Section 4 of this Agreement CCEC shall have the right to terminate any further performance under this Agreement. In such event all compensation shall become immediately due and payable and/or deliverable, and CCEC shall be entitled to receive and retain the same as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of CCEC's damage, but that the receipt and retention of such compensation is reasonable present estimate of such damage.

8. LIMITATION OF CCEC LIABILITY: If CCEC fails to perform its services hereunder, its entire liability to the Company shall not exceed the lessor of
(a) the amount of cash compensation CCEC has received from the Company under
Section 4 of this Agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL CCEC BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY CCEC, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

9. OWNERSHIP OF MATERIALS: All right, title and interest in and to materials to be produced by CCEC in connection with the contract and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of CCEC, except that if the Company performs fully and timely its obligations hereunder, it shall be entitled to receive upon written request, one hundred (100) copies of all such materials.

10. CONFIDENTIALITY: Until such time as the same may become publicly known, CCEC agrees that any information of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Company all materials and original documentation provided by the Company will be returned to it. CCEC will, however, require Confidentiality Agreements from its own employees and from contractors CCEC reasonably believes will come in contact with confidential material.


11. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder will be

Company Initial /s/ DH      CCEC Initial /s/ MFM                  Page 3 of 4
effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. ARBITRATION: Any controversy or claim arising out of or relating to the Client Service Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

14. MISCELLANEOUS:
   (A) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of Florida where CCEC has been organized and this Agreement has been accepted by CCEC. Venue for all litigation shall be Seminole County, Florida.
   (B) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.
   (C) MULTIPLE/FAXED COUNTERPARTS: This Agreement may be executed in multiple counterparts, and by fax transmission, each of which shall be deemed an original.

Executed as a sealed instrument as of the last day and year shown hereunder.

CONFIRMED AND AGREED ON THE    2   DAY OF    OCTOBER   2000

CONTINENTAL CAPITAL & EQUITY CORPORATION

By:  /s/ Michael F. Manion                             /s/ Dodi B. Handy
     ---------------------                             -----------------------
     CCEC Representative                               CCEC Officer


     Michael F. Manion                                 Dodi B. Handy
     ---------------------                             -----------------------
     Print Name                                        Print Name





CONFIRMED AND AGREED ON THE   2   DAY OF   OCT   2000

ChineseInvestors.com

By:  /s/ Wei Wang
     ---------------------------                        ----------------------
     Duly Authorized                                    Witness


     Wei Wang
     ---------------------------                        ----------------------
     Print Name                                         Print Witness

EXHIBIT 23.1  Consent of Counsel

                              CONSENT OF COUNSEL

The undersigned consents to the use of this letter in the corporation's Form SB-2 Registration Statement of ChineseInvestors.com, Inc. common shares.

                                                   /s/ Charlotte M. Liebig
                                                   --------------------------
                                                   Charlotte M. Liebig

                                                   Date:  October 25, 2000

EXHIBIT 23.2 Consent of Stark Tinter & Associates, LLC, Certified Public Accountants

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 11, 2000 relating to the financial statements of Chineseinvestors.com, Inc. as of May 31, 2000.

Date:  October 27, 2000                    /s/ Stark Tinter & Associates, LLC
Denver, Colorado                           Stark Tinter & Associates, LLC
                                           Certified Public Accountants


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